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                              ACQUISITION AGREEMENT


                                      AMONG


                                   ALCOA INC.,

                           THE FAIRCHILD CORPORATION,

                             FAIRCHILD HOLDING CORP.

                                       AND

                                 SHEEPDOG, INC.




                            Dated as of July 16, 2002


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



                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS.........................................................2

     SECTION 1.1      "Actual Transferred Subsidiary Debt"....................2
     SECTION 1.2      "Advisor"...............................................2
     SECTION 1.3      "Affiliates"............................................2
     SECTION 1.4      "After Tax Amount"......................................2
     SECTION 1.5      "Agreement".............................................2
     SECTION 1.6      "Airbus"................................................3
     SECTION 1.7      "Allocation"............................................3
     SECTION 1.8      "Ancillary Agreements"..................................3
     SECTION 1.9      "Assigned Receivables"..................................3
     SECTION 1.10     "Assumed Fastener Business Liabilities".................3
     SECTION 1.11     "Authorizations"........................................4
     SECTION 1.12     "Base Claim"............................................4
     SECTION 1.13     "Bill of Sale"..........................................4
     SECTION 1.14     "Boeing"................................................4
     SECTION 1.15     "business day"..........................................4
     SECTION 1.16     "Buyer" ................................................4
     SECTION 1.17     "Buyer DB Plans"........................................4
     SECTION 1.18     "Buyer Closing Receivables Notice"......................4
     SECTION 1.19     "Buyer DC Plans"........................................4
     SECTION 1.20     "Buyer Indemnified Parties".............................5
     SECTION 1.21     "CERCLA"................................................5
     SECTION 1.22     "Class A Common Stock"..................................5
     SECTION 1.23     "Class B Common Stock"..................................5
     SECTION 1.24     "Closing"...............................................5
     SECTION 1.25     "Closing Date"..........................................5
     SECTION 1.26     "Closing Date Balance Sheet"............................5
     SECTION 1.27     "Code" .................................................5
     SECTION 1.28     "Commercial Aircraft"...................................6
     SECTION 1.29     "Confidentiality Agreement".............................6
     SECTION 1.30     "Consideration".........................................6
     SECTION 1.31     "Covenant Period".......................................6
     SECTION 1.32     "CPR". .................................................6
     SECTION 1.33     "Damages"...............................................6
     SECTION 1.34     "Debt Tender Offer".....................................6
     SECTION 1.35     "Department of Justice".................................6
     SECTION 1.36     "DGCL" .................................................6
     SECTION 1.37     "Direct Claim"..........................................7
     SECTION 1.38     "Discontinued Operations"...............................7
     SECTION 1.39     "Dispute"...............................................7
     SECTION 1.40     "Draft Schedule 2.9"....................................7
     SECTION 1.41     "Earn-Out"..............................................7

                                       i
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     SECTION 1.42     "Effective Time"........................................7
     SECTION 1.43     "Environmental Action"..................................7
     SECTION 1.44     "Environmental Contamination"...........................7
     SECTION 1.45     "Environmental Claim"...................................7
     SECTION 1.46     "Environmental Law".....................................7
     SECTION 1.47     "Environmental Permits".................................7
     SECTION 1.48     "ERISA" ................................................8
     SECTION 1.49     "ERISA Affiliate".......................................8
     SECTION 1.50     "Escrow Agreement"......................................8
     SECTION 1.51     "Escrow Amount".........................................8
     SECTION 1.52     "Estimated Transferred Fastener Subsidiary Debt"........8
     SECTION 1.53     "Exchange Act"..........................................8
     SECTION 1.54     "Excluded Assets".......................................8
     SECTION 1.55     "Excluded Fastener Business Liabilities"................9
     SECTION 1.56     "Fastener Business".....................................9
     SECTION 1.57     "Fastener Business Acquisition Proposal"................9
     SECTION 1.58     "Fastener Business Assets"..............................9
     SECTION 1.59     "Fastener Business Bank Accounts"......................10
     SECTION 1.60     "Fastener Business Books and Records"..................10
     SECTION 1.61     "Fastener Business Contracts"..........................10
     SECTION 1.62     "Fastener Business Employees"..........................11
     SECTION 1.63     "Fastener Business Financial Statements"...............11
     SECTION 1.64     "Fastener Business Intellectual Property"..............11
     SECTION 1.65     "Fastener Business Intellectual Property Licenses".....12
     SECTION 1.66     "Fastener Business Inventory"..........................12
     SECTION 1.67     "Fastener Business Leases".............................12
     SECTION 1.68     "Fastener Business Product Liability Insurance"........12
     SECTION 1.69     "Fastener Business Real Properties"....................12
     SECTION 1.70     "Fastener Environmental Condition".....................12
     SECTION 1.71     "Fastener Environmental Liability".....................13
     SECTION 1.72     "Final Allocation".....................................13
     SECTION 1.73     "FTC" .................................................13
     SECTION 1.74     "Fullerton Property"...................................13
     SECTION 1.75     "GAAP" ................................................13
     SECTION 1.76     "Government"...........................................13
     SECTION 1.77     "Greenslet Report".....................................13
     SECTION 1.78     "Hazardous Materials"..................................13
     SECTION 1.79     "HSR Act"..............................................13
     SECTION 1.80     "Indemnifiable Losses".................................13
     SECTION 1.81     "Indemnifying Party"...................................14
     SECTION 1.82     "Indemnitee"...........................................14
     SECTION 1.83     "Indemnity Payment"....................................14
     SECTION 1.84     "Independent Accountants"..............................14
     SECTION 1.85     "Intercompany Accounts"................................14
     SECTION 1.86     "IRS" .................................................14

                                       ii
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     SECTION 1.87     "best knowledge of the Sellers"........................14
     SECTION 1.88     "Law" .................................................14
     SECTION 1.89     "Licenses and Permits".................................14
     SECTION 1.90     "Lien" ................................................15
     SECTION 1.91     "March Pro Forma Balance Sheet"........................15
     SECTION 1.92     "Material Adverse Effect"..............................15
     SECTION 1.93     "Net Working Capital"..................................15
     SECTION 1.94     "Newco California".....................................15
     SECTION 1.95     "Noncompetition Agreement".............................15
     SECTION 1.96     "Noncompetition and Consulting Agreement"..............15
     SECTION 1.97     "Non-Conveyed Contracts"...............................16
     SECTION 1.98     "Overdue Closing Receivables"..........................16
     SECTION 1.99     "Parent"...............................................16
     SECTION 1.100    "Parent Affiliates"....................................16
     SECTION 1.101    "Parent Common Stock"..................................16
     SECTION 1.102    "Parent DB Plans"......................................16
     SECTION 1.103    "Parent DC Plans"......................................16
     SECTION 1.104    "Parent Pension Plans".................................16
     SECTION 1.105    "Parent SEC Filings"...................................16
     SECTION 1.106    "Permitted Exceptions".................................16
     SECTION 1.107    "Person"...............................................17
     SECTION 1.108    "Fairchild Holding"....................................17
     SECTION 1.109    "Plans" ...............................................17
     SECTION 1.110    "Pre-Closing Off-Site Disposal Locations"..............17
     SECTION 1.111    "Preliminary Closing Date Balance Sheet"...............17
     SECTION 1.112    "Product Claim"........................................17
     SECTION 1.113    "Proxy Statement"......................................17
     SECTION 1.114    "Receivables"..........................................17
     SECTION 1.115    "Receivables Certificate"..............................18
     SECTION 1.116    "Release"..............................................18
     SECTION 1.117    "Remedial Action"......................................18
     SECTION 1.118    "Remediation Standards"................................18
     SECTION 1.119    "Representative".......................................18
     SECTION 1.120    "Remaining Cash".......................................18
     SECTION 1.121    "Rules" ...............................................18
     SECTION 1.122    "SDI" .................................................18
     SECTION 1.123    "SEC" .................................................18
     SECTION 1.124    "Securities Act".......................................18
     SECTION 1.125    "Sellers"..............................................18
     SECTION 1.126    "Shareholder Approval".................................18
     SECTION 1.127    "Special Shareholders Meeting".........................19
     SECTION 1.128    "Stockholder"..........................................19
     SECTION 1.129    "Straddle Period"......................................19
     SECTION 1.130    "subsidiary"...........................................19
     SECTION 1.131    "Taxes" ...............................................19


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     SECTION 1.132    "Tax Benefit"..........................................19
     SECTION 1.133    "Tax Indemnitee".......................................20
     SECTION 1.134    "Tax Indemnitor".......................................20
     SECTION 1.135    "Tax Returns"..........................................20
     SECTION 1.136    "10 3/4% Indenture"....................................20
     SECTION 1.137    "Third Party Claim"....................................20
     SECTION 1.138    "Title IV Plans".......................................20
     SECTION 1.139    "Transferred Employees"................................20
     SECTION 1.140    "Transferred Fastener Subsidiaries"....................20
     SECTION 1.141    "Transferred U.S. Employees"...........................20
     SECTION 1.142    "Undertaking and Indemnity Agreement"..................21
     SECTION 1.143    "Voting Agreement".....................................21
     SECTION 1.144    "WARN" ................................................21
     SECTION 1.145    "WARN Obligations".....................................21

ARTICLE II THE CLOSING.......................................................21
     SECTION 2.1      Time and Place of Closing..............................21
     SECTION 2.2      Purchase and Sale of the Fastener Business Assets......21
     SECTION 2.3      Consideration Payable for the Fastener Business
                      Assets and the Stock and Membership Interests of
                      the Transferred Fastener Subsidiaries..................22
     SECTION 2.4      Escrow Fund............................................22
     SECTION 2.5      Deliveries by the Sellers..............................22
     SECTION 2.6      Delivery by the Buyer..................................24
     SECTION 2.7      Post-Closing Adjustments...............................25
     SECTION 2.8      Earn-Out...............................................28
     SECTION 2.9      Allocation of Consideration............................29
     SECTION 2.10     Treatment of Accounts Receivable At the Closing........30

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................31
     SECTION 3.1      Organization; Qualification............................31
     SECTION 3.2      Capital Stock and Membership Interests of the
                      Transferred Fastener Subsidiaries......................31
     SECTION 3.3      Equity Investments.....................................33
     SECTION 3.4      Authority Relative to this Agreement...................33
     SECTION 3.5      Consents and Approval; No Violation....................34
     SECTION 3.6      Financial Statements & Parent SEC Filings..............34
     SECTION 3.7      Absence of Undisclosed Liabilities.....................35
     SECTION 3.8      Absence of Certain Changes or Events...................35
     SECTION 3.9      Title and Related Matters..............................35
     SECTION 3.10     Contracts..............................................36
     SECTION 3.11     Leases ................................................36
     SECTION 3.12     Intellectual Property..................................37
     SECTION 3.13     Employee Benefit Plans; ERISA..........................39
     SECTION 3.14     Government and Third Party Authorizations and
                      Regulations............................................41
     SECTION 3.15     Assets Necessary to Business...........................42
     SECTION 3.16     Litigation.............................................42

                                       iv
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     SECTION 3.17     Intentionally Omitted..................................42
     SECTION 3.18     State Takeover Statutes................................42
     SECTION 3.19     Voting Requirement.....................................42
     SECTION 3.20     Intentionally Omitted..................................43
     SECTION 3.21     Accounts Receivable....................................43
     SECTION 3.22     Taxes .................................................43
     SECTION 3.23     Insurance..............................................45
     SECTION 3.24     Environmental Matters..................................45
     SECTION 3.25     Fastener Business Inventory............................46
     SECTION 3.26     Product Warranty.......................................47
     SECTION 3.27     Product Liability......................................47
     SECTION 3.28     No Conflict of Interest................................47
     SECTION 3.29     Accounting Controls....................................48
     SECTION 3.30     Indebtedness To and From Officers, Directors,
                      Stockholders and Others................................48
     SECTION 3.31     Brokers ...............................................48
     SECTION 3.32     Newco California Property..............................49

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................49
     SECTION 4.1      Organization...........................................49
     SECTION 4.2      Ownership of the Parent Common Stock...................49
     SECTION 4.3      Authority Relative to this Agreement...................49
     SECTION 4.4      Consents and Approvals; No Violation...................50
     SECTION 4.5      Financing..............................................50
     SECTION 4.6      Brokers ...............................................51

ARTICLE V COVENANTS OF THE PARTIES...........................................51
     SECTION 5.1      Conduct of Business of the Sellers.....................51
     SECTION 5.2      Transfer of Excluded Assets............................54
     SECTION 5.3      Access and Cooperation.................................54
     SECTION 5.4      Expenses...............................................55
     SECTION 5.5      Commercially Reasonable Efforts........................55
     SECTION 5.6      Further Assurances.....................................57
     SECTION 5.7      Disclosure Supplements; Schedules and Exhibits.........57
     SECTION 5.8      Public Announcements...................................57
     SECTION 5.9      Sales, Use  and Transfer Taxes and Fees................58
     SECTION 5.10     Noncompetition.........................................58
     SECTION 5.11     No Solicitation........................................59
     SECTION 5.12     Special Shareholders Meeting...........................61
     SECTION 5.13     Proxy Statement........................................61
     SECTION 5.14     Repayment of Debt......................................62
     SECTION 5.15     Use of Fairchild Fastener Name.........................62
     SECTION 5.16     Transfers Not Effected at the Closing..................62
     SECTION 5.17     June 30, 2002 Audited Financial Statements.............63
     SECTION 5.18     Takeover Statutes......................................63
     SECTION 5.19     Product Liability Insurance............................63
     SECTION 5.20     Post-Closing Treatment of Accounts Receivables.........64

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     SECTION 5.21     Continued Existence....................................65
     SECTION 5.22     Fairchild Fasteners Europe Simmonds....................65
     SECTION 5.23     Environmental Permits..................................65
     SECTION 5.24     United Kingdom Subsidiaries............................66
     SECTION 5.25     Transfer of Fastener Business Real Property............66
     SECTION 5.26     Accrued Expenses.......................................66
     SECTION 5.27     Fullerton Property.....................................66
     SECTION 5.28     Intellectual Property..................................66

ARTICLE VI SELLER EMPLOYEES..................................................67
     SECTION 6.1      Employment.............................................67
     SECTION 6.2      Assumption of Plans....................................68

ARTICLE VII CLOSING CONDITIONS...............................................72
     SECTION 7.1      Conditions to Each Party's Obligations to Effect
                      the Transactions Contemplated Hereby ..................72
     SECTION 7.2      Conditions to the Obligations of the Sellers to
                      Effect the Transactions Contemplated Hereby............73
     SECTION 7.3      Conditions to the Obligations of the Buyer to
                      Effect the Transactions Contemplated Hereby............73
     SECTION 7.4      Certificates...........................................74

ARTICLE VIII CERTAIN TAX MATTERS.............................................74
     SECTION 8.1      Tax Returns............................................74
     SECTION 8.2      Payment of Taxes.......................................75
     SECTION 8.3      Allocation of Straddle Period Taxes....................75
     SECTION 8.4      Refunds ...............................................76
     SECTION 8.5      Tax Indemnification....................................76
     SECTION 8.6      Certain Post-Closing Settlement Payments...............78
     SECTION 8.7      Cooperation............................................78
     SECTION 8.8      Contests...............................................79
     SECTION 8.9      French SAS.............................................80

ARTICLE IX TERMINATION AND ABANDONMENT.......................................80
     SECTION 9.1      Termination............................................80
     SECTION 9.2      Procedure and Effect of Termination....................82

ARTICLE X MISCELLANEOUS PROVISIONS...........................................82
     SECTION 10.1     Delivery of Schedules..................................83
     SECTION 10.2     Amendment and Modification.............................83
     SECTION 10.3     Waiver of Compliance; Consents.........................83
     SECTION 10.4     No Third Party Beneficiary Rights......................83
     SECTION 10.5     Notices ...............................................83
     SECTION 10.6     Assignment.............................................84
     SECTION 10.7     Designated Subsidiary..................................84
     SECTION 10.8     Governing Law..........................................85
     SECTION 10.9     Counterparts...........................................85
     SECTION 10.10    Interpretation.........................................85
     SECTION 10.11    Entire Agreement.......................................85
     SECTION 10.12    Severability...........................................85

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ARTICLE XI INDEMNIFICATION...................................................86
     SECTION 11.1     Survival of Representations and Warranties.............86
     SECTION 11.2     Indemnification........................................86
     SECTION 11.3     Limitations on Liability...............................89
     SECTION 11.4     Defense of Claims......................................89
     SECTION 11.5     Exclusive Remedies.....................................91
     SECTION 11.6     Seller Environmental Indemnity.........................91
     SECTION 11.7     Resolution of Indemnification Disputes.................95
     SECTION 11.8     Indemnity Tax Credit Amount............................95


     Exhibit A        Bill of Sale...........................................A-1
     Exhibit B        Undertaking and Indemnity Agreement....................B-1
     Exhibit C        Escrow Agreement.......................................C-1

                              ACQUISITION AGREEMENT

     ACQUISITION AGREEMENT, dated as of July 16, 2002 (the "Agreement"), among Alcoa Inc., a Pennsylvania corporation (the "Buyer"), The Fairchild Corporation, a Delaware corporation (the "Parent"), Fairchild Holding Corp., a Delaware corporation and an indirect, wholly owned subsidiary of the Parent ("Fairchild Holding"), and Sheepdog, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Parent ("SDI" and, together with the Parent, Fairchild Holding and the subsidiaries of the Parent set forth on Schedule 1.125, collectively, the "Sellers").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Sellers are in the business of manufacturing, distributing, selling, importing and exporting (i) fasteners and fastening systems, including, without limitation, automatic fastening systems, blind bolts, special bolts, fluid fittings, inserts, installation tooling, latches, clamps, nuts, panel fasteners, pins, collars, rivets, screws, specials and studs, (ii) fastener components, and (iii) latching devices, in each case for use in the construction and maintenance of military and commercial aircraft, as well as in applications for other industries, including, without limitation, the automotive industry, the electronics industry, the installation-tooling industry and other non-aerospace industries (such business being conducted by the Sellers being referred to herein as the "Fastener Business");

     WHEREAS, the Buyer wishes to acquire from the Sellers the Fastener Business Assets;

     WHEREAS, the Sellers are willing to transfer (i) the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries, the capital stock and membership interests, as the case may be, of which are being transferred directly or indirectly by Fairchild Holding to the Buyer) and (ii) the capital stock and membership interests, as the case may be, of the Transferred Fastener Subsidiaries to the Buyer in exchange for (A) the assumption by the Buyer of the Assumed Fastener Business Liabilities and (B) the payment to the Parent of (x) the Consideration and (y) the Earn-Out;

     WHEREAS, as a condition and inducement to the Buyer for entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Buyer is entering into a Voting Agreement, dated as of the date hereof (the "Voting Agreement"), with certain stockholders of the Parent (each, a "Stockholder"), pursuant to which, among other things, each Stockholder has agreed to vote the shares of Parent Common Stock then owned by such Stockholder in favor of the transactions contemplated by this Agreement; and

     WHEREAS, as a condition and inducement to the Buyer for entering into this Agreement and incurring the obligations set forth herein, the Buyer is requiring that certain executive officers of the Fastener Business enter into a Noncompetition and

Consulting Agreement with the Buyer, to be effective as of the Closing, pursuant to which, among other things, such executive officers agree for a period of four years (a) to provide consulting services to the Fastener Business, and (b) to restrict their ability to compete with the Buyer in the Fastener Business (the "Noncompetition and Consulting Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, each of the following terms shall have the following meaning:

     SECTION 1.1 "Actual Transferred Subsidiary Debt" shall have the meaning set forth in Section 2.7(a)(iii).

     SECTION 1.2 "Advisor" shall have the meaning set forth in Section 8.8(b).

     SECTION 1.3 "Affiliates" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership interests, control of the board or other governing body of the Person, or other ownership interests, by operation of Law, operation of by-laws or articles or certificate of incorporation, contract or otherwise.

     SECTION 1.4 "After Tax Amount" shall have the meaning set forth in Section 8.5(d).

     SECTION 1.5 "Agreement" shall have the meaning ascribed thereto in the Introduction.

     SECTION 1.6 "Airbus" shall mean Airbus S.A.S., a company governed according to the laws of France, and its successors.

     SECTION 1.7 "Allocation" shall have the meaning set forth in Section
2.9(a).

     SECTION 1.8 "Ancillary Agreements" shall mean the Bill of Sale, the Undertaking and Indemnity Agreement, the Voting Agreement and the Escrow Agreement, collectively.

     SECTION 1.9 "Assigned Receivables" shall have the meaning set forth in
Section 5.20.

     SECTION 1.10 "Assumed Fastener Business Liabilities" shall mean and include only the following liabilities:

     (a) The dollar amount of all liabilities of the Fastener Business reflected on the Closing Date Balance Sheet.

     (b) Fastener Environmental Liabilities and all litigation matters affecting the Fastener Business, including the litigation matters set forth on Schedule 3.16, in an amount in all cases not to exceed $8,450,000, which shall be the amount of the reserve for environmental, health, safety and litigation on the Closing Date Balance Sheet. Notwithstanding the foregoing, the Buyer shall not have assumed and shall have no responsibility, directly or indirectly, for any Damages, past, present or future, of the Parent, the Sellers' or any of their respective Affiliates, in respect of (i) any Discontinued Operations, (ii) any Pre-Closing Off-Site Disposal Locations, (iii) any Third Party Claims to the extent arising from or related to activities of the Fastener Business prior to the Closing for asbestos-related illness, injuries or other harms, which Third Party Claims are not set forth on Schedule 3.16 or, (iv) any Third Party Claims by any Person (other than a Government agency) to the extent arising from or related to activities of the Fastener Business prior to the Closing for personal injury or property damage arising out of exposure to Hazardous Materials.

     (c) Liabilities with respect to the Fastener Business Employees expressly assumed by the Buyer pursuant to Article VI.

     (d) Liabilities for Taxes expressly assumed by the Buyer pursuant to
Section 5.9 and Article VIII.

     (e) All obligations and liabilities attributable to periods after the Closing Date pursuant to the Fastener Business Contracts, the Fastener Business Leases and the Fastener Business Intellectual Property Licenses.

     (f) All obligations and liabilities arising from, or relating to, the Buyer's ownership of the Fastener Business Assets after the Closing Date, subject to the Parent's obligations to indemnify the Buyer pursuant to Article XI of this Agreement.

     (g) All other obligations and liabilities expressly assumed by the Buyer pursuant to this Agreement.

     SECTION 1.11 "Authorizations" shall have the meaning set forth in Section 3.14(a).

     SECTION 1.12 "Base Claim" shall have the meaning set forth in Section 11.3(a).

     SECTION 1.13 "Bill of Sale" shall mean the bill of sale substantially in the form of Exhibit A attached hereto.

     SECTION 1.14 "Boeing" shall mean The Boeing Company, a Delaware corporation, and its successors.

     SECTION 1.15 "business day" shall mean any day other than Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York City are authorized by Law or other Government action to close.

     SECTION 1.16 "Buyer" shall have the meaning ascribed thereto in the Introduction.

     SECTION 1.17 "Buyer DB Plans" shall have the meaning set forth in Section 6.2(h).

     SECTION 1.18 "Buyer Closing Receivables Notice" shall have the meaning set forth in Section 2.10.

     SECTION 1.19 "Buyer DC Plans" shall have the meaning set forth in Section 6.2(g).

     SECTION 1.20 "Buyer Indemnified Parties" shall have the meaning set forth in Section 11.6(a).

     SECTION 1.21 "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

     SECTION 1.22 "Class A Common Stock" shall have the meaning set forth in
Section 3.19.

     SECTION 1.23 "Class B Common Stock" shall have the meaning set forth in
Section 3.19.

     SECTION 1.24 "Closing" shall mean the consummation of the transactions contemplated by Article II of this Agreement in accordance with the terms and upon the conditions set forth in Article VII.

     SECTION 1.25 "Closing Date" shall mean the fifth business day following the later to occur of (i) expiration or termination of all waiting periods, including any extensions thereof, if any, which are applicable to the transactions contemplated by this Agreement pursuant to the HSR Act and (ii) the satisfaction of all of the conditions to each party's obligations hereunder (other than the condition set forth in Section 7.1(e) which shall be satisfied on the Closing Date) or the waiver thereof by the party entitled to the benefit thereof; or such other date as the parties hereto agree upon in writing.

     SECTION 1.26 "Closing Date Balance Sheet" is the Preliminary Closing Date Balance Sheet after the acceptance thereof by the Parent or the resolution of all disputes with respect thereto in accordance with Section 2.7(c).

     SECTION 1.27 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     SECTION 1.28 "Commercial Aircraft" shall mean non-regional, commercial airplanes manufactured by (i) Boeing with a make/model number of 717-200, 737-300, 737-400, 737-500, 737-600, 737-700, 737-800, 737-900, 747-400, 757-200,
757-300, 767-2/300, 767-400, 777-200, 777-300, MD-80, MD-90 and MD-11, and (ii)
Airbus with a make/model number of A-300, A-310, A-318, A-319, A-320, A-321, A-330/200, A-330/300, A-340/2/300, A-340/500, A-340/600 and A-380/800, and such other non-regional, commercial airplanes manufactured by Boeing or Airbus, subject to the limitations set forth in Section 2.8(d), in each case as reported in the Commercial Market Forecast by "The Airline Monitor."

     SECTION 1.29 "Confidentiality Agreement" shall have the meaning set forth in Section 5.3(a).

     SECTION 1.30 "Consideration" shall mean an amount in cash equal to $657,050,000.

     SECTION 1.31 "Covenant Period" shall have the meaning set forth in Section 5.10(a).

     SECTION 1.32 "CPR" shall have the meaning set forth in Section 11.7.

     SECTION 1.33 "Damages" shall mean all losses, amounts paid in settlement, claims, damages, liabilities, judgments and reasonable out-of-pocket costs (including costs of investigation and enforcement) and expenses (including, without limitation, reasonable attorneys' fees and expenses); provided that Damages shall not include (i) any consequential, special or punitive damages, except in the case of fraud or to the extent actually awarded to a third party by a court or Government entity in connection with a Third Party Claim or (ii) any internal fees and expenses of the indemnified party (including, without limitation, in-house counsel's fees and expenses). SECTION 1.34 "Debt Tender Offer" shall have the meaning set forth in Section 5.14(a).

     SECTION 1.35 "Department of Justice" shall have the meaning set forth in
Section 5.5(a).

     SECTION 1.36 "DGCL" shall mean the Delaware General Corporation Law.

     SECTION 1.37 "Direct Claim" shall have the meaning set forth in Section 11.4(c).

     SECTION 1.38 "Discontinued Operations" shall have the meaning set forth in
Section 1.54.

     SECTION 1.39 "Dispute" shall have the meaning set forth in Section 11.7.

     SECTION 1.40 "Draft Schedule 2.9" shall have the meaning set forth in
Section 2.9(a).

     SECTION 1.41 "Earn-Out" shall mean the payments required to be made by the Buyer to the Parent pursuant to Section 2.8.

     SECTION 1.42 "Effective Time" shall mean the close of business on the Closing Date at which time the Closing and all transactions contemplated thereby shall be deemed to have occurred simultaneously; provided, the Closing has actually occurred.

     SECTION 1.43 "Environmental Action" shall have the meaning set forth in
Section 11.6(e)(i).

     SECTION 1.44 "Environmental Contamination" shall have the meaning set forth in Section 11.6(e)(ii).

     SECTION 1.45 "Environmental Claim" shall have the meaning set forth in
Section 3.24(g)(i).

     SECTION 1.46 "Environmental Law" shall have the meaning set forth in
Section 3.24(g)(ii).

     SECTION 1.47 "Environmental Permits" shall have the meaning set forth in
Section 3.24(a).

     SECTION 1.48 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     SECTION 1.49 "ERISA Affiliate" shall have the meaning set forth in Section 3.13(a).

     SECTION 1.50 "Escrow Agreement" shall mean the Escrow Agreement to be entered into among the Buyer, the Parent and the Escrow Agent substantially in the form of Exhibit C attached hereto.

     SECTION 1.51 "Escrow Amount" shall have the meaning set forth in Section
2.4.

     SECTION 1.52 "Estimated Transferred Fastener Subsidiary Debt" shall have the meaning set forth in Section 2.3(b) and all agreements relating to such Estimated Fastener Subsidiary Debt shall be set forth on Schedule 2.3(b).

     SECTION 1.53 "Exchange Act" shall have the meaning set forth in Section 3.6(b).

     SECTION 1.54 "Excluded Assets" shall mean (i) all cash and cash equivalents (except for the Remaining Cash, if any); (ii) all contracts of insurance insuring the Fastener Business, the Fastener Business Assets, the Assumed Fastener Business Liabilities or the employees of the Fastener Business, including, without limitation, the contracts of insurance listed on Schedule
3.23 (except with respect to insurance proceeds or rights to insurance coverage under all insurance policies to the extent they relate to the Fastener Business, the Fastener Business Assets, the Assumed Fastener Business Liabilities or the Transferred Employees which are in effect prior to the Effective Time, including, without limitation, the Fastener Business Product Liability Insurance Policies); (iii) all rights to all refunds or credits of Taxes levied or imposed upon, or in connection with, the Fastener Business Assets or the Fastener Business with respect to any taxable period or portion thereof that ends on or before the Effective Time, except to the extent that any such refunds or credits are taken into account in preparing the Closing Date Balance Sheet; (iv) all owned or leased real property and all the assets related thereto comprising the discontinued operations and facilities of the Fastener Business that do not manufacture goods for the Fastener Business or facilities that formerly manufactured or held for use or resale goods for the Fastener Business or were otherwise owned or held by the Fastener Business that have been abandoned, closed, sold, transferred or otherwise disposed of by any of the Sellers or any of their respective subsidiaries, including, without limitation, the facilities set forth on Schedule 1.54 (the "Discontinued Operations") which Discontinued Operations shall not be deemed to be part of the Fastener Business; (v) all rights, claims and privileges of the Sellers and their respective subsidiaries (including rights to recover under all insurance policies of any of the Sellers to the extent they do not relate to the Fastener Business, the Fastener Business Assets or the Assumed Fastener Business Liabilities or the employees of the Fastener Business), except to the extent they relate to the Fastener Business, the Fastener Business Assets, the Assumed Fastener Business Liabilities or the Transferred Employees;
(vi) Fairchild Aerostructures Company; (vii) the APS division of Fairchild Holding; (viii) the Overdue Closing Receivables identified in the Buyer Closing Receivables Notice; and (ix) those contracts, agreement, leases and other assets listed on Schedule 1.54 or on Schedule 1.61(b).

     SECTION 1.55 "Excluded Fastener Business Liabilities" shall mean all liabilities of the Parent and its Affiliates relating to or arising out of the Fastener Business or the Fastener Business Assets and any claims in respect thereof, other than the Assumed Fastener Business Liabilities.

     SECTION 1.56 "Fastener Business" shall have the meaning set forth in the first preamble.

     SECTION 1.57 "Fastener Business Acquisition Proposal" shall have the meaning set forth in Section 5.11(a).

     SECTION 1.58 "Fastener Business Assets" shall mean all of the property and assets (other than the Excluded Assets) owned by or used primarily in the Fastener Business whether or not reflected in the March Pro Forma Balance Sheet, including, without limitation the Fastener Business Real Properties, the Fastener Business Intellectual Property, the Fastener Business Intellectual Property Licenses, the Fastener Business Inventory, the Remaining Cash, if any, plants, machinery, equipment, tools, supplies, spare parts, furniture, fixtures, leasehold improvements, motor vehicles, accounts and notes receivable and prepaid expenses (and including all items which would be included on the March Pro Forma Balance Sheet except for the fact that such items are fully depreciated or expensed), plus all items of a nature customarily carried as assets in the accounts of the Fastener Business which have been or will be acquired in accordance with the terms of this Agreement between the date of the March Pro Forma Balance Sheet and the Effective Time, less any items which have been or will be disposed of or consumed in accordance with the terms of this Agreement between the date of the March Pro Forma Balance Sheet and the Effective Time, and the Fastener Business Assets shall also include:

     (a) the Fastener Business Bank Accounts;

     (b) the Fastener Business Books and Records;

     (c) the Fastener Business Contracts;

     (d) the Fastener Business Leases;

     (e) the outstanding capital stock and membership interests, as the case may be, of the Transferred Fastener Subsidiaries; and

     (f) all rights, claims and privileges of the Sellers and their respective subsidiaries to the extent they relate to the Fastener Business, the Fastener Business Assets, the Assumed Fastener Business Liabilities or the Transferred Employees (including rights to insurance coverage, insurance proceeds and rights to recovery under all insurance policies to the extent they relate to the Fastener Business, the Fastener Business Assets, the Assumed Fastener Business Liabilities or the Transferred Employees which are in effect prior to the Effective Time, including without limitation, rights to recovery under the Fastener Business Product Liability Insurance).

     SECTION 1.59 "Fastener Business Bank Accounts" shall mean all of the bank accounts of the Sellers and their respective subsidiaries utilized for the Fastener Business, including the bank accounts and lock boxes of Fairchild Finance Ireland, all of which are listed on Schedule 1.59.

     SECTION 1.60 "Fastener Business Books and Records" shall mean all of the books and records of the Sellers and their respective subsidiaries primarily relating to the operations of the Fastener Business, as well as copies of those books and records of the Sellers and their respective subsidiaries that are necessary to the operation of the Fastener Business, including, without limitation, all books and records relating to the Fastener Business Employees, the purchase of materials, supplies and services, financial, Tax, legal, environmental, software licenses, operating keys for any proprietary software or source codes, accounting and operations matters, product engineering, research and development, manufacture and sale of products and dealings with vendors, suppliers, Government entities, third parties and customers of the Fastener Business. As used herein, books and records shall include but not be limited to all computerized books and records and other computerized storage media and the software used in connection therewith.

     SECTION 1.61 "Fastener Business Contracts" shall mean all right, title and interest of the Sellers or any of their respective subsidiaries to all contracts, agreements and commitments of the Sellers and their respective subsidiaries only to the extent any relate to the Fastener Business, including, without limitation, the contracts, agreements and commitments listed on Schedule 1.61(a) and all contracts, agreements and commitments of each of the Sellers relating to the Fastener Business which are entered into between the date of this Agreement and the Effective Time and expressly permitted by this Agreement, excluding, however, all contracts, agreements and commitments which (i) expire in accordance with their terms prior to the Effective Time without extension or renewal in the ordinary course of business or are terminated in the ordinary course of the Fastener Business; (ii) are listed in Schedule 1.61(b); or (iii) are Excluded Assets.

     SECTION 1.62 "Fastener Business Employees" shall have the meaning set forth in Section 6.1(a).

     SECTION 1.63 "Fastener Business Financial Statements" shall mean (i) the Fairchild Fasteners Fiscal 2001 -- Analysis of Fiscal 2001 Results -- As Reported and Businesses Not Divested included as Schedule 1.63(a), (ii) the Fairchild Fasteners Trailing 12 Months Ended December 30, 2001 -- As Reported and Businesses Not Divested included as Schedule 1.63(b), (iii) the March Pro Forma Balance Sheet -- As Reported and As Adjusted included as Schedule 1.90,
(iv) the Fairchild Fasteners Nine Months Ended March 2002 -- As Reported and Businesses Not Divested included as Schedule 1.63(c), and (v) the Fairchild Fastener Twelve Months Ended June 30, 2002 -- As Reported and Businesses Not Divested included as Schedule 1.63(d).

     SECTION 1.64 "Fastener Business Intellectual Property" shall mean all (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, inventor's certificates and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, assumed names, corporate names, Internet domain names and other indications of origin, including, without limitation, translations, adaptations, derivations, and combinations thereof; (c) original works of authorship, copyrights and moral rights; (d) trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, discoveries, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) computer software, including, without limitation, programs, applications, source and object codes, databases, data, models, algorithms, tables and documentation related to the foregoing; (f) rights in confidentiality and licensing agreements with regard to any of the foregoing; (g) legal claims and defenses related to any of the foregoing; (h) other similar intangible property or proprietary rights, information and technology and copies and tangible embodiments thereof (in whatever form or medium); (i) applications to register, registrations and renewals or extensions of the foregoing; and (j) goodwill associated with each of the foregoing, in each case that are used or held for use in the operation of the Fastener Business including, without limitation, (x) all items listed on Schedules 3.12(a) and 3.12(b) referred to in Sections 3.12(a) and 3.12(b), and (y) all such items which are acquired or developed for use in the business of the Fastener Business between the date of this Agreement and the Effective Time, excluding, however, all such items which prior to the Effective Time expire in the ordinary course of the Fastener Business consistent with past practice or are terminated in accordance with the terms of this Agreement, unless such items are subject to extension or renewal in the ordinary course of the Fastener Business consistent with past practice.

     SECTION 1.65 "Fastener Business Intellectual Property Licenses" shall have the meaning set forth in Section 3.12(b).

     SECTION 1.66 "Fastener Business Inventory" shall mean all inventories owned by the Sellers or their respective subsidiaries primarily relating to the Fastener Business or the Fastener Business Assets, wherever located, including all packaging, finished goods, raw materials, supplies, work in process, spare parts and other miscellaneous items of tangible property normally considered part of "inventory" under GAAP, consistently applied, which inventories shall be included on the March Pro Forma Balance Sheet along with such other inventories which are manufactured, produced, purchased or otherwise acquired by the Sellers in connection with the Fastener Business between the date hereof and the Effective Time.

     SECTION 1.67 "Fastener Business Leases" shall mean all leases of the Sellers and their respective subsidiaries primarily relating to the Fastener Business (whether entered into as lessor or lessee), including, without limitation, (a) the leases listed on Schedule 1.67 which list shall also contain the names of the landlord and tenant entities pursuant to each Fastener Business Lease, and (b) all leases of the Sellers and their respective subsidiaries relating to the Fastener Business that are entered into between the date of this Agreement and the Effective Time and expressly permitted by this Agreement, excluding, however, all leases which (i) will expire in accordance with their terms prior to the Effective Time, (ii) are set forth on Schedule 1.54 or (iii) are Excluded Assets.

     SECTION 1.68 "Fastener Business Product Liability Insurance" shall have the meaning set forth in Section 5.19.

     SECTION 1.69 "Fastener Business Real Properties" shall mean all of the real properties owned by the Sellers or their respective subsidiaries which are listed on Schedule 3.9, which list shall also contain the name of the entity which owns record title to each such Fastener Business Real Properties excluding, however, all owned and leased real property set forth on Schedule 1.54.

     SECTION 1.70 "Fastener Environmental Condition" shall have the meaning set forth in Section 11.6(e)(iii).

     SECTION 1.71 "Fastener Environmental Liability" shall have the meaning set forth in Section 11.6(e)(iv).

     SECTION 1.72 "Final Allocation" shall have the meaning set forth in Section 2.9(a).

     SECTION 1.73 "FTC" shall have the meaning set forth in Section 5.5(a).

     SECTION 1.74 "Fullerton Property"shall have the meaning set forth in
Section 5.27.

     SECTION 1.75 "GAAP" shall mean United States generally accepted accounting principles.

     SECTION 1.76 "Government" shall mean any agency, division, subdivision, audit group or procuring office of the government of the United States, any state or territory thereof, or any city, county or municipality thereof or any foreign government, including the employees or agents thereof.

     SECTION 1.77 "Greenslet Report" shall mean the report published by Edmund Greenslet in The Airline Monitor which sets forth the number of deliveries of Commercial Aircraft by manufacturers of such Commercial Aircraft, or such successor publication or report which is commonly accepted as being comparable thereto.

     SECTION 1.78 "Hazardous Materials" shall have the meaning set forth in
Section 3.24(g)(iii).

     SECTION 1.79 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     SECTION 1.80 "Indemnifiable Losses" shall have the meaning set forth in
Section 11.1(b).

     SECTION 1.81 "Indemnifying Party" shall have the meaning set forth in
Section 11.1(b).

     SECTION 1.82 "Indemnitee" shall have the meaning set forth in Section 11.1(b).

     SECTION 1.83 "Indemnity Payment" shall have the meaning set forth in
Section 11.1(b).

     SECTION 1.84 "Independent Accountants" shall mean an impartial internationally recognized independent certified public accounting firm.

     SECTION 1.85 "Intercompany Accounts" shall mean all amounts, regardless of their nature, that are (a) owed by any of the Transferred Fastener Subsidiaries or the Fastener Business to the Sellers or any subsidiaries of the Sellers, other than a Transferred Fastener Subsidiary, or (b) owed by the Sellers or any subsidiaries of the Sellers, other than the Transferred Fastener Subsidiaries, to any of the Transferred Fastener Subsidiaries or the Fastener Business.

     SECTION 1.86 "IRS" shall have the meaning set forth in Section 3.22(c).

     SECTION 1.87 "best knowledge of the Sellers" shall mean the actual knowledge of any of Jeffrey Steiner, Eric Steiner, Donald Miller, John Flynn, Eugene Juris, Olivier Jarrault, Michael Hodge, Roger Peterson, Edward Johnson, Martin Ryan, Daniel Weber, Craig Brown, Bruce Finkenhagen, Gregory Harwell, Claude Lurati, Ernest Marhenke and Fran Lampman, in all cases, after due inquiry.

     SECTION 1.88 "Law" shall have the meaning set forth in Section 3.5.

     SECTION 1.89 "Licenses and Permits" shall mean the permits, authorizations and licenses issued by any Government in connection with the Fastener Business.

     SECTION 1.90 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other), conditional sale agreement, option or right of refusal, first offer, termination, participation or purchase.

     SECTION 1.91 "March Pro Forma Balance Sheet" shall mean the pro forma balance sheet of the Fastener Business as of March 31, 2002 included as Schedule 1.91.

     SECTION 1.92 "Material Adverse Effect" shall mean any event, change or effect having a material adverse effect on the condition (financial or otherwise), business, results of operations, properties, assets or liabilities of the Fastener Business, taken as a whole, except for such events, changes or effects resulting from (a) conditions affecting the United States economy or the world economy or financial or capital markets generally, (b) conditions affecting the industry of the Fastener Business generally, except to the extent that such conditions affect the Fastener Business in a disproportionate manner,
(c) the announcement or pendency of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby, or (d) changes in GAAP attributable to new accounting pronouncements issued by the Financial Accounting Standards Board, the Emerging Issues Task Force or the SEC.

     SECTION 1.93 "Net Working Capital" shall mean (i) the amount of "current assets" which shall include only "accounts receivable" plus "inventory, net" plus "other current assets" minus (ii) the amount of "current liabilities" which shall include only "accounts payable" plus "accrued expenses," in each case as such amounts are reflected on the Closing Date Balance Sheet. The items to be included in "other current assets" are set forth on Schedule 1.93(a). The items to be included in "accounts payable" are set forth on Schedule 1.93(b). The items to be included in "accrued expenses" are set forth on Schedule 1.93(c). For avoidance of doubt, the calculation of "Net Working Capital" shall not include either the line item entitled "Allowance for Doubtful Accounts" or any amounts associated with such reserve.

     SECTION 1.94 "Newco California" shall mean CST LLC, a limited liability company existing under the laws of California.

     SECTION 1.95 "Noncompetition Agreement" shall have the meaning set forth in
Section 5.10(a).

     SECTION 1.96 "Noncompetition and Consulting Agreement" shall have the meaning set forth in the fifth preamble.

     SECTION 1.97 "Non-Conveyed Contracts" shall have the meaning set forth in
Section 5.5(c).

     SECTION 1.98 "Overdue Closing Receivables" shall have the meaning set forth in Section 2.10.

     SECTION 1.99 "Parent" shall have the meaning ascribed thereto in the Introduction.

     SECTION 1.100 "Parent Affiliates" shall have the meaning set forth in
Section 3.28.

     SECTION 1.101 "Parent Common Stock" shall have the meaning set forth in
Section 3.19.

     SECTION 1.102 "Parent DB Plans" shall have the meaning set forth in Section 6.2(h).

     SECTION 1.103 "Parent DC Plans" shall have the meaning set forth in Section 6.2(g).

     SECTION 1.104 "Parent Pension Plans" shall have the meaning set forth in
Section 6.2(b).

     SECTION 1.105 "Parent SEC Filings" shall have the meaning set forth in
Section 3.6(b).

     SECTION 1.106 "Permitted Exceptions" shall mean (i) those exceptions to title to the Fastener Business Assets listed on Schedule 3.9 referred to in
Section 3.9; (ii) secured debt on the March Pro Forma Balance Sheet or which are Liens securing all or a portion of the purchase price of a Fastener Business Asset which arose in connection with the purchase of such Fastener Business Asset after the date of the March Pro Forma Balance Sheet and which purchase price remains owing; (iii) statutory Liens for Taxes not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings; (iv) carriers', warehousemen's, mechanics' and materialmen's and other similar Liens arising in the ordinary course of the Fastener Business consistent with past practice for sums not yet due and payable or delinquent or the validity of which is being contested in good faith by appropriate proceedings; (v) all exceptions, restrictions, easements, rights of way and encumbrances set forth in the title insurance policies listed on
Schedule 3.23 referred to in Section 3.23; and (vi) other Liens that are not material in amount or do not materially detract from the value of or materially impair the use of the property affected by such Lien for the Fastener Business.

     SECTION 1.107 "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Government.

     SECTION 1.108 "Fairchild Holding" shall have the meaning ascribed thereto in the Introduction.

     SECTION 1.109 "Plans" shall have the meaning set forth in Section 3.13(a).

     SECTION 1.110 "Pre-Closing Off-Site Disposal Locations" shall mean any location, other than the Fastener Business Real Properties or property leased pursuant to the Fastener Business Leases, to where the Parent, the Sellers or any of their respective Affiliates, or the Fastener Business, transported or arranged for the transport of Hazardous Materials prior to the Closing Date, for any purpose other than the sale of products manufactured by any of such Persons. Without limiting the foregoing, the term Pre-Closing Off-Site Disposal Locations also includes, to the extent that the involvement of the Fastener Business relates to the Release of Hazardous Materials at or from Fastener Business Real Properties or property leased pursuant to the Fastener Business Leases, or the San Gabriel Valley Superfund Site.

     SECTION 1.111 "Preliminary Closing Date Balance Sheet" shall mean the pro forma consolidated balance sheet for the Fastener Business as of the Effective Time prepared in accordance with Section 2.7.

     SECTION 1.112 "Product Claim" shall have the meaning set forth in Section 11.2(b).

     SECTION 1.113 "Proxy Statement" shall mean the proxy statement relating to the Special Shareholders Meeting.

     SECTION 1.114 "Receivables" shall have the meaning set forth in Section
5.20.

     SECTION 1.115 "Receivables Certificate" shall have the meaning set forth in
Section 5.20.

     SECTION 1.116 "Release" shall have the meaning set forth in Section 11.6(e)(v).

     SECTION 1.117 "Remedial Action" shall have the meaning set forth in Section 11.6(e)(vi).

     SECTION 1.118 "Remediation Standards" shall have the meaning set forth in
Section 11.6(e)(vii).

     SECTION 1.119 "Representative" shall have the meaning set forth in Section 11.6(c).

     SECTION 1.120 "Remaining Cash" shall have the meaning set forth in Section 2.7(a)(iv).

     SECTION 1.121 "Rules" shall have the meaning set forth in Section 11.7.

     SECTION 1.122 "SDI" shall have the meaning ascribed thereto in the Introduction.

     SECTION 1.123 "SEC" shall mean the United States Securities and Exchange Commission.

     SECTION 1.124 "Securities Act" shall have the meaning set forth in Section 3.6(b).

     SECTION 1.125 "Sellers" shall mean the Parent, Fairchild Holding, SDI and each of the subsidiaries of the Parent listed on Schedule 1.125, collectively.

     SECTION 1.126 "Shareholder Approval" shall have the meaning set forth in
Section 3.19.

     SECTION 1.127 "Special Shareholders Meeting" shall have the meaning set forth in Section 5.12.

     SECTION 1.128 "Stockholder" shall have the meaning set forth in the fourth preamble.

     SECTION 1.129 "Straddle Period" shall have the meaning set forth in Section 8.1(b).

     SECTION 1.130 "subsidiary" shall mean, with respect to any Person, another Person under the control of such Person (where "control" means the direct or indirect possession of the power to elect at least a majority of the board of directors or other governing body or appoint the managing member of a Person through the ownership of voting securities, ownership, membership or partnership interests, by contract or otherwise, or if no such governing body or managing member exists, the direct or indirect ownership of 50% or more of the equity interests of a Person).

     SECTION 1.131 "Taxes" shall mean all taxes, however denominated, including any interest, penalties or additions to tax (including under Chapter 68 of the Code) that may become payable in respect thereof, imposed by any Government, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment, insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Effective Time; and "Tax" shall mean any one of the foregoing.

     SECTION 1.132 "Tax Benefit" shall mean the Tax savings attributable to any deduction, expense, loss, credit or refund to the indemnified party or its affiliates, when incurred or received; provided, however, that if such benefit is reasonably expected to arise or be utilized after the year in which indemnification occurs pursuant to this Agreement, then it means the present value of such Tax savings (discounted using one year LIBOR (as published in The Wall Street Journal) and a Tax rate equal to the sum of the highest marginal U.S. federal corporate income Tax rate or rates applicable to ordinary income or capital gain, as the case may be, in effect for the taxable period in issue plus five percent (or, in the case of a Transferred Fastener Subsidiary, the highest marginal corporate income Tax rate or rates in the country of organization of such Transferred Fastener Subsidiary applicable to ordinary income or capital gain, as the case may be, in effect for the taxable period in issue)).

     SECTION 1.133 "Tax Indemnitee" shall have the meaning set forth in Section 8.8(a).

     SECTION 1.134 "Tax Indemnitor" shall have the meaning set forth in Section 8.8(a).

     SECTION 1.135 "Tax Returns" shall mean all returns, reports, schedules and other information filed or required to be filed with any taxing authority with respect to Taxes.

     SECTION 1.136 "10 3/4% Indenture" shall have the meaning set forth in
Section 5.14(a).

     SECTION 1.137 "Third Party Claim" shall have the meaning set forth in
Section 11.1(b).

     SECTION 1.138 "Title IV Plans" shall have the meaning set forth in Section 3.13(c).

     SECTION 1.139 "Transferred Employees" shall have the meaning set forth in
Section 6.1(a).

     SECTION 1.140 "Transferred Fastener Subsidiaries" shall mean those subsidiaries of the Parent (including Newco California) the capital stock or membership interests, as the case may be, of which are being transferred directly or indirectly by the Sellers to the Buyer, each of which is listed on
Schedule 1.140.

     SECTION 1.141 "Transferred U.S. Employees" shall have the meaning set forth in Section 6.2(e).

     SECTION 1.142 "Undertaking and Indemnity Agreement" shall have the meaning set forth in Section 2.5(i).

     SECTION 1.143 "Voting Agreement" shall have the meaning set forth in the fourth preamble.

     SECTION 1.144 "WARN" shall mean the Worker Adjustment and Retraining Notification Act.

     SECTION 1.145 "WARN Obligations" shall have the meaning set forth in
Section 6.2(f).



                                   ARTICLE II

                                   THE CLOSING

     SECTION 2.1 Time and Place of Closing. Subject to the terms and conditions of this Article II, the Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 9:30 A.M. (local time) on the Closing Date or at such other place or time or both as the parties may agree.

     SECTION 2.2 Purchase and Sale of the Fastener Business Assets. Subject to the terms and conditions of this Agreement (including, without limitation, Section 10.7) (or, with respect to any condition not satisfied, the waiver thereof by the party for whose benefit the condition exists) at the Closing, the Sellers will sell, convey, assign, transfer and deliver, or cause to be sold, conveyed, assigned, transferred and delivered to the Buyer or one of its wholly owned subsidiaries, all of their direct and indirect right, title and interest at the Effective Time in and to the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries), in all cases free and clear of all Liens (other than Permitted Exceptions), and the outstanding capital stock and membership interests, as the case may be, of each of the Transferred Fastener Subsidiaries, and the Buyer will, directly or indirectly, purchase, acquire, accept and pay for, as hereinafter provided, the Fastener Business Assets, free and clear of all Liens (other than Permitted Exceptions), and the outstanding capital stock and membership interests, as the case may be, of each of the Transferred Fastener Subsidiaries and will assume the Assumed Fastener Business Liabilities. Notwithstanding anything to the contrary contained herein, neither the Buyer nor any of its Affiliates shall purchase, assume or be bound by, or be obligated or responsible for, any Excluded Fastener Business Liabilities or Excluded Assets.

     SECTION 2.3 Consideration Payable for the Fastener Business Assets and the Stock and Membership Interests of the Transferred Fastener Subsidiaries.

     (a) The Buyer shall: (i) pay to the Parent an amount in cash equal to the Consideration minus the amount of the Actual Transferred Fastener Subsidiary Debt assumed by the Buyer pursuant to Sections 2.3(b) and 2.7(a)(iii), if any, minus the amount of the Overdue Closing Receivables identified in the Buyer Closing Receivables Notice pursuant to Section 2.10 plus the payments made pursuant to the Earn-Out, plus the Remaining Cash, if any, for (A) the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries) and (B) the capital stock and membership interests, as the case may be, of the Transferred Fastener Subsidiaries and (ii) assume the Assumed Fastener Business Liabilities attributable to the Fastener Business Assets.

     (b) At least five business days prior to the Closing Date, the Parent shall notify the Buyer in writing whether it intends for the Buyer to assume the outstanding debt as of the Closing Date of the Transferred Fastener Subsidiaries incorporated in jurisdictions located outside of the United States as set forth on Schedule 2.3(b) (the "Estimated Transferred Fastener Subsidiary Debt"). The Parent's written notification shall include a good faith estimate of the amount of the Estimated Transferred Fastener Subsidiary Debt to be reflected on the Fastener Business Books and Records as of the Closing Date. In the event the Parent notifies the Buyer that it intends for the Buyer to assume the Estimated Transferred Fastener Subsidiary Debt, at the Closing the Buyer shall deliver to the Parent an amount in cash equal to the Consideration calculated in accordance with Section 2.3(a).

     SECTION 2.4 Escrow Fund. On or prior to the Effective Time, the Buyer and the Parent shall enter into the Escrow Agreement. At the Closing, the Buyer shall deposit with the Escrow Agent, as defined in the Escrow Agreement, $25,000,000 of the Consideration (the "Escrow Amount"). The Escrow Agent shall hold, invest, reinvest and disburse the Escrow Fund in accordance with the terms of the Escrow Agreement.

     SECTION 2.5 Deliveries by the Sellers. At the Closing, the Parent, Fairchild Holding or SDI shall deliver, or cause the subsidiaries of the Parent set forth on Schedule 1.125 to deliver, the following to the Buyer:

     (a) Stock certificates representing all of the shares of capital stock and membership interests representing all of the membership interests, as the case may be, of each of the Transferred Fastener Subsidiaries, in each case accompanied by stock powers duly executed in blank or duly executed instruments of transfer;

     (b) Special warranty deeds, in recordable form, with respect to the Fastener Business Real Properties owned by the Sellers or any of their respective subsidiaries (other than the Transferred Fastener Subsidiaries);

     (c) Duly executed Bill of Sale together with such other appropriate instruments of transfer as the Buyer may reasonably request, transferring to the Buyer all of the personal and intangible property owned or held by the Sellers as of the Effective Time which is included in the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries).

     (d) Duly executed instruments of assignment of the Fastener Business Leases to which certain of the Sellers or their respective subsidiaries (other than the Transferred Fastener Subsidiaries) are a party, in recordable form, if and to the extent necessary, with respect to those relating to real property or interests therein;

     (e) Duly executed instruments of assignment of the Fastener Business Contracts to which the Sellers or any of their respective subsidiaries (other than the Transferred Fastener Subsidiaries) are a party;

     (f) (i) Duly executed general instruments of assignment or transfer of the Fastener Business Intellectual Property to the Buyer from any of the Sellers or any of their respective subsidiaries (other than the Transferred Fastener Subsidiaries), (ii) with respect to the Fastener Business Intellectual Property registered or applied for with offices in the United States, instruments of assignment or transfer to Buyer from any of the Sellers or any of their respective subsidiaries in form suitable for recording in such offices (it being understood that Sellers will use their best efforts to deliver to the Buyer all other instruments of assignment or transfer promptly after Closing, including, without limitation, instruments of assignment or transfer for the Fastener Business Intellectual Property registered or applied for with offices outside the United States in form suitable for recording in the appropriate offices and bureaus outside of the United States), (iii) the original certificates, if available, of such Fastener Business Intellectual Property, (iv) any powers of attorney, in each case as necessary to make the conveyances contemplated herein effective in the United States (it being understood that the Sellers will use their best efforts to deliver to the Buyer all other powers of attorney after the Closing, including, without limitation, powers of attorney as necessary to make conveyance contemplated herein effective outside the United States), and
(v) any other documents reasonably requested by the Buyer to protect the Buyer's right, title and interest in and to the Fastener Business Intellectual Property, including, without limitation, to cure any defect in the chain-of-title of the Fastener Business Intellectual Property;

     (g) Duly executed instruments of assignment of the Fastener Business Bank Accounts of any of the Sellers or any of their respective subsidiaries (other than the Transferred Fastener Subsidiaries);

     (h) Copies of any consents obtained as contemplated by Section 5.5(a)(i) or set forth on Schedule 7.3(d) and obtained as contemplated by Section 7.3(d);

     (i) The Undertaking and Indemnity Agreement substantially in the form of Exhibit B attached hereto (the "Undertaking and Indemnity Agreement") duly executed by Parent, Fairchild Holding and SDI;

     (j) The Escrow Agreement duly executed by the Parent;

     (k) Duly executed lease agreement between the Buyer and the Parent with respect to the Fullerton Property as contemplated by Section 5.27;

     (l) Such other and further instruments of conveyance, assignment and transfer as the Buyer may reasonably request for the more effective conveyance and transfer of any of the Fastener Business Assets and the outstanding capital stock or membership interests, as the case may be, of each of the Transferred Fastener Subsidiaries; and

     (m) The certificates contemplated by Sections 7.3 and 7.4.

     SECTION 2.6 Delivery by the Buyer. At the Closing,

     (a) the Buyer shall deliver, or cause to be delivered, the following to the
Parent:

          (i) An amount in cash equal to the Consideration minus the Escrow Amount minus the Estimated Transferred Fastener Subsidiary Debt pursuant to the Parent's written notification delivered to the Buyer in accordance with
     Section 2.3(b), if any, and minus the amount of the Overdue Closing Receivables identified in the Buyer Closing Receivables Notice pursuant to
     Section 2.10, if any, by wire transfer of immediately available funds to a bank account designated in writing by the Parent at least two business days prior to the Closing Date in any bank in the continental United States or by such other means as are agreed to in writing by the Buyer and the Parent;

          (ii) Copies of any consents obtained as contemplated by Sections 5.5(a)(i);

          (iii) The Undertaking and Indemnity Agreement duly executed by the Buyer;

          (iv) The Escrow Agreement duly executed by the Buyer;

          (v) Duly executed lease agreement between the Buyer and the Parent with respect to the Fullerton Property as contemplated by Section 5.27; and

          (vi) The certificates contemplated by Sections 7.2 and 7.4.

     (b) the Buyer shall deliver to the Escrow Agent the Escrow Amount pursuant to the terms of the Escrow Agreement.

     SECTION 2.7 Post-Closing Adjustments.

     (a) Within 60 days following the Effective Time, the Buyer shall at its expense prepare or cause to be prepared and delivered to the Parent the Preliminary Closing Date Balance Sheet and the calculation of Net Working Capital. The Preliminary Closing Date Balance Sheet (1) will present fairly the consolidated financial position of the Fastener Business as of the Closing Date,
(2) will be in conformity with GAAP, and (3) will be prepared in a manner consistent with and using the same principles and line items as those set forth on the March Pro Forma Balance Sheet -- As Adjusted, including those principles set forth on Schedule 2.7(a), and no categories of assets or liabilities shall be included on or excluded from the Preliminary Closing Date Balance Sheet that were not included on or excluded from the March Pro Forma Balance Sheet -- As Adjusted except as provided in Sections 2.7(a)(iii), (iv), (v), (vi), (vii),
(viii) and (ix) and Schedules 1.93(a), (b) and (c); provided, however, that the following additional principles shall in any event govern the preparation of the Preliminary Closing Date Balance Sheet:

          (i) All intradivisional account balances, including receivables and payables, among the Fastener Businesses shall be in balance (i.e., net to zero when consolidated within the Fastener Business) and all Intercompany Accounts payable or receivable shall be settled prior to the Closing Date and no such amounts shall be reflected on the Preliminary Closing Date Balance Sheet.

          (ii) All inventory shall be valued in a manner consistent with the principles set forth on Schedule 2.7(a). On, or immediately following the Closing Date, the Buyer shall have the right to have physical inventories conducted and observed by its representatives and representatives of the Sellers as well as audit testing of physical inventory cycle counts at the Buyer's expense. The results of this activity will be reflected on the Preliminary Closing Date Balance Sheet.

          (iii) In the event the Parent notifies the Buyer that it intends for the Buyer to assume the Estimated Transferred Fastener Subsidiary Debt pursuant to Section 2.3(b), there shall be included on the Preliminary Closing Date Balance Sheet an amount equal to the actual amount of the debt of the Transferred Fastener Subsidiaries as of the Closing Date, plus the amount of all costs associated with the Buyer assuming the debt of the Transferred Fastener Subsidiaries, including, without limitation, interest rate step ups, make whole payments, prepayment penalties and any other payment required to be made upon a "change of control" (the "Actual Transferred Subsidiary Debt"). None of the Actual Transferred Subsidiary Debt shall be recorded on the Preliminary Closing Date Balance Sheet as a "Current Liability" or otherwise included in the calculation of Net Working Capital.

          (iv) There shall be no cash or cash equivalents recorded on the Preliminary Closing Date Balance Sheet in respect of the United States Fastener Business. In the event there is any cash or cash equivalents on the Fastener Business Books and Records that has not been distributed as of the Closing Date out of the Transferred Fastener Subsidiaries organized in jurisdictions outside of the United States there shall be recorded on the Closing Date Balance Sheet under "Current Assets" the amount of such cash and cash equivalents (the "Remaining Cash"); provided, however, the amount of such cash and cash equivalents shall not be included in the calculation of Net Working Capital.

          (v) The dollar amount of the Overdue Closing Receivables retained by the Sellers at the Closing pursuant to the Buyer Closing Receivables Notice shall be recorded as a separate line item to be part of "current assets" on the Preliminary Closing Date Balance Sheet solely for purposes of ensuring that the Parent does not pay twice for the Overdue Closing Receivables and not for purposes of including such Overdue Closing Receivables in the Fastener Business Assets or Assumed Fastener Business Liabilities. In addition, there shall be no "Allowance for Doubtful Accounts" reserve recorded on the Preliminary Closing Date Balance Sheet.

          (vi) The amount of the reserve for environmental, health, safety and litigation on the Preliminary Closing Date Balance Sheet shall be equal to $8,450,000 but shall not be included in the calculation of Net Working Capital.

          (vii) The Multivision Investment, the Other Asset - Purchase Accounting/Restructuring Account and the Other Asset - Cash Clearing Account at Aichach, in each case as set forth on Schedule 1.54, shall not be included on the Preliminary Closing Date Balance Sheet.

          (viii) "Other Liabilities" recorded on the Preliminary Closing Date Balance Sheet shall include only long-term liabilities recorded on the Fastener Business Books and Records of the Transferred Fastener Subsidiaries incorporated outside of the United States as shown on Schedule 2.7(a)(viii).

          (ix) There shall be no amount recorded on the Preliminary Closing Date Balance Sheet for any Excluded Fastener Business Liabilities.

     (b) Upon receipt of the Preliminary Closing Date Balance Sheet, the Parent and the Parent's independent public accountants shall have the right during the succeeding 45-day period to review, at the Parent's expense, the Preliminary Closing Date Balance Sheet and to examine and review all records and work papers and other supporting documents used to prepare such Preliminary Closing Date Balance Sheet. The Parent shall notify the Buyer, in writing (including, but not limited to, by fax or e-mail), on or before the last day of the 45-day period, of any objections to the Preliminary Closing Date Balance Sheet, setting forth a reasonably specific description of the Parent's objections and the dollar amount of each objection. If the Parent does not deliver such notice within such 45-day period, the Preliminary Closing Date Balance Sheet shall be deemed to have been accepted by the Parent.

     (c) If the Parent objects to the Preliminary Closing Date Balance Sheet, the Buyer and the Parent shall attempt to resolve any such objections by applying the principles set forth in Section 2.7(a) within 20 business days following the Buyer's receipt of the Parent's objections. If the Buyer and the Parent are unable to resolve the matter within such 20 business day period, they shall jointly appoint Independent Accountants mutually acceptable to the Parent and the Buyer (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within two business days following the end of such 20 business day period to resolve all disputed matters. The Buyer and the Parent shall provide to the Independent Accountants full cooperation. The Independent Accountants shall be instructed to reach their conclusion regarding the dispute within 20 business days. The conclusion reached by the Independent Accountants shall be conclusive and binding on the Parent and the Buyer. All fees payable to the Independent Accountants in connection with the resolution of any objections raised to the Preliminary Closing Date Balance Sheet shall be divided equally between the Parent and the Buyer.

     (d) If the amount of Net Working Capital is less than $212,301,000, the amount of the Consideration shall be reduced by the amount of such deficit. Any adjustments in the Consideration pursuant to this Section 2.7(d) shall be paid by the Parent to the Buyer by wire transfer of immediately available funds to a bank account designated by the Buyer. Any payment required to be paid pursuant to this Section 2.7(d) shall be made within five business days after the Closing Date Balance Sheet becomes final and binding on the parties.

     (e) If the amount of Net Working Capital exceeds $216,301,000, the amount of the Consideration shall be increased by such excess. Any adjustments in the Consideration pursuant to this Section 2.7(e) shall be paid by the Buyer to the Parent by wire transfer of immediately available funds to a bank account designated by the Sellers. Any payment required to be paid pursuant to this
Section 2.7(e) shall be made within five business days after the Closing Date Balance Sheet becomes final and binding on the parties.

     (f) If the amount of Net Working Capital is between $212,301,000 and $216,301,000 there shall be no adjustment to the Consideration pursuant to this
Section 2.7.

     (g) In addition to the adjustment to Net Working Capital provided in Sections 2.7(d) and (e), the Buyer shall pay to the Parent as additional Consideration the amount of the Remaining Cash, if any, reflected on the Closing Date Balance Sheet.

     (h) If the amount of the Estimated Transferred Subsidiary Debt is less than the amount of the Actual Transferred Subsidiary Debt then the Parent shall remit to the Buyer the difference between such amounts. If the amount of the Estimated Transferred Subsidiary Debt is greater than the amount of the Actual Transferred Subsidiary Debt then the Buyer shall remit to the Parent the difference between such amounts.

     (i) Unless otherwise required by Law, the parties shall treat any adjustment made pursuant to Sections 2.7(d), 2.7(e), 2.7(g) and 2.7(h) as an adjustment to the Consideration for federal, state and local income Tax purposes.

     SECTION 2.8 Earn-Out.

     (a) Beginning with calendar year 2003, the Parent shall be entitled to receive from the Buyer additional cash payments for Commercial Aircraft actually delivered by Boeing and Airbus in calendar years 2003, 2004, 2005 and 2006 in excess of the Threshold Level set forth below in Section 2.8(b). Should the Greenslet Report cease publishing its Airline Monitor Report, the parties will use their best efforts to mutually agree on another third party reporting service to verify deliveries made by Boeing and Airbus each year. If the parties cannot agree, the Buyer and the Parent will have the joint right to seek verification directly from Boeing and Airbus of their deliveries of Commercial Aircraft for the prior year.

     (b) For purposes of this Section 2.8, the Threshold Level for each calendar year is set forth in the chart below:

-------------------------------------------------
Calendar Year             Threshold Level
-------------------------------------------------
          2003                     505
-------------------------------------------------
          2004                     515
-------------------------------------------------
          2005                     570
-------------------------------------------------
          2006                     650
-------------------------------------------------

     (c) To the extent that the aggregate number of Commercial Aircraft actually delivered by Boeing and Airbus in each calendar year as reported in the

Greenslet Report during the four year Earn-Out period exceeds the Threshold Level for such calendar year, the Buyer shall pay $400,000 to the Parent for each Commercial Aircraft actually delivered by Boeing and Airbus in such calendar year in excess of the Threshold Level for such calendar year; provided, however, in respect of each calendar year the Buyer shall only be obligated to pay a maximum amount of $12,500,000 regardless of the number of Commercial Aircraft actually delivered in any calendar year or during the four year Earn-Out period; provided, further, however, that all or a portion of any amount to be paid by the Buyer to the Parent pursuant to the terms of this Section 2.8(c) shall be deposited in escrow if required pursuant to the terms of the Escrow Agreement. In the event the number of Commercial Aircraft delivered in any calendar year included in the Earn-Out period exceeds the Threshold Level such excess number may not be carried over or back to any calendar year included in the Earn-Out period in which the applicable Threshold Level is not met. Any Earn-Out payment required to be made by the Buyer to the Parent shall be made by wire transfer to an account designated by the Parent within ten business days after publication of the first Greenslet Report containing actual deliveries of Boeing and Airbus Commercial Aircraft for the prior calendar year except to the extent all or a portion of such Earn-Out payment is deposited in escrow as required pursuant to the terms of the Escrow Agreement. For avoidance of doubt, a hypothetical calculation of the Earn-Out is set forth on Schedule 2.8 together with a copy of the Greenslet Report (Table 3) published for January/February 2002.

     (d) If Boeing or Airbus acquire, merge or combine with any other producer of Commercial Aircraft, the total amount of Commercial Aircraft that shall be calculated as having been delivered by Boeing and Airbus for purposes of this
Section 2.8 shall not include the make/model numbers of Commercial Aircraft of any producer of Commercial Aircraft acquired, merged or combined with Boeing or Airbus following the date of this Agreement; provided, however, that each of Boeing and Airbus may acquire production facilities or transfer production to production facilities owned by Boeing or Airbus, as the case may be, to manufacture Boeing or Airbus Commercial Aircraft, and any Commercial Aircraft manufactured at such facilities will count for purposes of this Section 2.8.

     SECTION 2.9 Allocation of Consideration.

     (a) Within the 160 day period following the Closing, the Buyer shall deliver to the Parent a draft Schedule 2.9 (the "Draft Schedule 2.9") for the Parent's review and approval which shall not be unreasonably withheld. The Draft
Schedule 2.9 shall allocate the Consideration among the Fastener Business Assets in accordance with Section 1060 of the Code and Treasury Regulations promulgated thereunder (the "Allocation"). Within the 10 day period following receipt of the Draft Schedule 2.9, the Parent shall notify the Buyer in writing of its approval or of any objections that it may have. If the Parent approves the Draft Schedule 2.9, such schedule shall become the final Schedule 2.9 (the "Final Allocation"). If the Parent objects to the Draft Schedule 2.9, the

Buyer and the Parent shall use their good faith efforts to resolve the matter within the 10 day period following receipt by the Buyer of the Parent's objection to the Draft Schedule 2.9. If the Buyer and the Parent are unable to resolve the matter within such period each party shall use their own allocation and there shall be no Final Allocation.

     (b) If the parties agree on a Final Allocation: (i) the Buyer and the Parent shall each report the transactions contemplated under this Agreement and any related agreements for all Tax purposes consistent with the Final Allocation; (ii) the Buyer and the Parent shall (A) file Form 8594 in accordance with the requirements (including permitted extensions) of Section 1060 of the Code (or state or local Tax law, as the case may be), (B) be bound by the Final Allocation for purposes of determining Taxes, (C) prepare and file, and cause its affiliates to prepare and file, its Tax Returns on a basis consistent with the Final Allocation, and (D) take no position, and cause its affiliates to take no position, inconsistent with the Final Allocation on any applicable Tax Return, in any audit or proceeding before any Taxing Authority, or in any report made for Tax purposes, except as required by a final determination or resolution of any dispute with any taxing authority concerning the Final Allocation; and
(iii) in the event the Final Allocation is disputed by any Taxing Authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of (x) the assertion of a dispute and (y) the resolution of such dispute.

     SECTION 2.10 Treatment of Accounts Receivable At the Closing. At least five business days prior to the Closing Date, the Parent shall deliver to the Buyer
Schedule 2.10 which shall set forth for each receivable of the Fastener Business as of the close of business on the immediately preceding Friday, the name of the payor, the date the receivable was booked by the Fastener Business, the original amount of the receivable, the date the receivable was or is due and the amount of the receivable on such Friday. Schedule 2.10 shall also indicate each receivable which, as of such Friday, is more than ninety days past due and the obligor of which is subject to bankruptcy or similar insolvency proceedings (the "Overdue Closing Receivables"). The Buyer shall have the option to require that at the Closing the Sellers retain and not transfer to the Buyer any or all of the Overdue Closing Receivables, and the Buyer shall reduce the amount of the Consideration payable to the Sellers pursuant to Section 2.6(a)(i) by the aggregate amount of the Overdue Closing Receivables that the Sellers retain. The Buyer shall notify the Sellers in writing at least two business days prior to the Closing Date which Overdue Closing Receivables on Schedule 2.10 the Sellers shall retain (the "Buyer Closing Receivables Notice"). After the Closing, the Buyer will provide reasonable access to all documentation and personnel necessary for the Parent to pursue collection of the Overdue Closing Receivables retained by the Sellers. The Parent will have the right to make copies of any documentation necessary for such collection at the Parent's expense. If the customer pays the Buyer in respect of an Overdue Closing Receivable retained by the Sellers, the Buyer shall promptly remit such payment to the Parent by wire transfer of immediately available funds to a bank account designated by the Parent for such purpose.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Each of the Sellers, jointly and severally, represents and warrants to the Buyer as follows:

     SECTION 3.1 Organization; Qualification.

     (a) Each of the Sellers and the Transferred Fastener Subsidiaries (other than Newco California) is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Upon its formation and as of the Effective Time, Newco California will be duly organized, validly existing and in good standing under the Laws of California, respectively, and will have all requisite corporate power and authority to own, lease and operate its properties.

     (b) Each of the Sellers and the Transferred Fastener Subsidiaries is, or upon the creation of and as of the Effective Time in the case of Newco California will be, duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (c) Each of the Sellers has heretofore made available to the Buyer complete and correct copies of the certificate of incorporation and by-laws (or other similar charter, by-law or organizational documents), as currently in effect, of such Sellers and each of the Transferred Fastener Subsidiaries or, in the case of Newco California, the Sellers will make available the organizational documents of Newco California immediately following such entity's formation in its jurisdiction of formation.

     SECTION 3.2 Capital Stock and Membership Interests of the Transferred Fastener Subsidiaries.

     (a) The authorized, issued and outstanding capital stock of each of the Transferred Fastener Subsidiaries (excluding Newco California for the purposes of this Section 3.2(a)) is set forth on Schedule 3.2(a). Except as set forth on
Schedule 3.2(a), all of the outstanding shares of capital stock of each of the Transferred Fastener Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and owned of record and beneficially directly or indirectly by the Sellers. Except for the transactions contemplated by this Agreement and as set forth on Schedule 3.2(a),
(i) there are no shares of capital stock of any of the Transferred Fastener Subsidiaries authorized or as of the date of this Agreement issued or outstanding, (ii) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Transferred Fastener Subsidiaries obligating any Transferred Fastener Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in it or any other Transferred Fastener Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating any Transferred Fastener Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of any Transferred Fastener Subsidiary to repurchase, redeem or otherwise acquire any capital stock of any of the Transferred Fastener Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     (b) Except as set forth on Schedule 3.2(b), upon the formation of Newco California, all of the membership interests of such entity shall be duly authorized, validly issued, fully paid and non-assessable and owned directly or indirectly by the Sellers. Except for the transactions contemplated by this Agreement and as set forth on Schedule 3.2(b), upon the formation of Newco California, (i) there will be no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued membership interests of Newco California obligating any Transferred Fastener Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any membership interests in Newco California or securities convertible into or exchangeable for such membership interests, or obligating any Transferred Fastener Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and
(ii) there are no outstanding contractual obligations of any Transferred Fastener Subsidiary to repurchase, redeem or otherwise acquire any membership interests of Newco California or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. At the Closing the Sellers will be transferring to the Buyer, good, valid, and marketable title in the membership interests of Newco California free and clear of any Liens (other than Permitted Exceptions). At the Closing Date the Sellers shall not have assigned, transferred, or otherwise disposed of the interests of Newco California or any of its respective rights. The membership interests in Newco California being transferred to the Buyer pursuant to this Agreement constitute all the outstanding membership interests in Newco California. Newco California shall be formed by the Sellers as soon as practicable following the date of this Agreement. Prior to the Closing Date, Newco California shall not conduct any business other than with respect to the assets currently listed on
Schedule 3.32.

     SECTION 3.3 Equity Investments.

     (a) Schedule 3.3(a) sets forth: (i) the name of each corporation, partnership, joint venture or other entity (other than the Transferred Fastener Subsidiaries) in which each of the Sellers or any subsidiary of such Sellers has, or pursuant to any agreement has, the right to acquire by any means, directly or indirectly, an equity interest or investment and which, in each case, is a Fastener Business Asset; and (ii) in the case of each of such Person described in the foregoing clause (i), either (x) a listing of the relevant agreement or agreements pursuant to which such Seller or their respective subsidiary has acquired such right or such interest or investment or (y) (A) the jurisdiction of incorporation and (B) the authorized and outstanding capitalization thereof and the number and the percentage of each class of voting capital stock owned by such Seller or their respective subsidiaries.

     (b) Except as set forth on Schedule 3.3(b), each Seller's interest in each of the Persons listed on Schedule 3.3(a) which are stated to be owned directly or indirectly by such Seller (except for the directors' qualifying shares set forth on Schedule 3.3(b), if any, which such Seller will cause to be transferred at the Effective Time to nominees of the Buyer), will, after giving effect to the transactions contemplated hereby, be owned by the Buyer, directly or indirectly, in each case free and clear of all Liens (other than Permitted Exceptions).

     SECTION 3.4 Authority Relative to this Agreement. Other than the Shareholder Approval, each of the Sellers has the corporate power and authority to enter into this Agreement and the Ancillary Agreements to which such Seller is to be party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which such Seller is to be party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of the Sellers and, other than the Shareholder Approval, no other corporate proceedings on the part of the Sellers are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to which such Seller is to be a party will be at the Closing, duly and validly executed and delivered by each of the Sellers and constitute, or will constitute at the Closing, assuming this Agreement constitutes, and the Ancillary Agreements to which such Seller is to be party will constitute at the Closing, legal, valid, binding and enforceable agreements of the Buyer, legal, valid and binding agreements of each of the Sellers, enforceable against them in accordance with their terms, except as limited, (a) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and (b) by general principles of equity (regardless of whether enforcement is sought in equity or at law).

     SECTION 3.5 Consents and Approval; No Violation. Subject to obtaining the Shareholder Approval and the filings, permits, authorizations, consents and approvals set forth on Schedule 3.5 or as may be required under the applicable requirements of the HSR Act or the competition Laws or regulations of the European Union or any foreign supranational authority in any jurisdiction in which the Sellers or the Buyer (directly or through subsidiaries, in each case) has assets or conducts operations, none of the execution, delivery or performance of this Agreement or the Ancillary Agreements to which such Seller is to be a party by each of the Sellers, the consummation by each of the Sellers of the transactions contemplated hereby and thereby, or compliance by the Sellers with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or similar organizational documents of any of the Sellers or their respective subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Government entity or its regulatory authorities and agencies or any other Person, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of a Lien (other than Permitted Exceptions) on any Fastener Business Asset pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Sellers or their respective subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, judgment, permit, license, ordinance, law, common law, statute, code, standard, requirement, rule or regulation ("Law") applicable to any of the Sellers, any of the Transferred Fastener Subsidiaries, any of the Fastener Business Assets or the Fastener Business, with such exceptions in the case of the foregoing clauses (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.6 Financial Statements & Parent SEC Filings.

     (a) The Parent has previously furnished to the Buyer the Fastener Business Financial Statements. Except as set forth on Schedule 3.6, the Fastener Business Financial Statements have been prepared from the Fastener Business Books and Records in accordance with GAAP and each balance sheet included therein presents fairly, in all material respects, the financial position of the Fastener Business as of the date thereof, and each statement of income included therein presents fairly, in all material respects, the results of operations of the Fastener Business for the respective periods therein set forth. The March Pro Forma Balance Sheet was prepared pursuant to the principles and policies set forth in Section 2.7 and on Schedule 2.7(a).

     (b) Since June 30, 2000, the Parent has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under each such Act (the "Parent SEC Filings"), all of which, as of respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the Parent SEC Filings as of the respective dates on which they were filed with the SEC contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading.

     SECTION 3.7 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 3.7, none of the Sellers or any of their respective subsidiaries has any liability or obligation (whether absolute, accrued, contingent or otherwise) that is a liability or obligation of the Fastener Business and in each case is of a nature required by GAAP to be reflected or reserved against in a balance sheet or disclosed in the notes thereto, except such liabilities, obligations or contingencies (a) that are accrued or reserved against in the March Pro Forma Balance Sheet, or (b) which were incurred after the date of the March Pro Forma Balance Sheet in the ordinary course of the Fastener Business consistent with past practice and which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.8 Absence of Certain Changes or Events. Except as set forth in
Schedule 3.8, since June 30, 2001, there has not been: (a) any Material Adverse Effect; or (b) any state of facts, event, change or condition which would reasonably be expected to cause a Material Adverse Effect.

     SECTION 3.9 Title and Related Matters. Except as set forth in Schedule 3.9 and subject to other Permitted Exceptions: (a) each of the Sellers has, or one of its subsidiaries has, and immediately after the Effective Time, the Buyer or one of its subsidiaries will have, good and valid, legal and beneficial title to, or a valid leasehold or contractual interest in, free and clear of all Liens, all of the Fastener Business Assets (other than the Fastener Business Real Properties); and (b) each of the Sellers has, or one of its subsidiaries has, and immediately after the Effective Time, the Buyer or one of its subsidiaries will have, good and marketable, legal and beneficial title (such as any licensed title insurance company licensed to do business in the jurisdiction in which such Fastener Business Real Property is located will approve and insure subject only to Permitted Exceptions) to all of the Fastener Business Real Properties. Schedule 3.9 contains (x) a complete and correct list of all Fastener Business Real Properties and (y) a complete and correct list of each title insurance policy insuring title to any of the Fastener Business Real Properties.

     SECTION 3.10 Contracts.

     (a) Schedule 3.10(a) sets forth a complete and correct list with respect to the Fastener Business of each (i) collective bargaining agreement; (ii) employment, termination, severance or consulting agreement or contract with an employee or individual consultant or a consulting agreement or contract with a consulting firm or other organization (other than employment agreements that are created as a matter of Law or do not provide for any severance, termination, change of control or retention payments or benefits) to any individual in an amount in excess of $100,000; (iii) agreement or contract containing any covenant limiting the freedom of any Seller or any of their subsidiaries to engage in any line of business or compete with any Person; (iv) agreement or contract providing for aggregate future payments of more than $1,000,000, except for any agreement or contract with a customer or supplier that relates to the purchase or delivery of Fastener Business product unless such customer or supplier purchased or delivered, or committed to purchase or deliver, at least $1,000,000 of products produced by the Fastener Business in the preceding fiscal year pursuant to such agreement or contract; (v) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or other similar types of contract; or (vi) other agreement or contract material to the business, operations or financial condition of the Fastener Business, taken as a whole.

     (b) Except as set forth in Schedule 3.10(b), (i) each Fastener Business Contract is in full force and effect, and (ii) there is not, with respect to the Fastener Business Contracts, any existing default, or event of default, or event which with or without due notice or lapse of time or both would constitute a default or event of default, on the part of any of the Sellers or their respective subsidiaries or, to the best knowledge of the Sellers, any other party thereto, except where the failure to be in full force and effect or where such default or event of default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11 Leases. Schedule 3.11 sets forth a complete and correct list of each Fastener Business Lease which (i) relates to real property or (ii) is material to the business, operations or financial condition of the Fastener Business, taken as a whole. Except as set forth on Schedule 3.11, there is not, with respect to the Fastener Business Leases, any existing default, or event of default, or event which with or without due notice or lapse of time or both would constitute a default or an event of default, on the part of any of the Sellers or any of their respective subsidiaries or, to the best knowledge of the Sellers, any other party thereto, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. At the Effective Time, the Fastener Business Leases will be valid, binding and enforceable by the Buyer, one of its subsidiaries designated pursuant to Section 10.7 as the assignee thereof or a Transferred Fastener Subsidiary in accordance with their respective terms, except for those Fastener Business Leases as to which the failure to be valid, binding and enforceable would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.12 Intellectual Property.

     (a) Schedule 3.12(a) sets forth a complete and accurate list of all applications to secure issuance or registration of patents, trademarks, trade names, service marks, or copyrights, Internet domain names, issued patents, registered trademarks, trade names, and service marks, copyright registrations and Internet domain names throughout the world, as well as all material unregistered trademarks and copyrights, and any software and applications (other than software held under commercially available shrink-wrap licenses) that are included in the Fastener Business Intellectual Property. Schedule 3.12(a) shall include the identity of the agent, attorney and/or law firm that is or was, of record, responsible for prosecuting each item of the Fastener Business Intellectual Property set forth on Schedule 3.12(a).

     (b) Schedule 3.12(b) sets forth a complete and accurate list of all agreements under which any Fastener Business Intellectual Property is licensed to any of the Sellers or any of their respective subsidiaries (other than licenses for commercially available shrink-wrap software), or licensed by any of the Sellers or any of their respective subsidiaries to a third party (collectively, the "Fastener Business Intellectual Property Licenses"), indicating the parties to such agreement. The Fastener Business Intellectual Property Licenses are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such Fastener Business Intellectual Property License except where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No royalties, honoraria or other fees are payable by the Sellers or any of their respective subsidiaries to any third parties for the use of or right to use any Fastener Business Intellectual Property except pursuant to the Fastener Business Intellectual Property Licenses.

     (c) Except as set forth on Schedules 3.12(a) and 3.12(b), (i) with respect to the Fastener Business Intellectual Property owned by any of the Sellers or any of their respective subsidiaries, such Seller or its subsidiary has good and valid title free and clear of all Liens (other than Permitted Exceptions), and
(ii) with respect to all Fastener Business Intellectual Property held by any of the Sellers or any of their respective subsidiaries under license, such Seller or its subsidiary has the right to use such Fastener Business Intellectual Property, subject to any restrictions imposed pursuant to the terms of such license, free from any Lien (other than Permitted Exceptions).

     (d) Except as set forth on Schedule 3.12(d), the Sellers or their respective subsidiaries are listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for the Fastener Business Intellectual Property listed on Schedule 3.12(a). The Fastener Business Intellectual Property owned by the

Sellers or any of their respective subsidiaries and, to the best knowledge of Sellers, any Fastener Business Intellectual Property used by the Sellers or any of their respective subsidiaries, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and, to the best knowledge of the Sellers, is valid and enforceable. Except as set forth on Schedule 3.12(d), with respect to any Fastener Business Intellectual Property, each of the Sellers has a policy to secure, and has secured, from all consultants, contractors and employees who contribute or have contributed to the creation or the development of the Fastener Business Intellectual Property, valid written assignments by such Persons to the Sellers of the rights to such contribution, except, with respect to consultants and contractors, where the failure to secure such valid written assignments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.12(d), each of the Sellers has taken reasonable steps to protect and preserve the confidentiality of all of its trade secrets. Except as set forth on Schedule 3.12(d), to the best knowledge of the Sellers, (i) there are no unauthorized uses, disclosures or infringements of any part of the Fastener Business Intellectual Property, (ii) all use by or disclosure to any Person of trade secrets that comprise any part of the Fastener Business Intellectual Property has been made pursuant to the terms of a written agreement with such Person, and
(iii) all use by the Sellers of trade secrets owned by another Person has been made pursuant to the terms of a written non-disclosure agreement with such Person or is otherwise lawful.

     (e) Except as disclosed in Schedule 3.12(e), to the best knowledge of the
Sellers: (i) the activities, products and services of each of the Sellers or any of their respective subsidiaries in connection with the Fastener Business, including, without limitation, the Fastener Business Intellectual Property, do not infringe upon or otherwise violate, the intellectual property of any other Person; (ii) there are no claims or suits pending, nor has there been notice provided or any claims threatened, alleging that the Sellers or any of their respective subsidiaries or any of their respective activities, products or services in connection with Fastener Business infringe upon, violate or constitute the unauthorized use of any other Person's intellectual property, or challenging the Sellers' ownership of, or right to use the Fastener Business Intellectual Property, the validity, enforceability or registerability of the Fastener Business Intellectual Property, or the validity or enforceability or effectiveness of any Fastener Business Intellectual Property License; (iii) none of the Fastener Business Intellectual Property is being infringed or violated or otherwise used or available for use by any other Person (except pursuant to Fastener Business Intellectual Property Licenses); and (iv) the consummation of the transactions contemplated by this Agreement will not result in the loss of any Fastener Business Intellectual Property and, following the consummation of this Agreement, no party will have any rights to any of the Fastener Business Intellectual Property except pursuant to Fastener Business Intellectual Property Licenses.

     (f) The non-threaded version of the drive nut used in connection with the Accu-Lok fastener (other than the size 5 version) has been tested, made and offered for sale to customers of the Fastener Business. The size 5 non-threaded version of the drive nut used in connection with the Accu-Lok fastener has been made and is being tested.

The threaded version of the drive nut used in connection with the Accu-Lok fastener (other than the size 5 version) has not been and is not intended to be offered for sale to customers of the Fastener Business. The different versions of the Accu-Lok fastener are described in U.S. patent applications numbers 09/825,711, 09/849,184 and 09/997,500.

     SECTION 3.13 Employee Benefit Plans; ERISA.

     (a) Schedule 3.13(a) contains a complete and correct list of each deferred compensation, incentive compensation or equity compensation plan; "welfare plan," fund or program (within the meaning of Section 3(1) of ERISA); "pension plan," fund or program (within the meaning of Section 3(2) of ERISA); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Sellers or by any trade or business (other than plans of the foreign subsidiaries of the Parent maintained under or required by applicable Law), whether or not incorporated (an "ERISA Affiliate"), that together with the Sellers would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, for the benefit of any employee or former employee employed in the Fastener Business (the "Plans"). With respect to each Plan, the Sellers have heretofore delivered or made available to Buyer true and complete copies of each Plan and any amendments thereto (or if such Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, the most recently filed reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.
Schedule 3.13(a) also contains a complete and correct list of each employment, termination or severance agreement for the Fastener Business Employees (other than employment agreements that (i) are created as a matter of Law or (ii) do not provide for any severance, termination, change in control or retention payments or benefits) (each, an "Individual Agreement").

     (b) Except as disclosed on Schedule 3.13(b), no Plan is or has been subject to Title IV or Section 302 of ERISA or Section 412 of the Code. None of the Sellers or any ERISA Affiliate has incurred any unsatisfied liability under Title IV of ERISA or Section 412 of the Code, and, to the best knowledge of the Sellers, no condition exists that presents a material risk to the Buyer of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

     (c) Except as set forth on Schedule 3.13(c), no Plan that is subject to
Section 412 of the Code or Title IV of ERISA (each, a "Title IV Plan") is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA.

     (d) Except as set forth on Schedule 3.13(d), no Plan or Individual Agreement provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Sellers or Parent any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former Fastener Business Employee (or his beneficiary).

     (e) Except as set forth on Schedule 3.13(e), no amounts payable under the Plans or Individual Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

     (f) Except as would not reasonably be expected to have a Material Adverse Effect, each Plan and Individual Agreement has been operated and administered in accordance with its terms and applicable Law in all material respects, including but not limited to ERISA and the Code, and each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received or timely applied for an IRS determination that it is so qualified and that the trusts maintained thereunder are exempt from taxation under Section 50l(a) of the Code.

     (g) Schedule 3.13(g) sets forth each Plan and Individual Agreement under which as a result of the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, (i) any current or former Fastener Business Employee may become entitled to severance pay or any other payment, except as expressly provided in this Agreement, or (ii) any compensation due any such employee or officer from the Fastener Business may be increased or the time of payment or vesting may become accelerated.

     (h) Except as disclosed in Schedule 3.13(h), there are no pending, or to the best knowledge of the Sellers, threatened claims by or on behalf of any Plan or under an Individual Agreement, by any Fastener Business Employee or beneficiary covered under any such Plan or Individual Agreement, or otherwise involving any such Plan or Individual Agreement (other than routine claims for benefits). With respect to each Plan and Individual Agreement, all payments due from any of the Sellers or any of their respective subsidiaries have been timely made and all amounts which become due and payable under such Plans and Individual Agreements will be paid in full by the Sellers in accordance with the terms of such Plans or such Individual Agreement, as applicable.

     (i) Except as set forth on Schedule 3.13(i), none of the Sellers have disseminated in writing or otherwise broadly or generally notified current or former employees of the Fastener Business of any intent or commitment (whether or not legally binding) to create or implement any additional plans, funds, programs, agreements or arrangements for the benefit of any current or former employees of the Fastener Business or to materially amend, modify or terminate any existing Plan or Individual Agreement.

     (j) Except as set forth on Schedule 3.13(j), none of the Sellers are party to any collective bargaining agreements. Except as set forth on Schedule 3.13(j), to the best knowledge of the Sellers, there are no labor unions, groups, associations, works councils or other organizations representing, purporting to represent or attempting to represent, any Fastener Business Employee. There is not pending, or to the best knowledge of the Sellers, threatened, any labor dispute, strike, work stoppage or other concerted labor activity against any of the Sellers or any of their respective subsidiaries involving any Fastener Business Employees. During the three year period preceding the date hereof, to the best knowledge of the Sellers, there have been no organizing activities conducted by any labor unions, groups, associations, works councils or other organizations with respect to any Fastener Business Employee. None of the Sellers or any of their respective subsidiaries has committed any unfair labor practices or violated in any material respect any applicable employment Laws in connection with the operation of the Fastener Business and, except as disclosed on Schedule 3.13(j), there is not pending or, to the best knowledge of the Sellers, threatened, any charge, complaint, investigation or proceeding against the Sellers by or before the National Labor Relations Board, the Department of Labor, the Equal Employment Opportunity Commission, the Occupational Health and Safety Administration or any comparable foreign, state or municipal agency by or on behalf of any Fastener Business Employee or class of employees or by or before any Government entity relating to a purported violation of any applicable employment Laws.

     (k) With respect to all of the employee benefit plans which are subject to Laws other than those of the United States, except as would not reasonably be expected to have a Material Adverse Effect, such plans are in compliance with any applicable Laws, including relevant Tax Laws, and the requirements of any trust deed under which they are established, (i) all employer and employee contributions to each such plan required by Law or by the terms of such plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; and (ii) the fair market value of the assets of each funded plan, the liability of each insurer for any plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan.

     (l) Schedule 3.13(l) lists each Fastener Business Employee employed in the Fastener Business who has an annual base salary in excess of $100,000.

     SECTION 3.14 Government and Third Party Authorizations and Regulations.

     (a) All Government and other third party permits (including occupancy permits), licenses, franchises, permits, registrations, approvals and other authorizations or consents held by any of the Sellers and their respective subsidiaries to operate the Fastener Business (herein collectively called "Authorizations") are valid and sufficient to conduct the Fastener Business conducted by them in the manner presently being conducted, except where the failure to hold such Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (provided that no representation or warranty is made in this Section 3.14(a) with respect to Environmental Laws).

     (b) Except as set forth on Schedule 3.14(b), the Fastener Business is being, and since June 30, 2001 has been, conducted in material compliance with all applicable Laws of all Government entities relating to the operation, conduct or ownership of the Fastener Business (provided that no representation or warranty is made in this Section 3.14(b) with respect to Environmental Laws).

     SECTION 3.15 Assets Necessary to Business. Except as set forth on Schedule
3.15 and except for the Excluded Assets, the Fastener Business Assets, together with the assets of the Transferred Fastener Subsidiaries, constitute all the assets and properties used or held for use in connection with, necessary for, or material to the business and operations of the Fastener Business as presently conducted.

     SECTION 3.16 Litigation. Except as set forth on Schedule 3.16, there are no material claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Sellers, threatened against the Transferred Fastener Subsidiaries, the Fastener Business or the Fastener Business Assets. Except as set forth on Schedule 3.16, there are no Government legal proceedings pending which challenge the legality of this Agreement or the transactions contemplated hereby. None of the Sellers, the Transferred Fastener Subsidiaries, the Fastener Business or the Fastener Business Assets are subject to any outstanding order, writ, injunction or decree which has had or would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.17 Intentionally Omitted.

     SECTION 3.18 State Takeover Statutes. The Board of Directors of each of the Sellers has approved the terms of this Agreement, the Ancillary Agreements to which such Seller is to be a party and the consummation of the transactions contemplated hereby or thereby, and such approval represents all the action necessary to render inapplicable to this Agreement and the transactions contemplated hereby, the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement or the transactions contemplated hereby.

     SECTION 3.19 Voting Requirement. The affirmative vote of a majority of outstanding shares of the Parent's Class A common stock, par value $.10 per share (the "Class A Common Stock"), and Class B common stock, par value $.10 per share (the "Class B Common Stock", and together with the Class A common stock, the "Parent Common Stock"), voting together as a single class, at a stockholder meeting (the "Shareholder Approval") is the only vote of the Parent's capital stock necessary to approve and adopt the transactions contemplated by this Agreement under any applicable Law or pursuant to the requirements of the Parent's Certificate of Incorporation and Bylaws.

     SECTION 3.20 Intentionally Omitted.

     SECTION 3.21 Accounts Receivable. All accounts receivable of the Fastener Business that are reflected on the March Pro Forma Balance Sheet or are or will be generated between the date hereof and the Closing Date (i) represent or will represent valid obligations, free and clear of any Liens (other than Permitted Exceptions), arising from bona fide transactions entered into in the ordinary course of business and (ii) are valued and carried on the March Pro Forma Balance Sheet or will be carried on the Closing Date Balance Sheet, as the case may be, in accordance with GAAP except as set forth on Schedule 3.6.

     SECTION 3.22 Taxes. Except as set forth in Schedule 3.22:

     (a) Each of the Sellers and each of the Transferred Fastener Subsidiaries have duly filed all Tax Returns and the Sellers and each of the Transferred Fastener Subsidiaries have duly paid or caused to be duly paid all Taxes shown due on such Tax Returns. All such Tax Returns are correct and complete in all material respects. To the best knowledge of the Sellers, none of the Sellers nor any of the Transferred Fastener Subsidiaries has received written notice of any claim made by an authority in a jurisdiction where none of the Sellers or any of the Transferred Fastener Subsidiaries file Tax Returns, that the Sellers or any of the Transferred Fastener Subsidiaries are or may be subject to Taxation by that jurisdiction.

     (b) Each of the Sellers and each of the Transferred Fastener Subsidiaries has withheld and timely paid all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (c) The U.S. Federal income Tax Returns of the Sellers have been examined by the Internal Revenue Service ("IRS") (or the applicable statutes of limitation for the assessment of U.S. Federal income Taxes for such periods have expired) for all periods, and no material deficiencies were asserted as a result of such examinations that have not been resolved or fully paid.

     (d) No Federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the best knowledge of the Sellers, are pending with regard to any Taxes or Tax Returns of any of the Sellers or of any of the Transferred Fastener Subsidiaries. To the best knowledge of the Sellers, no written notification has been received by the Sellers or by any of the Transferred Fastener Subsidiaries that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to any of the Sellers or any of the Transferred Fastener Subsidiaries or any Tax Return filed by or with respect to the Sellers or any Transferred Fastener Subsidiary. There is no dispute or claim concerning any Tax liability of the Sellers, or any of its Transferred Fastener Subsidiaries either claimed in writing or raised by any taxing authority in writing.

     (e) None of the Sellers or any of the Transferred Fastener Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (f) None of the Sellers or any of the Transferred Fastener Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Sellers or any Transferred Fastener Subsidiary.

     (g) None of the Sellers or any of the Transferred Fastener Subsidiaries has agreed to make, or has been notified in writing of a requirement to make, any adjustment under Section 481 of the Code (or comparable provision under other
Laws) by reason of a change in accounting method or otherwise.

     (h) None of the Sellers or any of the Transferred Fastener Subsidiaries is a party to any Tax sharing, Tax indemnity or other agreement or arrangement with any entity not included in the Parent's consolidated financial statements most recently filed by the Parent with the SEC.

     (i) Since January 1, 1996, none of the Sellers, or any of the Transferred Fastener Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under state, local or foreign Law (other than a group the common parent of which is the Parent).

     (j) To the best knowledge of the Sellers, there are no Liens (other than Permitted Exceptions) for Taxes (other than for current Taxes not yet due and payable) on any assets of the Sellers or any of the Transferred Fastener Subsidiaries.

     (k) None of the Sellers or any of the Transferred Fastener Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock to any Person qualifying for tax-free treatment under
Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transaction contemplated under this Agreement.

     SECTION 3.23 Insurance. Schedule 3.23 contains a complete and correct description of all policies of property, fire, casualty, product liability, workers' compensation and other forms of insurance owned or held by any of the Sellers or any of their respective subsidiaries covering the Fastener Business or the Fastener Business Assets.

     SECTION 3.24 Environmental Matters. Except as set forth on Schedule 3.24:

     (a) Each of the Sellers and the Transferred Fastener Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Government entities which are required under any applicable Environmental Law and necessary for it to carry on the Fastener Business as now conducted ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect. Each of such Environmental Permits is in full force and effect, and each of the Sellers and the Transferred Fastener Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such failures to be in full force and effect or to be in compliance which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect. None of the Sellers or any of their subsidiaries is currently or, to the best knowledge of the Sellers, has in the past manufactured, sold or distributed any product containing asbestos.

     (b) There are no Environmental Claims with respect to the Fastener Business pending, or to the best knowledge of the Sellers, threatened, against any of the Sellers or the Transferred Fastener Subsidiaries, or, to the best knowledge of the Sellers, any Person whose liability for any such Environmental Claim the Sellers or any of the Transferred Fastener Subsidiaries have or may have retained or assumed, either contractually or by operation of Law, except for Environmental Claims identified on Schedule 3.24(b) or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (c) There are no past or present actions, activities, conditions or events including, without limitation, the Release or threatened Release of any Hazardous Material, that would form the basis of any Environmental Claim relating to the Transferred Fastener Business against the Sellers or their respective subsidiaries, except for such liabilities which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect.

     (d) To the best knowledge of the Sellers, no site or facility now or previously owned, operated or leased by the Sellers or any of the Transferred Fastener Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or equivalent state statutes.

     (e) No Liens (other than Permitted Exceptions) have been recorded under or pursuant to any Environmental Law on any site or facility now owned, operated or leased by the Sellers or any of their respective subsidiaries for use by the Fastener Business, except for such Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and no action of any Government entity has been taken or, to the best knowledge of the Sellers, is in process which would reasonably be expected to subject any of such properties to such Liens, except for any such action which, individually or in the aggregate, is not reasonably expected to have a Material Adverse Effect.

     (f) To the best knowledge of the Sellers, each of the Sellers has made available to the Buyer copies of all material environmental site assessment reports and environmental audits in their possession prepared by or on behalf of the Seller or any of its subsidiaries relating to environmental matters of the Fastener Business or the Fastener Business Real Properties.

     (g) As used in this Agreement:

          (i) "Environmental Claim" means any claim, action, lawsuit or proceeding by any Person which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, Government response costs, natural resources damages, property damages, personal injuries or penalties) pursuant to any Environmental Law.

          (ii) "Environmental Law" means any Law of any Government entity, or any binding agreement with any Government entity, relating to (a) pollution or protection of the environment or natural resources, including, without limitation, those relating to cleanup, preservation or reclamation thereof, any Release or threatened Release of Hazardous Materials; or the presence, handling, use, manufacture, distribution, treatment, storage, disposal, or recycling of or exposure to Hazardous Materials, (b) workplace health or safety or (c) exposure of persons or property to Hazardous Materials.

          (iii) "Hazardous Materials" means any pollutant, contaminant, waste, substance, chemical or material, including, without limitation, petroleum or petroleum products, radioactive materials or friable asbestos, regulated or which can give rise to liability under applicable Environmental Law.

     SECTION 3.25 Fastener Business Inventory. The Fastener Business Inventory is reflected on the March Pro Forma Balance Sheet and will be reflected on the Preliminary Closing Date Balance Sheet, and such Fastener Business Inventory has been and will be accounted for in accordance with

GAAP consistently applied as described in the Parent's inventory accounting policies and procedures on Schedule 2.7(a). Obsolete inventory has been fully reserved for or is recorded in accordance with GAAP consistently applied as described in Parent's inventory accounting policies and procedures on Schedule 2.7(a). No changes to these policies and procedures will be recorded in the Fastener Business Books and Records between March 2002 and the Closing Date. For external reporting purposes, the Parent may record additional entries at the Parent company level in order to reflect a change in accounting policy from LIFO to FIFO but these entries shall not impact the calculation of Net Working Capital.

     SECTION 3.26 Product Warranty. Except as set forth on Schedule 3.26 and except for returns of products by customers in the ordinary course of the Fastener Business consistent with past practice, each Fastener Business product manufactured, sold, leased, or delivered by the Sellers has been in conformity in all material respects with all applicable contractual commitments, regulatory requirements and all express and implied warranties, and the Sellers have no material liability (and to the best knowledge of the Sellers, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. Except as set forth on Schedule 3.26, no Fastener Business product manufactured, sold, leased or delivered by any of the Sellers is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale and lease. Schedule 3.26 includes copies of the standard terms and conditions of sale or lease for the products of the Fastener Business (containing applicable guaranty warranty and indemnity provisions).

     SECTION 3.27 Product Liability. Except as set forth on Schedule 3.27, each of the Sellers has no material liability (and to the best knowledge of the Sellers, there is no reasonable basis for, and each of the Sellers is not aware of, any present or future suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to any individuals or property as a result of the ownership, possession, or use of any Fastener Business product manufactured, sold, leased or delivered by the Sellers or any of their subsidiaries.

     SECTION 3.28 No Conflict of Interest. Except as set forth on Schedule 3.28, no officer or director of the Parent and no immediate family member of such officer or director (collectively, the "Parent Affiliates"), and no enterprise, firm, corporation or trust of which any of the Parent Affiliates is an officer, trustee, director, employee, agent, or 5% stockholder, has any ownership interest in or contract, agreement or other similar arrangement with the Fastener Business, any Fastener Business Assets or Transferred Fastener Subsidiary, except as a stockholder of the Parent, or, has any contract, agreement or arrangement with the Parent or any of its subsidiaries relating to the Fastener Business. None of the Parent Affiliates has 5% or more ownership or stock interest in any Person which is engaged in a business that directly competes with the Fastener Business as currently conducted.

     SECTION 3.29 Accounting Controls. None of the Sellers nor any of their respective subsidiaries, nor, to the best knowledge of the Sellers, any of their respective directors, officers or employees, or any other Person acting on behalf of any of them, has: (i) made any unlawful contributions, payments, gifts, entertainment or other unlawful expenses, or provided unlawful services or other unlawful favors in order to obtain preferential treatment or consideration by any Government entity or any other Person with respect to any aspect of the Fastener Business or (ii) made any political contributions that would not be lawful under the Laws of the United States, any foreign country or any jurisdiction within the United States or any foreign country. None of the Sellers nor any of their respective subsidiaries nor, to the best knowledge of the Sellers, any or their respective directors, officers or employees, or any other Person, acting on behalf of any of them has been, or is the subject of, any investigation by any Government entity in connection with any such unlawful contributions, payments, gifts, entertainment or other unlawful expenses, or provided unlawful services or other unlawful favors in order to obtain preferential treatment or consideration by any Government entity or any other Person, with respect to any aspect of the Fastener Business. No unrecorded fund or asset of the Fastener Business has been established for any such purpose, and no accumulation or use of corporate funds of the Fastener Business has been made without being properly accounted for in the books and records of the Fastener Business.

     SECTION 3.30 Indebtedness To and From Officers, Directors, Stockholders and Others. Except as set forth on Schedule 3.30 and except for intercompany debt which will be settled prior to the Closing in accordance with the terms of this Agreement, neither the Fastener Business nor any of the Transferred Fastener Subsidiaries is indebted to any stockholder, director, officer, employee or agent of the Parent or any subsidiary of the Parent, except for reimbursement obligations with respect to travel and similar business expenses incurred in the ordinary course of the Fastener Business consistent with past practice; and no stockholder, director, officer, employee or agent of the Parent or any subsidiary of the Parent is indebted to the Fastener Business or any Transferred Fastener Subsidiary, except for personal charges with respect to telephone and similar business expenses incurred in the ordinary course of the Fastener Business consistent with past practice.

     SECTION 3.31 Brokers. Except for Lane, Berry & Co. International and Morgan Lewins & Co., Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Sellers, that is or will be payable by any of the Sellers. The Parent is solely responsible for all fees and expenses of any broker, finder, investment banker or agent payable in connection with the transactions contemplated by this Agreement.

     SECTION 3.32 Newco California Property. Newco California has or, prior to the Closing will have, (i) good and valid, legal, marketable and beneficial title to, or a valid leasehold or contractual interest in, free and clear of all Liens, all of the Fastener Business Assets set forth on Schedule 3.32 and (ii) obtained all necessary consents, permits, authorizations and approvals from any third party relating to the transfer or assignment to Newco California of the Fastener Business Assets that consist of fixed assets (other than any Fastener Business Lease) set forth on Schedule 3.32.



                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to each of the Sellers as follows:

     SECTION 4.1 Organization. (a) The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (b) The Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

     SECTION 4.2 Ownership of the Parent Common Stock. Immediately prior to entering into this Agreement, neither the Buyer nor any of its subsidiaries owned any shares of the Parent Common Stock.

     SECTION 4.3 Authority Relative to this Agreement. The Buyer has the corporate power and authority to enter into this Agreement and the Ancillary Agreements to which the Buyer is to be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer is to be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to which the Buyer is to be a party will be at the Closing, duly and validly executed and delivered by the Buyer and constitute, or will constitute at the Closing, assuming this Agreement constitutes, and the Ancillary Agreements to which the Buyer is to be a party will constitute at the Closing legal, valid, binding and enforceable agreements of each of the Sellers, legal, valid and binding agreements of the Buyer, enforceable against it in accordance with its terms.

     SECTION 4.4 Consents and Approvals; No Violation. Subject to the filings, permits, authorizations, consents and approvals set forth on Schedule 4.4 or as may be required under the applicable requirements of the HSR Act or the competition Laws or regulations of the European Union or any foreign supranational authority in any jurisdiction in which the Sellers or the Buyer (directly or through subsidiaries, in each case) has assets or conducts operations, none of execution, delivery or performance of this Agreement or the Ancillary Agreements to which the Buyer is to be a party by the Buyer, the consummation by the Buyer of the transactions contemplated hereby and thereby or compliance by the Buyer with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles of incorporation, bylaws or similar organization documents of the Buyer, (ii) require any filing with, or permit, authorization, consent or approval of, any Government entity or its regulatory authorities and agencies or any other Person, (iii) result in the violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, pursuant to any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which any of their properties or assets may be bound, or (iv) violate any Law applicable to the Buyer, with such exceptions in the case of the foregoing clauses (ii), (iii) and (iv) as would not adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

     SECTION 4.5 Financing. The Buyer will have sufficient financial resources available to pay the Consideration at the Closing Date and the Earn-Out when due.

     SECTION 4.6 Brokers. Except for Salomon Smith Barney Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. The Buyer is solely responsible for all fees and expenses of Salomon Smith Barney Inc. payable in connection with the transactions contemplated in this Agreement.



                                    ARTICLE V

                            COVENANTS OF THE PARTIES

     SECTION 5.1 Conduct of Business of the Sellers. Except as otherwise contemplated by this Agreement or as disclosed on Schedule 5.1, during the period from the date of this Agreement to the Effective Time, the Sellers will, and will cause the Transferred Fastener Subsidiaries to, (1) conduct the Fastener Business only in the ordinary and usual course of the Fastener Business consistent with past practice, (2) use commercially reasonable efforts to preserve intact all rights, privileges, franchises and other authority adequate for the conduct of the Fastener Business as currently conducted, (3) use commercially reasonable efforts to keep available the services of the Fastener Business Employees, and (4) use commercially reasonable efforts to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having significant business relationships with the Fastener Business. Without limiting the generality of the foregoing and, except as otherwise expressly provided in this Agreement, prior to the Effective Time without the prior written consent of the Buyer which will not be unreasonably withheld or delayed the Sellers will not permit either the Fastener Business or any Transferred Fastener Subsidiary to:

     (a) create, incur or assume any long-term debt (including obligations in respect of capital leases), or, except in the ordinary course consistent with past practice of the Fastener Business under existing lines of credit, create, incur or assume any short-term debt; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person if such assumption, guarantee, endorsement or other liability would constitute a liability of the Fastener Business (other than the guarantee of product warranties in the ordinary course of the Fastener Business consistent with past practice); provided that (i) the Fastener Business may create, incur, assume, guarantee, endorse or otherwise become liable or responsible for any such debt or obligations that will be repaid or otherwise released on or before the Closing and (ii) the Transferred Fastener Subsidiaries may endorse negotiable instruments in the ordinary course of the Fastener Business consistent with past practice;

     (b) (i) increase in any manner the compensation of any of the Fastener Business Employees, except such increases as are granted in the ordinary course of the

Fastener Business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases but not any general across-the-board increases); (ii) declare, pay or make any commitment or obligation for the payment of additional salary or similar compensation to any of the Fastener Business Employees (except in accordance with current written policies in effect on the date hereof and consistent with past practice); (iii) pay bonuses to the Fastener Business Employees except in an amount not to exceed $1,700,000 in the aggregate and which are paid prior to the Closing; (iv) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing Plan or modify or agree to modify any benefits provided under the Plans; or (v) commit itself to adopt any additional Plans or, except as otherwise expressly required or permitted by Article VI, to amend or terminate any of such Plans in existence on the date hereof;

     (c) subject to Section 5.19, permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse if such policy covers Fastener Business Assets or insures risks, contingencies or liabilities which could result in a liability of the Fastener Business, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage remaining under those cancelled, terminated or lapsed are in full force and effect; provided that (i) in no event will the Sellers be required to enter into any replacement policy the premiums of which exceed 200% of the premiums of its current policies, and (ii) the refusal of any insurer to renew any such policy will not constitute a breach of this paragraph. Notwithstanding the foregoing, in the event replacement policies providing coverage equal to or greater than the cancelled, terminated or lapsed policies are not available at premiums less than 200% of the premiums of the current policies in effect as of the Closing Date, the Parent shall be required to enter into replacement policies providing the maximum coverage available for premiums equal to 200% of the premiums of the current policies in effect on the Closing Date;

     (d) except in the ordinary course of the Fastener Business consistent with past practice, (i) sell, transfer, or otherwise dispose of or agree to sell, transfer, or otherwise dispose of, any Fastener Business Assets which have a sales price in excess of $5,000,000, individually or in the aggregate, or (ii) mortgage, pledge or otherwise encumber any Fastener Business Assets except for such mortgages or encumbrances which constitute Permitted Exceptions;

     (e) (i) sell, transfer, out-license (whereby the Sellers or any of their respective subsidiaries license intellectual property to third parties) or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Fastener Business Intellectual Property or (ii) in-licensing (whereby third parties license intellectual property to any of the Sellers or any of their respective subsidiaries) any of the Fastener Business Intellectual Property except in the ordinary course of the Fastener Business consistent with past practice;

     (f) (i) enter into any agreements, commitments or contracts relating to the Fastener Business except agreements, commitments or contracts made in the ordinary course of the Fastener Business consistent with past practice; provided, however, neither the Fastener Business nor any Transferred Fastener Subsidiary will (x) enter into any hedging contract or derivative arrangement or
(y) any joint venture arrangements, including those set forth on Schedule 5.1, or (ii) amend any agreements, commitments or contracts relating to the debt of any Transferred Fastener Subsidiary;

     (g) voluntarily consent to the termination of any material Fastener Business Contract, material Fastener Business Lease or material Fastener Business Intellectual Property License by any other party thereto; or voluntarily terminate by its own actions any material Fastener Business Contract, material Fastener Business Lease or material Fastener Business Intellectual Property License; or voluntarily withdraw any application for any material Fastener Business Intellectual Property;

     (h) make any capital expenditures in excess of (i) $1,000,000 for any single project or (ii) $5,000,000 in the aggregate; provided, however, the Sellers shall be able to make commitments in respect of maintaining the Fastener Business Assets in the ordinary course of business in amounts not to exceed $500,000 in the aggregate;

     (i) amend its charter documents in a manner that adversely affects the transactions contemplated hereby;

     (j) waive or release any rights of material value of or with respect to the Fastener Business or any Fastener Business Asset;

     (k) change the accounting principles used in connection with the Fastener Business unless required by GAAP;

     (l) sell or offer for sale the size 5 threaded version of the drive nut used in connection with the Accu-Lok fastener; and

     (m) enter into any agreement, contract, commitment, understanding, undertaking or arrangement to do any of the foregoing.

     Notwithstanding the provisions of this Section 5.1, nothing in this Agreement shall be construed or interpreted to prevent the Sellers or any subsidiary of the Sellers from (i) paying or making regular or special dividends or other distributions consisting of cash, marketable securities or property that is not a Fastener Business Asset or any combination thereof (other than pursuant to Section 5.21); (ii) making, accepting or settling intercompany loans or advances, or (iii) engaging in any other transaction incident to the normal cash management procedures of the Sellers and their respective subsidiaries, including short-term investments in time-deposits, certificates or deposit and banker's acceptances made in the ordinary course of the Fastener Business.

     SECTION 5.2 Transfer of Excluded Assets. During the period between the date of this Agreement and the Closing Date, the Parent shall transfer or cause to be transferred all of the Excluded Assets that are owned by a Transferred Fastener Subsidiary to the Parent or any of the Parent's subsidiaries other than a Transferred Fastener Subsidiary. The transfer of the Excluded Assets will not create, give rise to or result in any liability or obligation to the Buyer. The Parent will, on or prior to the Closing Date with respect to any transfer of Excluded Assets that occurs and is consummated on or prior to the Closing Date, pay or cause to be paid or satisfy or cause to be satisfied all liabilities and obligations arising from or otherwise attributable to the transfer of the Excluded Assets.

     SECTION 5.3 Access and Cooperation.

     (a) During the period from the date of this Agreement until the Closing Date, the Sellers will permit the Buyer and its representatives reasonable access on reasonable notice during normal business hours to the business and operations, properties, personal property, personnel, books and records, contracts and commitments of the Fastener Business, the Fastener Business Assets and the Assumed Fastener Business Liabilities (including the access to customers of the Fastener Business, provided that such access is strictly to facilitate the obtaining of any Government approvals), including the right to make copies of such Fastener Business Books and Records, Fastener Business Contracts, Fastener Business Leases and Fastener Business Intellectual Property Licenses. During such period the Parent will cause its representatives and those of the Fastener Business to consult as reasonably requested by the Buyer on a regular basis with such representatives of the Buyer and to discuss the ongoing operations of the Fastener Business including with respect to environmental matters. The Parent will promptly notify the Buyer of any significant change in the normal course of the Fastener Business and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) by or of any Government entity, or the institution or threat of any significant litigation, in each case involving the Fastener Business, and will keep the Buyer fully informed of such events and permit the Buyer's representatives access to all material prepared in connection therewith. In the event that any record or other information requested by the Buyer is subject to a confidentiality agreement with a third party, attorney-client privilege, or other legal restriction or privilege, the Sellers and the Buyer will endeavor to find means of disclosing as much information as practicable that is needed by the Buyer to prepare for the transfer of the Fastener Business, but the Sellers will not be obligated to breach such restriction or privilege. All information given or obtained by the Buyer and its representatives pursuant to this Section
5.3 shall be subject to the terms of the Confidentiality Agreement, dated December 17, 2001, between the Buyer and the Parent (the "Confidentiality Agreement"). The Buyer shall return all copies of such Fastener Business Books and Records, Fastener Business Contracts, Fastener Business Leases and Fastener Intellectual Property Licenses and commitments promptly upon the request of any Seller if for any reason the Closing does not occur and this obligation shall survive the termination of this Agreement. The access provided by



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

the Sellers to the Buyer pursuant to this Section 5.3(a) shall include the right of the Buyer to conduct any environmental investigation that the Buyer deems prudent, provided that the Buyer shall not undertake any environmental testing or sampling prior to the Closing Date. Representatives of the Buyer and the Sellers shall meet prior to the performance of any additional environmental inspection to discuss the schedule and scope of such work.

     (b) Except for Taxes covered in Section 8.7, for a period of seven years after the Closing, the Buyer and the Sellers shall provide the other with reasonable access during normal business hours, upon reasonable notice, to all Fastener Business Books and Records to the extent they relate to the condition or operation of the Fastener Business Assets, the Transferred Fastener Subsidiaries or the Assumed Fastener Business Liabilities prior to the Closing (including, but not limited to, any accounts receivable that the Sellers retain pursuant to Section 2.10 or that are transferred and assigned to the Parent pursuant to Section 5.20), to respond to Third Party Claims or for any other legitimate purpose specified in writing. Each of the Sellers and the Buyer shall have the right, at its own expense, to make copies of any such books and records. No party hereto shall destroy any books or records to the extent that they relate to the condition or operation of the Fastener Business Assets, the Transferred Fastener Subsidiaries or the Assumed Fastener Business Liabilities prior to the seventh anniversary of the Closing without first offering to turn over possession to the other parties by written notice at least ninety days prior to the proposed date of destruction.

     SECTION 5.4 Expenses. Except as otherwise provided by this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. Notwithstanding the provisions of this Section 5.4, the Parent and the Buyer agree that any costs, including, without limitation, filing fees and attorneys' fees and expenses, incurred in connection with curing any defect in the chain-of-title of the Fastener Business Intellectual Property shall be shared equally by the parties.

     SECTION 5.5 Commercially Reasonable Efforts.

     (a) Subject to the terms and conditions of this Agreement and applicable Law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Without limiting the foregoing, the parties shall, and shall cause their respective subsidiaries, and use commercially reasonable efforts to cause their directors, officers, employees, agents, attorneys, accountants and representatives (and their respective subsidiaries' directors, officers, employees, agents, attorneys, accountants and representatives), to (i) obtain all consents,



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

approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permissions or actions by, and give all necessary notices to, and make all filings with and applications and submissions to, any Government entity (including promptly filing with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Department of Justice") pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement) or other Person necessary in connection with the consummation of the transactions contemplated by this Agreement as soon as reasonably practicable; (ii) provide all such information concerning such party, its subsidiaries and its officers, directors, employees, partners and Affiliates as may be necessary or reasonably requested in connection with any of the foregoing including clause (i) above; (iii) avoid the entry of, or have vacated or terminated, any injunction, decree, order, or judgment that would restrain, prevent, or delay the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, the Buyer shall not be required to agree to any divestiture by the Buyer or any of the Sellers or any of their respective subsidiaries (A) of shares of capital stock or membership interests, or (B) of any of their respective businesses, assets, properties or product lines, or the imposition of any material limitation on the ability of any of them to conduct their respective businesses (including the Fastener Business) or to own or exercise control of such business, assets, properties, product lines or stock.

     (b) The Parent and the Buyer shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by either of them or by any of their respective subsidiaries, from any third party and/or any Government entity with respect to the transactions contemplated by this Agreement.

     (c) In the case of any Fastener Business Contracts, Fastener Business Intellectual Property Licenses or Fastener Business Leases, or any other contracts to which a Transferred Fastener Subsidiary is a party at the Effective Time which are not by their terms assignable or which require the consent of a third party in connection with the transactions contemplated by this Agreement, each of the Sellers agrees to use its commercially reasonable efforts to cause such assignment or to procure such consent. In those cases where consents have not been obtained prior to Closing Date (collectively, the "Non-Conveyed Contracts"), each of the Sellers shall, at the Buyer's request, provide the Buyer with the benefit of such Non-Conveyed Contracts, including, but not limited to, (i) enforcing, at the request and expense of the Buyer, any rights of the Seller, arising with respect thereto (including, without limitation, the right to terminate a Non-Conveyed Contract in accordance with the terms thereof upon the advice of the Buyer) or (ii) permitting the Buyer to enforce any rights arising with respect thereto as if such Non-Conveyed Contracts had been sold, conveyed, assigned and delivered to the Buyer. The provisions of this Section 5.5(c) shall not affect the right of the Buyer not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 7.3(d) have not otherwise been fulfilled.



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

     SECTION 5.6 Further Assurances. From time to time, without further consideration, each of the Sellers will, at the Buyer's expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order more effectively to consummate the transactions contemplated hereby and to vest in the Buyer or a Transferred Fastener Subsidiary title to the Fastener Business Assets (including, without limitation, assistance in the reduction to possession of any thereof). From time to time, without further consideration, the Buyer will, at the Seller's expense, execute and deliver such documents as the Sellers may reasonably request in order more effectively to consummate the transactions contemplated hereby and to perfect the assumption by the Buyer of the Assumed Fastener Business Liabilities.

     SECTION 5.7 Disclosure Supplements; Schedules and Exhibits. From time to time after the date of this Agreement and prior to the Effective Time, the Sellers will promptly supplement or amend the schedules referred to in Article III (other than Schedule 3.16 with respect to asbestos claims or personal injury or property damage arising from exposure to Hazardous Materials) and Article VI with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in a schedule or which is necessary to correct any information in a schedule or in any representation and warranty of the Sellers that has been rendered inaccurate thereby. From time to time after the date of this Agreement and prior to the Effective Time, the Buyer will promptly supplement or amend the schedules referred to in Article IV with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in a schedule or which is necessary to correct any information so previously disclosed or in any representation and warranty of the Buyer which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of each of the Sellers contained in Article III and the accuracy of the representations and warranties of the Buyer contained in Article IV in order to determine the fulfillment of the conditions set forth in Sections 7.3(a) and 7.2(a), respectively, the schedules delivered by the Sellers and the schedules delivered by the Buyer shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

     SECTION 5.8 Public Announcements. The Buyer and the Sellers agree that none of them will issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the other party's prior written consent, except for such press releases or public statements as may be required by applicable Law or the rules of any stock exchange on which such party's



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

securities are listed, in which case the other party shall nonetheless be consulted prior to the issuance of any such press release or public statement.

     SECTION 5.9 Sales, Use and Transfer Taxes and Fees. The parties agree that all sales, use and transfer Taxes and related fees (including real estate, transfer Taxes, stamp or other Taxes of the same or similar nature, and patent and trademark transfer Taxes and recording fees but excluding, without limitation, any Taxes arising from the failure of the German spin-off to qualify as tax-free which shall solely be the responsibility of the Sellers) incurred in connection with this Agreement and transactions contemplated hereby will be borne equally by the Sellers and the Buyer. The Buyer and the Sellers shall file all necessary Tax Returns and other documentation with respect to all such sales, use and transfer Taxes and fees. The Sellers shall obtain any other documentation (including, without limitation, reseller or other certificates) requested by the Buyer.

     SECTION 5.10 Noncompetition.

     (a) From and after the Effective Time, until the fourth anniversary of the Closing Date (the "Covenant Period"), each of the Sellers agree that neither it nor any of its respective subsidiaries will anywhere in the world (i) directly or indirectly engage in the Fastener Business, or (ii) directly or indirectly invest in, manage, consult with, operate, participate in or control as a partner, stockholder or consultant, or otherwise have an equity interest exceeding five percent in, any Person that competes with the Fastener Business (the "Noncompetition Agreement"). Without limiting the foregoing, during the Covenant Period, none of the Sellers or any of their respective subsidiaries shall (i) directly or indirectly serve as a consultant to any of the Sellers', the Buyer's or any of their then subsidiaries competitors that compete with the Fastener Business, or (ii) engage or participate in any effort or act to induce any of the customers, suppliers, associates or independent contractors of the Fastener Business, the Buyer or any of the Buyer's subsidiaries to take any action or refrain from taking any action or inaction that could be reasonably be foreseen to be disadvantageous to the Fastener Business, the Buyer or the Buyer's subsidiaries, including without limitation, the solicitation of any of such parties to cease doing business with the Fastener Business, the Buyer or the Buyer's subsidiaries. Notwithstanding the foregoing, during the Covenant Period, none of the Sellers or any of their subsidiaries shall be prohibited from (i)(x) acquiring a business if no more than 10% of its revenues are derived from activities that are competitive with the Fastener Business or (y) acquiring a business if more than 10% of its revenues are derived from activities that are competitive with the Fastener Business so long as the Sellers or their subsidiaries use commercially reasonable efforts to sell, discontinue or otherwise dispose of such business within a reasonable period of time after it is acquired (but no later than 12 months after such acquisition) or (ii) engaging in the businesses operated by Fairchild



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Aerostructure Company and the APS division of Fairchild Holding as such businesses are operated as of the Closing Date.

     (b) For a period of four years after the Effective Time, neither the Parent nor any of its subsidiaries shall solicit or rehire (other than as a result of a public advertisement or general solicitation not specifically targeted at Fastener Business Employees) any Fastener Business Employees, unless the Buyer consents in writing to such solicitation or rehire, provided that the foregoing will not (i) prevent the Parent from soliciting or rehiring any such Fastener Business Employees after the termination of such employee's employment by the Buyer or any of its subsidiaries, (ii) prohibit the Parent from placing public advertisements or conducting any other form of general solicitation which is not specifically targeted at Fastener Business Employees or (iii) prohibit the Parent from soliciting or rehiring any Fastener Business Employee if such employee has not been employed by the Buyer for 12 consecutive months. For a period of four years after the Effective Time, neither the Buyer nor any of its subsidiaries shall solicit or hire any employee of the Parent or any of its subsidiaries, unless the Parent consents in writing to such solicitation or hire, provided that the foregoing will not (i) prevent the Buyer from soliciting or hiring any such employee of the Parent after the termination of such employee's employment by the Parent or any of its subsidiaries, (ii) prohibit the Buyer from placing public advertisements or conducting any other form of general solicitation which is not specifically targeted at employees of the Parent, (iii) prohibit the Buyer from soliciting or hiring any employee of the Parent if such employee has not been employed by the Parent for 12 consecutive months or (iv) prohibit the Buyer from hiring any Transferred Employees in accordance with Section 6.1(a).

     (c) It is the intention of the parties to this Agreement that the provisions of this Section 5.10 shall be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this
Section 5.10 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable; such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     (d) Each of the Sellers acknowledges that the Buyer would be irreparably harmed by any breach of this Section 5.10 and that there would be no adequate remedy at Law or in damages to compensate the Buyer for any such breach. Each of the Sellers agrees that the Buyer shall be entitled to injunctive relief requiring specific performance by each of the Sellers of this Section 5.10, and such Sellers consent to the entry thereof.

     SECTION 5.11 No Solicitation.

     (a) Each of the Sellers agrees that it will not, directly or indirectly through any officer, subsidiary, Affiliate, director, employee, stockholder, representative, agent or



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other Person, (i) seek, initiate, solicit or encourage any Person to make an inquiry or proposal with respect to the purchase or other acquisition (including by way of a merger, consolidation, stock purchase, asset purchase or share exchange) of a significant portion of the Fastener Business Assets or any substantially similar transaction, in each case other than the transactions contemplated by this Agreement (a "Fastener Business Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning a Fastener Business Acquisition Proposal with any Person or group, (iii) disclose any non-public information relating to the Sellers or give access to the properties, employees, books or records of the Sellers or any of its subsidiaries to any Person or group in connection with any Fastener Business Acquisition Proposal or (iv) approve or recommend or agree to approve or recommend any Fastener Business Acquisition Proposal; provided that nothing herein shall prevent the Board of Directors of the Parent from (a) furnishing information to any Person that has made a Fastener Business Acquisition Proposal not solicited in violation of this
Section 5.11 or (b) subject to the other provisions of this Section 5.11, entering into or participating in discussions or negotiations concerning a Fastener Business Acquisition Proposal not solicited in violation of this
Section 5.11 so long as, in each case, (x) the Board of Directors of the Parent shall have concluded in good faith, after receiving and considering the advice of its outside legal counsel, that failing to participate in such discussions or negotiations or furnishing such information would cause the Board of Directors of the Parent to be in breach of its fiduciary responsibilities to its stockholders under applicable Law, and (y) prior to participating in such discussions or negotiations or furnishing any such information, such Seller and the party making such offer agrees to a confidentiality agreement that is no more favorable to the party receiving information than the Confidentiality Agreement and the Buyer is given concurrent or advance written notice thereof. The Board of Directors of the Parent may (A) fail to make, withdraw, or modify in a manner adverse to the Parent its recommendation to its stockholders referred to in Section 5.12 hereof, (B) take and disclose to its stockholders a position contemplated by Rule 14e-2 under the Exchange Act or otherwise complying with its disclosure obligations and/or (C) take any non-appealable, final action ordered to be taken by the Parent by any court of competent jurisdiction, but in each case only if the Board of Directors of the Parent shall have concluded in good faith, after consultation with its outside legal counsel, that such action is required in the exercise of its fiduciary duties under applicable Law.

     (b) The Parent shall notify the Buyer in writing no later than the end of the next business day after receipt thereof of the receipt of any Fastener Business Acquisition Proposal (including providing a copy thereof if in writing), the terms and conditions of such Fastener Business Acquisition Proposal and the identity of the Person making it. The Parent also shall promptly notify the Buyer no later than the end of the next business day of any change to or modification of such Fastener Business Acquisition Proposal.

     (c) Subject to the provisions of Section 5.11(a), the Sellers shall, and shall cause each of their respective subsidiaries and their respective advisors, employees and other agents to, cease immediately and cause to be terminated any and all existing



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activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Fastener Business Acquisition Proposal.

     SECTION 5.12 Special Shareholders Meeting. The Parent shall take all action necessary in accordance with applicable Law and its certificate of incorporation and bylaws to convene a special meeting of its shareholders as promptly as possible for the purpose of obtaining the Shareholder Approval of the transactions contemplated by this Agreement (the "Special Shareholders Meeting"). The Proxy Statement shall contain the recommendation of the Board of Directors of the Parent that the shareholders of the Parent vote to adopt a resolution embodying the transactions contemplated by this Agreement pursuant to
Section 271 of the DGCL, subject to clause (A) of the last sentence of Section 5.11(a). The Board of Directors of the Parent shall at all times recommend such adoption and shall take all reasonable action necessary or appropriate to solicit such adoption, subject to clause (A) of the last sentence of Section 5.11(a).

     SECTION 5.13 Proxy Statement.

     (a) Promptly after the execution of this Agreement, the Parent shall use reasonable best efforts to prepare and, as soon as is reasonably practicable, file with the SEC the Proxy Statement, together with appropriate forms of proxy, with respect to the Special Shareholders Meeting. The Buyer and its outside counsel shall be given the opportunity to review and comment on the Proxy Statement before it is filed with the SEC. The Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and, as promptly after the Proxy Statement has been so cleared, shall mail the Proxy Statement to the stockholders of the Parent as of the record date for the Special Shareholders Meeting. The Buyer and the Parent each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect and shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC, and to be disseminated to the stockholders of the Parent Common Stock to the extent required by applicable Law.

     (b) The Parent shall notify the Buyer promptly of the receipt by it of any comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and will supply the Buyer with copies of all correspondence between the Parent and its representatives, on the one hand, and the SEC or the members of its staff or any other Government official, on the other hand, with respect to the Proxy Statement. The Buyer and the Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC or any other Government official with respect to the Proxy Statement.



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     SECTION 5.14 Repayment of Debt.

     (a) Sufficiently in advance of the Closing, the Parent will commence a cash tender offer for all of the outstanding principal amount of the Parent's 10 3/4% Senior Subordinated Notes due 2009 in accordance with the terms of the Indenture, dated as of April 20, 1999 pursuant to which such Notes were issued (the "10 3/4% Indenture"), (the "Debt Tender Offer") on terms and conditions which shall be reasonably satisfactory to the Buyer. In addition, the Parent will purchase all Notes validly tendered in the Debt Tender Offer.

     (b) Concurrently with the Closing, the Parent shall repay in full all outstanding indebtedness under the Credit Agreement, dated as of April 20, 1999, as amended.

     SECTION 5.15 Use of Fairchild Fastener Name. From and after the Closing, the Sellers and their respective subsidiaries shall (i) not operate any business under or otherwise use the Fairchild Fastener name or any trademark or Internet domain name set forth on Schedule 3.12(a), (ii) adopt new trade names, trademarks, service marks, logos, slogans, designs and Internet domain names, as appropriate, which are not confusingly similar to the Fairchild name or any trademark or Internet domain name set forth on Schedule 3.12(a) and (iii) not use the Fairchild name in any fastener business.

     SECTION 5.16 Transfers Not Effected at the Closing.

     (a) In the event that record or beneficial ownership or possession of any Excluded Asset has been transferred to the Buyer on the Closing Date, the Buyer shall use its commercially reasonable efforts to transfer, or cause to be transferred, to the Sellers such Excluded Asset, and pending such transfer to the Sellers, the Buyer shall hold such Excluded Asset and provide to the Sellers all of the benefits and liabilities associated with the ownership and operation of such Excluded Asset and, accordingly, the Buyer shall cause such Excluded Asset to be operated or retained as may reasonably be instructed by the Sellers and the Sellers shall indemnify the Buyer for the Damages resulting from such operation or retention so long as such operation or retention are in accordance with the Sellers' instructions; provided, however, that the Sellers shall not indemnify the Buyer for any Damages arising from such operation or retention which are judicially determined to have resulted primarily from willful misconduct or gross negligence on the part of the Buyer.

     (b) In the event that record or beneficial ownership or possession of any Fastener Business Assets has not been transferred to the Buyer on the Closing Date, the



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

Sellers shall use their commercially reasonable efforts to transfer, or cause to be transferred, to the Buyer such Fastener Business Assets, and pending such transfer to the Buyer, the Sellers shall hold such Fastener Business Assets and provide to the Buyer all of the benefits and liabilities associated with the ownership and operation of such Fastener Business Assets and, accordingly, the Sellers shall cause such Fastener Business Assets to be operated or retained as may reasonably be instructed by the Buyer and the Buyer shall indemnify the Sellers for the Damages resulting from such operation or retention so long as such operation or retention are in accordance with the Buyer's instructions; provided, however, that the Buyer shall not indemnify the Sellers for any Damages arising from such operation or retention which are finally judicially determined to have resulted primarily from willful misconduct or gross negligence on the part of the Sellers.

     SECTION 5.17 June 30, 2002 Audited Financial Statements. The Parent will communicate as promptly as possible to the Buyer all proposed audit adjustments related to the Fastener Business which are over $1,000,000 individually or $5,000,000 in the aggregate that are identified as part of the June 30, 2002 audit of the Parent. In addition, the Parent will provide to the Buyer any sworn statements filed by the Parent with the SEC from the date of this Agreement through the Closing Date.

     SECTION 5.18 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Parent and the Buyer and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 5.19 Product Liability Insurance. Beginning on the Closing Date until at least the fifth anniversary of the Closing Date, the Parent agrees to maintain noncancelable run-off policies in a form reasonably satisfactory to the Buyer covering product liability for aviation products and non-aviation products of the Fastener Business, subject to the next sentence. The product run-off policies covering product liability for aviation products shall be written annually with limits of not less than $100,000,000 and the product run-off policies covering product liability for non-aviation products shall annually be written with limits of not less than $50,000,000; provided, that (i) in no event will the Parent be required to enter into any replacement policy the premiums of which exceed 200% of the premiums of the run-off policies in effect on the Closing Date, and (ii) the refusal of any insurer to provide quotes or write coverage for renewals of any such run-off policy



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

or replacement policy will not constitute a breach of this Section 5.19. Notwithstanding the foregoing, in the event that, during such five year period, replacement policies providing the minimum coverage required by this Section
5.19 are not available at premiums less than 200% of the premiums of the run-off policies in effect on the Closing Date, the Parent shall be required to enter into replacement policies providing the maximum coverage available at premiums equal to 200% of the premiums of the run-off policies in effect on the Closing Date. The Parent and all Transferred Fastener Subsidiaries shall be named insureds, and the Buyer shall be named as an additional insured on the Parent's run-off product liability policies. The Parent shall provide the Buyer with copies of the policies and any renewals thereof. At the Closing and annually thereafter, the Parent shall provide the Buyer with evidence of compliance with this obligation under this Section 5.19. The product run-off policies maintained by the Parent pursuant to this Section 5.19 shall be written on an occurrence policy form and shall be referred to herein as the "Fastener Business Product Liability Insurance."

     SECTION 5.20 Post-Closing Treatment of Accounts Receivables. Following the Closing, the Buyer shall, or shall cause each of its Affiliates to, use its commercially reasonable efforts to collect the accounts receivable outstanding as of the Closing Date, which shall represent all the account receivables of the Fastener Business included on the Closing Date Balance Sheet (the "Receivables"). Upon the earlier of the completion of the Closing Date Balance Sheet by the Buyer or ninety days following the Closing Date, the Buyer shall have the right to transfer and assign any or all of the uncollected portion of any Receivable which is at least ninety days past due as of such date to the Parent by delivering an executed assignment agreement together with a certificate of an officer of the Buyer that sets forth the amount of each such Receivable, the date of invoice and the invoice number for each such Receivable being so assigned (the "Assigned Receivable") and certifies that no portion of the Receivables being transferred and assigned to the Parent has been collected by the Buyer or its Affiliates and that the Buyer and its Affiliates have otherwise complied with this Section 5.20 (the "Receivables Certificate"). Within five business days after receipt of the Receivables Certificate, the Parent agrees to remit to the Buyer an amount equal to (x) the dollar amount of such Assigned Receivable as set forth in the Receivables Certificate minus (y) $3,832,000 by wire transfer of immediately available funds to a bank account designated by the Buyer for such purpose. On the 180th day following the Closing Date, the Buyer shall have the right to transfer and assign to the Parent any or all of the uncollected portion of any and all other Receivables that remain uncollected together with a Receivables Certificate with respect to any or all other Receivables that remain uncollected as of such date. To the extent that the aggregate amount of the Assigned Receivables transferred and assigned to the Parent pursuant to this Section 5.20 is less than $3,832,000, the Buyer shall promptly remit to the Parent the difference between the aggregate amount of the Assigned Receivables transferred to the Parent and $3,832,000 by wire transfer of immediately available funds to a bank account designated by the Parent for such purpose. If the customer pays the Buyer in respect of an Assigned Receivable, the Buyer shall promptly remit such payment to the Parent by wire transfer of



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

immediately available funds to a bank account designated by the Parent for such purpose. The Buyer hereby agrees that it shall not, and shall cause its Affiliates not to, take any action or omit to take any action that would (i) waive the Parent's right to collect, release or otherwise forgive any Assigned Receivables or (ii) result in any legal restrictions on the Parent's ability to pursue and collect any Assigned Receivables. The Buyer hereby acknowledges that the Parent shall have the exclusive right to pursue and collect any Assigned Receivables. Subject to Section 5.3, the Buyer will provide access to all documentation and personnel necessary for the Parent to pursue collection of the Assigned Receivables. The Parent will have the right to make copies of any documentation necessary for such collection.

     SECTION 5.21 Continued Existence. For a period of five years after the Closing Date, the Parent shall (i) maintain its corporate existence, (ii) not authorize or take any other action to implement or effect a voluntary or involuntary, liquidation, dissolution or winding up of the Parent, and (iii) not authorize or take any action to declare or pay any dividends on the Parent Common Stock, whether in cash, property or securities; provided, however, that nothing in this Section 5.21 shall prevent the Parent from engaging in a merger, sale of substantially all its assets or other business combination after the Closing Date if prior to the consummation of such transaction, the successor in interest to the Parent (or the purchaser of such assets, as the case may be) in such transaction agrees in writing (for the benefit of the Buyer Indemnified Parties) to assume and become fully responsible for, pursuant to an agreement reasonably satisfactory in form and substance to Buyer, all of the Parent's obligations under this Agreement (including, without limitation, the Parent's obligations under Articles VI, VIII and XI). Notwithstanding the foregoing, nothing in this Section 5.21 shall prevent the Board of Directors of the Parent from taking any action that, after receiving and considering the advice of its outside legal counsel, is required in order for the Board to properly exercise its fiduciary responsibilities to the stockholders of the Parent under applicable Law.

     SECTION 5.22 Fairchild Fasteners Europe Simmonds. Prior to the Closing Date, the Sellers shall convert, or shall cause to be converted, Fairchild Fasteners Europe Simmonds S.A.R.L. into an SAS for French corporate purposes.

     SECTION 5.23 Environmental Permits. In cooperation with the Buyer, the Sellers shall take all reasonable commercial actions to transfer to the Buyer all Environmental Permits effective as of the Effective Time, or, if such Environmental Permits are not transferable, have such Environmental Permits reissued to the Buyer effective as of the Effective Time, provided that the Sellers shall have no obligation hereunder to the extent that applicable Environmental Law would allow the Buyer to own and operate the Fastener Business


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after the Closing Date without the transfer or reissuance of such Environmental
Permits prior to the Closing Date.

     SECTION 5.24 United Kingdom Subsidiaries. Prior to the Closing, the Sellers and the Buyer shall cause their respective subsidiaries to execute all documents that are reasonably necessary to transfer all shares of Fairchild Fasteners UK Ltd., a wholly owned indirect subsidiary of the Parent, to a subsidiary of the Buyer organized under the laws of the United Kingdom. There shall be no additional consideration payable by the Buyer to the Sellers in connection with the transfer contemplated by this Section 5.25.

     SECTION 5.25 Transfer of Fastener Business Real Property. Prior to the Closing, the Sellers shall, or shall cause their respective subsidiaries to, cause any Plan with any right, title or interest in any Fastener Business Real Properties or Fastener Business Leases to sell, convey, assign, transfer and deliver such right, title and interest in such Fastener Business Real Properties or Fastener Business Leases to the Sellers, free and clear of all Liens.

     SECTION 5.26 Accrued Expenses. The parties agree that within 30 days of the date of this Agreement each party shall agree on the items set forth on Schedule
5.26 to be included in "Accrued Expenses" for purposes of calculating of Net Working Capital for purposes of the Closing Date Balance Sheet as set forth on
Schedule 1.93(c).

     SECTION 5.27 Fullerton Property. Effective as of the Effective Time, (a) the Parent shall have exercised its option to purchase the real property located at 800 S. State College Boulevard, Fullerton, California 92831 (the "Fullerton Property"), and shall have closed on the purchase of the Fullerton Property; and
(b) the Buyer shall have entered into a lease agreement with the Parent pursuant to which the Buyer shall lease the Fullerton Property from the Parent upon the same terms and conditions set forth in the Parent's present lease with respect to the Fullerton Property (lease dated December 31, 1979, as amended dated July 1, 1997 and June 28, 1985 with 800 State College Partners c/o Black Equities other than (i) the renewal options, (ii) the purchase option and (iii) the right of first offer to purchase). Prior to the end of the term of the Parent's lease with the Buyer for the Fullerton Property, the Buyer and the Parent shall enter into good faith negotiations with respect to a new lease on commercially reasonable terms.

     SECTION 5.28 Intellectual Property. The Sellers will continue to develop and test the size 5 non-threaded version of the drive nut used in connection with the Accu-Lok fastener. The Sellers have



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filed or will file promptly, but in no event later than the Closing Date, applications for patent for the Accu-Lok fastener using the non-threaded version of the drive nut in the European Patent Office, Canada, France, Germany, Spain and the United Kingdom.



                                   ARTICLE VI

                                SELLER EMPLOYEES

     SECTION 6.1 Employment.

     (a) Effective as of the Effective Time, each employee of the Sellers actively employed in the Fastener Business immediately prior to the Effective Time and listed on Schedule 6.1 (which Schedule may be updated as of the Closing Date to reflect new employees of the Fastener Business, if any) (the "Fastener Business Employees") shall cease to be an employee of the Sellers and the Buyer shall offer or cause to be offered employment, on an at-will basis, to all Fastener Business Employees. Effective as of the Effective Time and until December 31, 2003, and subject to Section 6.2(a), the Buyer shall cause the Fastener Business Employees, as a group, who accept and commence employment with the Buyer or a subsidiary of the Buyer as of the Effective Time (the "Transferred Employees") to be provided with employee benefit arrangements that shall, in the aggregate, be no less favorable than as provided by the Sellers to such Transferred Employees, as a group, immediately prior to the Effective Time, provided that in no event shall the Buyer be required to continue any of the Sellers' Plans and benefits; provided, further, that this provision shall not apply to those Fastener Business Employees who are based outside the United States.

     (b) The Buyer shall cause the Transferred Employees to be given full credit for all service with the Parent or any subsidiary of the Parent prior to the Effective Time for purposes of eligibility and vesting (but not for purposes of benefit accrual) under any employee benefit plans or arrangements of the Buyer or any subsidiary of the Buyer in which such Transferred Employees participate from and after the Effective Time to the same extent such service was recognized by the Parent or any subsidiary of the Parent under a corresponding Plan of the Parent or, if applicable, of a subsidiary of the Parent immediately prior to the Effective Time. The Buyer shall, or shall cause a subsidiary of the Buyer to,
(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees under the medical and life insurance plans in which such employees may be eligible to participate after the Effective Time in connection with the transfer of employment to Buyer, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan of the Parent or any subsidiary of the Parent in which Transferred Employees participate immediately prior to the Effective Time, and



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(ii) provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements for the year in which the Effective Time occurs under any welfare plans in which such employees are eligible to participate after the Effective Time, as if those deductibles or co-payments had been paid under the welfare plans in which such employees are eligible to participate after the Effective Time.

     (c) Subject to Section 6.2, the Sellers shall remain responsible for, and shall indemnify and hold harmless the Buyer against, any and all Damages relating to or arising out of any of the Sellers' Plans, programs, agreements or arrangements or obligations thereunder accrued or related to circumstances existing on, or prior to, the Effective Time. Subject to Section 6.2, the Buyer shall be responsible for, and shall indemnify and hold harmless the Sellers against, any and all Damages relating to or arising out of any of the Buyer's employee benefit arrangements or obligations thereunder, as well as employee benefit arrangements that are assumed by the Buyer pursuant to Section 6.2 hereof, which Damages relate to events that occur after the Effective Time.

     SECTION 6.2 Assumption of Plans.

     (a) Effective as of the Closing Date, the Buyer shall assume the Sellers' post-retirement welfare benefit plans solely with respect to Transferred Employees and the former employees of the Fastener Business (which former employees are listed on Schedule 6.2(a)). The Sellers shall continue to provide all administrative services, at the Buyer's expense, with respect to the benefit obligations assumed by the Buyer pursuant to this Section 6.2(a) through December 31, 2003. With respect to the Sellers' provision of administrative services pursuant to this Section 6.2(a), the Sellers shall deliver to the Buyer on a monthly basis, an invoice reflecting the costs actually incurred by the Sellers with respect to their provisions of such services. The Buyer shall pay the Sellers the amount indicated in such invoice within ten business days following receipt of such invoice. Nothing herein shall limit the right of the Buyer, following the Closing Date, to amend or terminate the programs under which such benefits are provided, subject to applicable Law.

     (b) The Parent shall retain each of its pension plans (whether or not qualified) ("Parent Pension Plans") and shall retain and be responsible for, and the Sellers shall indemnify and hold harmless the Buyer against, any and all Damages with respect to, any Parent Pension Plan and any benefits under such plan to which any Transferred Employee or any former employee of the Fastener Business is currently entitled or may become entitled after the Effective Time. The Buyer shall provide such information as the Sellers or their designee may reasonably request, from time to time, in connection with the administration of the Parent Pension Plans.



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

     (c) (i) The Sellers shall retain and be responsible for all liabilities and obligations, and the Sellers shall indemnify and hold harmless the Buyer against any and all Damages, arising or related to any employment, change of control or severance contract (including all payments thereunder) between the Sellers and any Fastener Business Employee including, but not limited to, those set forth on
Schedule 6.2(c)(i). Following the Closing, the Buyer agrees to make available an aggregate amount equal to $5,000,000 for payments to a group of Fastener Business Employees identified on Schedule 6.2(c)(ii) (the "Payment Pool"). As promptly as possible following the date of this Agreement, representatives of the Buyer and representatives of the Seller shall enter into good faith discussions regarding the allocation of the Payment Pool among the individuals identified on Schedule 6.2(c)(ii); provided, however, the Buyer shall have the right in its sole discretion to determine the specific Fastener Business Employees to receive any such payment and the amount of such payment; and provided, further, that any Fastener Business Employee who does not receive a payment from the Buyer pursuant to this Section 6.2(c) may be retained as an employee of the Sellers following the Closing. The Sellers must provide the Buyer with written notice of those Fastener Business Employees the Sellers intend to retain pursuant to this Section 6.2(c) at least five business days prior to the Closing Date. (ii) In the event the amount of money allocated from the Payment Pool to any Fastener Business Employee set forth on Schedule 6.2(c)(ii) is less than the aggregate amount of the change of control, stay pay and other retention payments payable to such employee under his contract with the Fastener Business, the Parent shall pay such difference to the Fastener Business Employee in accordance with the terms of such person's contract, and the Buyer shall have no obligation with respect to any such change of control, stay pay and other retention payments. In the event that any Fastener Business Employee set forth on Schedule 6.2(c)(i) becomes a Transferred Employee and such Transferred Employee remains employed with the Buyer for a period of six months following the Closing Date, the Buyer agrees to pay such employee the amount of the severance obligations in accordance with the terms of such Employee's employment agreement. In the event that any Fastener Business Employee set forth on Schedule 6.2(e)(i) becomes a Transferred Employee and such Transferred Employee is terminated by the Buyer prior to the sixth month anniversary of the Closing Date, (a) the Sellers shall remain fully liable for payment of the full amount of such employee's severance payments under his employment agreement and
(b) the Buyer shall not rehire such terminated Transferred Employee as an employee or a consultant for a two year period following such employee's date of termination.

     (d) The Sellers shall be fully responsible for the payment of any benefits due any Transferred Employee under any Plan of the Sellers or their respective Affiliates and each Individual Agreement to which the Sellers or their respective Affiliates are a party in the nature of interim benefits to motivate the Fastener Business Employees to become Transferred Employees, including any payments made pursuant to a retention contract or other retention bonus arrangement but the Seller may use the Payment Pool to satisfy its obligations to pay such benefits due to the Transferred Employees.



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

     (e) The Sellers shall be fully responsible for any benefits in the nature of severance pay due to any Fastener Business Employee under any Plan or Individual Agreement who does not accept an offer of employment described in
Section 6.1(a) hereof. The severance benefits provided by the Buyer to any Transferred Employee who is based in the United States (each, a "Transferred U.S. Employee") whose employment with the Buyer is involuntarily terminated (other than for cause) by the Buyer or a Buyer subsidiary within twelve months following the Effective Time shall not be less favorable than the severance benefits set forth on Schedule 6.2(e) (which are the benefits that a Fastener Business Employee would have been entitled to had his or her employment been terminated by the Sellers or any subsidiaries of the Sellers (as the case may be) immediately prior to the Effective Time).

     (f) To the extent that any obligations might arise under WARN, 29 U.S.C.
Section 2101 et seq., or under any similar provision of any Law (hereinafter referred to collectively as "WARN Obligations") as a consequence of the transactions contemplated by this Agreement, the Sellers shall be responsible for any WARN Obligations arising as a result of any employment losses occurring prior to the Effective Time, and the Buyer shall be responsible for any WARN Obligations arising as a result of any employment losses occurring on or after the Effective Time. At the Closing Date, the Sellers will deliver to the Buyer a list reflecting the number of Fastener Business Employees who suffered an employment loss during the ninety day period prior to the Closing.

     (g) Effective as of the Effective Time, each Transferred Employee shall not be eligible to make contributions (or have contributions made on his behalf) to the Sellers' defined contribution plans (the "Parent DC Plans"), other than contributions payable for periods prior to the Closing Date which have not been remitted as of the Closing Date. The Sellers shall cause each Transferred Employee to be fully vested in such Transferred Employees account balance in the Parent DC Plan in which such Transferred Employee participates as of the Closing Date. The Buyer shall establish or designate one or more defined contribution plans in which Transferred U.S. Employees shall be eligible to participate as soon as practicable after the Closing Date (the "Buyer DC Plans"). Each Transferred Employee shall be permitted to receive a distribution of such Transferred Employee's full account balance from the Parent DC Plans or have such distribution "rolled over" in cash to an eligible retirement plan (including the Buyer DC Plan), as soon as practicable after the Closing Date.

     (h) Effective as of the Effective Time, each Transferred U.S. Employee shall cease to accrue additional benefits under Sellers' defined benefit pension plans listed on Schedule 6.2(h) (the "Parent DB Plans"). Each Transferred U.S. Employee shall be permitted to receive a distribution of such Transferred U.S. Employee's accrued benefit, actuarially adjusted for commencement before normal retirement age, in accordance with the terms of the applicable Plan from the Parent DB Plan in which such Transferred U.S. Employee participates as of the Closing Date, as soon as practicable after the Closing Date. As soon as practicable (but not later than six months) after the Closing Date, the Buyer shall establish or designate one or more defined benefit pension plans to cover


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those Transferred U.S. Employees who, immediately prior to the Effective Time, participated in any Parent DB Plan, effective as of the Closing Date (the "Buyer DB Plans").

     (i) The Sellers shall be responsible for and pay any and all workers' compensation and other similar statutory claims asserted by or with respect to any Transferred Employees in respect of any injury or other compensable event or occupational illness or disease which occurred or is attributable to any event, state of facts or condition which existed or occurred in whole on or before the Closing Date. The Buyer shall be responsible for and pay any and all workers' compensation and other similar statutory claims asserted by or with respect to any Transferred Employees hired by the Buyer in respect of any injury or other compensable event or occupational illness or disease which occurred or is attributable to any event, state of facts or condition which existed or occurred in whole after the Closing Date. If any such injury or other compensable event or occupational illness or disease of a Transferred Employee who is employed by the Sellers before the Closing Date and by the Buyer after the Closing Date is attributable in part to causes occurring before the Closing Date and in part to causes after the Closing Date and is the basis of a workers' compensation or other similar statutory claim, the liability for any such claims shall be shared by the Sellers and the Buyer in the proportion of the periods of exposure in respect of the occupational illness or disease of such Transferred Employee which occurred before the Closing Date and that which occurred after the Closing Date except for California employees. For Transferred Employees working in California, if any such injury or other comparable event or occupational illness or disease of a Transferred Employee who is employed by the Sellers before the Closing Date and by the Buyer after the Closing Date is attributable in part to causes occurring before the Closing Date and in part to causes occurring after the Closing Date and is the basis of a workers' compensation or other similar statutory claim, the liability for any such claims shall be shared by the Sellers and the Buyer in the proportion of the periods of exposure as would be taken into account under the applicable provisions of the California Labor Code in respect of the occupational illness or disease of such Transferred Employee which occurred before the Closing Date and that which occurred after the Closing Date. If the Buyer pays or is otherwise held responsible for the Sellers' allocated portion of any workers' compensation or other similar statutory claim, the Sellers will reimburse the Buyer for such portion paid by the Buyer. The Buyer's obligations under this Section 6.2(i) shall not preclude the Buyer's right to indemnification under Article XI for any breach of any representation or warranty made by the Sellers in this Agreement.

     (j) Treatment of Foreign Plans and Employees. Effective as of the Closing Date, the Buyer shall assume Sellers' liabilities and obligations, and shall receive the assets, under each of the Plans that are based outside of the United States and cover exclusively Transferred Employees who are based outside of the United States.

     (k) Administrative Services. The Sellers shall continue to provide all administrative services at the Buyer's expense with respect to the Buyer's provision of



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

health, dental and disability benefits to the Transferred U.S. Employees through December 31, 2003. With respect to the Sellers' provision of administrative services pursuant to this Section 6.2(k), the Sellers shall deliver to the Buyer, on a monthly basis, an invoice reflecting the costs actually incurred by the Sellers with respect to their provision of such services. The Buyer shall pay the Sellers the amount indicated in such invoice within ten business days following its receipt of such invoice.



                                   ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 7.1 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) To the extent required by applicable Law, each of the Sellers and the Buyer and any other Person (as defined in the HSR Act) required in connection with the transactions contemplated hereby to file a Notification and Report Form for Certain Mergers and Acquisitions with the Department of Justice and the FTC pursuant to the HSR Act shall have made such filing and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated;

     (b) To the extent required by applicable Law, each of the Sellers and the Buyer and any other Person required in connection with the transactions contemplated hereby to file any filings with any Government entity outside the U.S. shall have made such filings and such Government entities outside the U.S. shall have approved or cleared all such filings;

     (c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or Government entity which prohibits the consummation of the transactions contemplated hereby substantially on the terms contemplated hereby or has the effect of making the acquisition of the Fastener Business by the Buyer or any of its Affiliates illegal;

     (d) The transactions contemplated by this Agreement shall have received the requisite vote required for the Shareholder Approval; and

     (e) The Parent shall have repaid that certain indebtedness described in
Section 5.14(b) in the manner set forth and in accordance with the provisions of
Section 5.14(b).



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

     SECTION 7.2 Conditions to the Obligations of the Sellers to Effect the Transactions Contemplated Hereby. The obligations of the Sellers to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Sellers:

     (a) All of the representations or warranties of the Buyer set forth in the Agreement that are qualified by materiality or material adverse effect shall be true and correct, and all of the representations and warranties of the Buyer set forth in the Agreement that are not so qualified shall be true and correct in all material respects, in each case, as if such representations or warranties were made on and as of the date hereof and as of the Effective Time (except to the extent such representations and warranties speak as of a specific date or as of the date hereof, in which case such representations and warranties shall be so true and correct or true and correct in all material respects, as the case may be, as of such specific date or as of the date hereof, respectively);

     (b) The Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed and complied with by it on or prior to the Closing Date; and

     (c) The Buyer shall have furnished a certificate of an executive officer of the Buyer to evidence compliance with the conditions set forth in Sections 7.2(a) and (b) of this Agreement.

     SECTION 7.3 Conditions to the Obligations of the Buyer to Effect the Transactions Contemplated Hereby. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Buyer:

     (a) All of the representations or warranties of the Sellers set forth in the Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and all of the representations and warranties of the Sellers set forth in the Agreement that are not so qualified shall be true and correct in all material respects, in each case, as if such representations or warranties were made on and as of the date hereof and as of the Effective Time (except to the extent such representations and warranties speak as of a specific date or as of the date hereof, in which case such representations and warranties shall be so true and correct or so true and correct in all material respects, as the case may be, as of such specific date or as of the date hereof, respectively);

     (b) The Sellers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed and complied with by it on or prior to the Closing Date; provided, however, that the Sellers



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

shall have performed and complied with its obligations pursuant to Section 5.14(a) in all respects;

     (c) The Sellers shall have furnished a certificate of an executive officer of the Sellers to evidence compliance with the conditions set forth in Sections 7.3(a) and (b) of this Agreement;

     (d) Each of the consents listed on Schedule 7.3(d) shall have been obtained; and

     (e) The Sellers shall have completed the transfer of all Excluded Assets as contemplated by Section 5.2.

     SECTION 7.4 Certificates. Each of the parties hereto will furnish to the other party such certificates of such party's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article VII as the other party may reasonably request.



                                  ARTICLE VIII

                               CERTAIN TAX MATTERS

     SECTION 8.1 Tax Returns.

     (a) The Sellers shall timely prepare and file (or cause to be filed) when due (taking into account extensions) (i) all Tax Returns that are required to be filed on or before the Closing Date by or with respect to the Fastener Business Assets and each of the Transferred Fastener Subsidiaries for taxable years or periods ending on or before the Closing Date, and (ii) all consolidated, combined, unitary and similar Tax Returns that include one or more of the Transferred Fastener Subsidiaries as members of the "affiliated group" (within the meaning of Section 1504(a) of the Code or similar provision of state, local or non-U.S. law) of which the Parent (or any predecessor or successor) is the common parent. The Sellers shall timely prepare, or cause to be timely prepared, any such Tax Returns due after the Closing Date (taking into account extensions) for a taxable period ending on or prior to the Closing Date and deliver such Tax Returns to the Buyer for filing.

     (b) The Buyer shall timely prepare and file (or cause to be filed) when due (taking into account extensions) all Tax Returns that are required to be filed by or with respect to the Fastener Business Assets and each of the Transferred Fastener Subsidiaries (other than returns that include one or more of the Transferred Fastener Subsidiaries as members of the "affiliated group" (within the meaning of Section 1504(a) of the Code or



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

similar provision of state, local or non-U.S. law) of which the Parent (or any predecessor or successor) is the common parent) for taxable years or periods beginning after the Closing Date and any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period").

     (c) The Buyer shall make available to the Sellers for review and approval any Tax Returns required to be prepared by the Buyer for any taxable year or period that includes a Straddle Period. The Buyer shall use its reasonable best efforts to make such Tax Returns available for review and approval as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns (but in no event less than 30 days prior to their due dates) to provide the Sellers with a meaningful opportunity to review and approve such Tax Returns and have such Tax Returns modified before filing, provided that such approval shall not be unreasonably withheld. The Buyer and the Sellers shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns. If a Tax Return is due before the date a disputed item is resolved hereunder, it shall be filed as prepared and resolved items shall be reflected on an amended Tax Return or other applicable Tax adjustment request.

     SECTION 8.2 Payment of Taxes. Except as otherwise provided in this Agreement and except to the extent any such Taxes are taken into account in preparing the Closing Date Balance Sheet, the Sellers shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax liability of the Fastener Business Assets and the Transferred Fastener Subsidiaries for taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. The Sellers shall pay directly to or at the direction of the Buyer, at least ten days prior to the date payment thereof is due, the portion of such Taxes for that portion of any Straddle Period which ends on the Closing Date (calculated pursuant to Section 8.3). The Buyer shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax liability of the Fastener Business Assets and the Transferred Fastener Subsidiaries for taxable periods beginning after the Closing Date and the portion of any Straddle Period beginning on the day after the Closing Date.

     SECTION 8.3 Allocation of Straddle Period Taxes. In the case of any Straddle Period:

     (a) Periodic Taxes. (i) The periodic Taxes of the Fastener Business Assets and the Transferred Fastener Subsidiaries that are not based on income or receipts (e.g., property Taxes) for the portion of any Straddle Period which ends on the Closing Date shall be computed based on the ratio of the number of days in such portion of the Straddle Period and the number of days in the entire taxable period, and (ii) the periodic Taxes of the Fastener Business Assets and the Transferred Fastener Subsidiaries that are not based on income or receipts for the portion of any Straddle Period beginning on the day after the Closing Date shall be computed based on the ratio of the number of days in such portion of the Straddle Period and the number of days in the entire taxable period.



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

     (b) Non-Periodic Taxes. (i) The Taxes of the Fastener Business Assets and the Transferred Fastener Subsidiaries for that portion of any Straddle Period ending on the Closing Date (other than Taxes described in Section 8.3(a) above), shall be computed on a "closing-of-the-books" basis as if such taxable period ended as of the close of business on the Closing Date, and (ii) the Taxes of the Fastener Business Assets and the Transferred Fastener Subsidiaries for that portion of any Straddle Period beginning after the Closing Date (other than Taxes described in Section 8.3(a) above), shall be computed on a "closing-of-the-books" basis as if such taxable period began on the day after the Closing Date.

     SECTION 8.4 Refunds.

     (a) Any Tax refund (including any interest in respect thereof) received by the Buyer, any of its Affiliates or any of the Transferred Fastener Subsidiaries, and any amounts credited against Tax to which the Buyer, any of its Affiliates or any of the Transferred Fastener Subsidiaries becomes entitled (including by way of any amended Tax Returns or any carryback filing), that relate to any taxable period, or portion thereof, for which the Sellers are liable pursuant to Section 8.2, except to the extent that such refund or credit against Tax relates to Taxes for which the liability is assumed by the Buyer, shall be for the account of the Sellers, and the Buyer shall pay over to the Sellers any such refund or the amount of any such credit within ten days after receipt of such credit or entitlement thereto. The Buyer shall pay the Sellers interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 8.4.

     (b) Any Tax refund (including any interest in respect thereof) received by the Sellers or any of their Affiliates, and any amounts credited against Tax to which the Sellers or any of their Affiliates becomes entitled (including by way of any amended Tax Returns or any carryback filing), that relate to any taxable period, or portion thereof, for which the Buyer is liable pursuant to Section 8.2, or that relate to any Tax for which the liability is assumed by the Buyer shall be for the account of the Buyer, and the Sellers shall pay over to the Buyer any such refund or the amount of any such credit within ten days after receipt of such credit or entitlement thereto. The Sellers shall pay the Buyer interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 8.4.

     (c) Each of the Sellers and the Buyer shall cooperate, and cause each of its Affiliates to cooperate, in obtaining any Tax refund that the other party reasonably believes should be available, including through filing appropriate forms with the applicable Tax authority.



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

     SECTION 8.5 Tax Indemnification.

     (a) Notwithstanding any other provision of this Agreement or any Ancillary Agreement, each of the Sellers will jointly and severally indemnify, defend and hold harmless the Buyer, the Transferred Fastener Subsidiaries, the Buyer's other subsidiaries and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (i) Taxes levied or imposed upon, or in connection with, the Fastener Business Assets or the Fastener Business with respect to any taxable period or portion thereof ending on or before the Closing Date, (ii) Taxes imposed on or payable by the Sellers, any Seller Affiliate or the Transferred Fastener Subsidiaries with respect to any taxable period or portion thereof ending on or before the Closing Date, (iii) Taxes of the Sellers or its Transferred Fastener Subsidiaries imposed on the Sellers or any of the Transferred Fastener Subsidiaries as members of the "affiliated group" (within the meaning of Section 1504(a) of the Code) of which Parent (or any predecessor or successor) is the common parent that arises under Treasury Regulation Section 1.1502-6(a) or comparable provisions of foreign, state or local law, and (iv) Taxes for which Sellers are responsible for in Section 5.9, in each case except to the extent any such Taxes are taken into account in preparing the Closing Date Balance Sheet.

     (b) Notwithstanding any other provision of this Agreement or any Ancillary Agreement, the Buyer will indemnify and hold harmless the Parent and its subsidiaries other than the Transferred Fastener Subsidiaries and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (i) Taxes described in Section 8.5(a)(i) and
(ii) to the extent such Taxes are taken into account in preparing the Closing Date Balance Sheet, (ii) Taxes for which Buyer is responsible for in Section 5.9, and (iii) Taxes described in the last sentence of Section 8.2.

     (c) The Sellers agree to indemnify the Buyer against and hold it harmless from all income Taxes, expenses or other losses arising out of the failure of the Sellers to perform any of the agreements it is required to perform under this Article VIII, and the Buyer agrees to indemnify the Sellers and hold them harmless from all Taxes, expenses or other losses arising out of the failure by the Buyer to perform any of the agreements it is required to perform under this
Article VIII.

     (d) Any indemnification obligation of the Buyer or the Sellers pursuant to this Section 8.5 shall be net of any Tax Benefit realized by the indemnified party or its Affiliates and increased by the relevant After Tax Amount. For purposes of this Agreement, "After Tax Amount" means any additional amount necessary to reflect the Tax consequences of the receipt or accrual of such reimbursement payment (including the payment of an additional amount or amounts hereunder) determined by using the actual marginal federal, state, foreign or local rates for the relevant taxable period.

     (e) The Buyer and the Sellers agree to treat any payment under this Section
8.5 as an adjustment to the Consideration.

     SECTION 8.6 Certain Post-Closing Settlement Payments.

     (a) If the examination of any federal, state, local or other Tax Return of the Buyer under Section 8.1(b) shall result (by settlement or otherwise) in any adjustment which permits the Sellers or its Affiliates to increase deductions, losses or Tax credits or decrease the income, gains or recapture of Tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by the Sellers or its Affiliates for one or more periods for which it is required to file a Tax Return, the Buyer shall notify the Sellers and provide it with adequate information so that the Sellers can reflect on its or the appropriate Affiliate's Tax Returns such increases in deductions, losses or Tax credits or decreases in income, gains or recapture of Tax credits. The Sellers shall pay to the Buyer, within 30 days of the receipt of such information, the amount of any resulting Tax Benefits.

     (b) If the examination of any federal, state, local or other Tax Return of the Sellers under Section 8.1(a) shall result (by settlement or otherwise) in any adjustment which permits the Buyer or its Affiliates to increase deductions, losses or Tax credits or decrease the income, gains or recapture of Tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by the Buyer or its Affiliates for one or more periods for which it is required to file a Tax Return, the Sellers shall notify the Buyer and provide it with adequate information so that the Buyer can reflect on its or the appropriate Affiliate's Tax Returns such increases in deductions, losses or Tax credits or decreases in income, gains or recapture of Tax credits. The Buyer shall pay to the Sellers, within 30 days of the receipt of such information, the amount of any resulting Tax Benefits.

     SECTION 8.7 Cooperation. After the Closing Date, each of the Sellers and the Buyer shall (and shall cause their respective Affiliates to) (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 8.1(a), (ii) cooperate fully in preparing for any audits of, or disputes with Tax authority regarding, any Tax Returns of any of the Fastener Business Assets and Transferred Fastener Subsidiaries and (iii) as requested by the Buyer, the Parent shall make, or cause to be made, elections under Section 754 of the Code for the taxable years of Transferred Fastener Subsidiaries ending on or including the Closing Date. In connection therewith, the Buyer shall not dispose of any Tax work papers, books or records relating to any of the Fastener Business Assets and Transferred Fastener Subsidiaries during the six-year period following the Closing Date, and thereafter shall give the Sellers reasonable written notice, and the opportunity to make copies of any such items, before disposing of such items.



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

     SECTION 8.8 Contests.

     (a) Notice. After the Closing Date, the Buyer and the Sellers each shall notify the other party in writing within 10 days of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of any of the Fastener Business Assets or Transferred Fastener Subsidiaries, which, if determined adversely to the Taxpayer ("Tax Indemnitee") or after the lapse of time would be grounds for indemnification under Section 8.5 of this Agreement by the other party ("Tax Indemnitor"). Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. If either the Buyer or the Sellers fails to give the other party prompt notice of an asserted Tax liability as required under this Agreement, then (i) if the Tax Indemnitor is precluded by the failure to give prompt notice from contesting the asserted Tax liability in any administrative or judicial forums, then such party shall not have any obligation to indemnify the other party for any losses arising out of such asserted Tax liability, and (ii) if the Tax Indemnitor is not so precluded from contesting, if such failure to give prompt notice results in a detriment to the Tax Indemnitor, then any amount which the Tax Indemnitor is otherwise required to pay pursuant to Section 8.5 of this Agreement with respect to such liability shall be reduced by the amount of such detriment.

     (b) Control of Contests Involving Pre-Closing Periods. (i) In the case of an audit or administrative or judicial proceeding involving any asserted liability for (A) Taxes of the Sellers or their Affiliates with respect to the Fastener Business Assets or (B) the U.S. federal, state or local Tax liability of or with respect to the Transferred Fastener Subsidiaries relating to any taxable years or periods ending on or before the Closing Date, the Sellers shall have the right, at their expense, to control the conduct of such audit or proceeding; provided, however, that if such audit or proceeding would be reasonably expected to result in a material increase in Tax liability of or with respect to the Transferred Fastener Subsidiaries for taxable periods ending after the Closing Date or with respect to the Fastener Business Assets for which the Buyer (or its Affiliates) would be liable, the Sellers shall not settle any such audit or proceeding without the consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) in the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes addressed in Section 5.9 or with respect to the foreign Tax liability of the Transferred Fastener Subsidiaries relating to any taxable years or periods ending on or before the Closing Date or any Straddle Period, the Buyer and the Parent shall have joint control of and shall cooperate in the conduct of such audit or proceeding; such joint control shall include strategic decision-making regarding audits, selection of an appropriate spokesperson to interface with the applicable Tax authority, and selection of advisors with respect to such periods. If the Buyer and the Parent cannot agree with respect to any matter relating to the conduct of an audit or administrative or judicial proceeding described in Section 8.8(b)(ii), they shall jointly appoint an impartial



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

nationally recognized Tax lawyer (the "Advisor") mutually acceptable to the Parent and the Buyer (or, if they cannot agree on a mutually acceptable Tax lawyer, they shall cause their respective law firms to select such lawyer). The Buyer and the Parent shall provide to the Advisor full cooperation. The Advisor shall be instructed to reach its conclusion regarding the dispute within 15 business days. The conclusion reached by the Advisor shall be conclusive and binding on the Parent and the Buyer. All fees payable to the Advisor in connection with the resolution of such disagreements shall be divided equally between the Parent and the Buyer.

     (c) Control of Contests Involving Post-Closing Periods or Straddle Periods. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes (A) of the Buyer or its Affiliates with respect to the Fastener Business Assets, (B) of the Transferred Fastener Subsidiaries relating to any taxable years or periods beginning after the Closing Date or (C) for any Straddle Period (other than a foreign Tax Straddle Period which is governed by Section 8.8(b)(ii)), the Buyer shall have the right to control the conduct of such audit or proceeding; provided, however, that if such audit or proceeding would be reasonably expected to result in a material increase in Tax liability of any Fastener Business Assets or Transferred Fastener Subsidiaries for which the Sellers would be liable, in the case of any Straddle Period (other than a foreign Tax Straddle Period, which is governed by Section 8.8(b)(ii)) the Sellers may participate in the conduct of such audit or proceeding at their own expense and in each case the Buyer shall not settle any such audit or proceeding without the consent of the Parent which consent shall not be unreasonably withheld, conditioned or delayed.

     SECTION 8.9 French SAS. The Buyer hereby agrees that it will not, and will not permit any of its subsidiaries or Affiliates to, convert Fairchild Fasteners Europe-Simmonds S.A.S. into a French S.A.R.L. prior to the second anniversary of the Closing Date.



                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

     SECTION 9.1 Termination. Subject to the parties' obligations as provided in
Section 5.5, this Agreement may be terminated at any time prior to the Effective
Time:

     (a) by mutual consent of the Parent and the Buyer;

     (b) by the Parent or the Buyer, (i) at any time after January 31, 2003 if the conditions set forth in Article VII shall not have been satisfied or waived, provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be



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

available to any party whose breach of any provision of this Agreement results in the Closing Date not occurring by January 31, 2003; (ii) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated hereby or having the effect of making the acquisition of the Fastener Business by the Buyer and its Affiliates illegal; or (iii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated hereby or having the effect of making the acquisition of the Fastener Business by the Buyer and its Affiliates illegal and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this
Section 9.1(b)(iii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction subject to the provisions of Section 5.5;

     (c) by the Buyer, if there has been a material violation or breach by the Sellers of any agreement, representation or warranty contained in this Agreement that has rendered the satisfaction of any condition to the obligations of the Buyer impossible and such violation or breach has not been waived by the Buyer;

     (d) by the Parent, if there has been a material violation or breach by the Buyer of any agreement, representation or warranty contained in this Agreement that has rendered the satisfaction of any condition to the obligations of the Sellers impossible and such violation or breach has not been waived by the Parent;

     (e) by the Parent or the Buyer, if at the Special Shareholders Meeting, the transactions contemplated by this Agreement and any other transactions contemplated hereby that are required to be approved or adopted by the stockholders of the Parent shall fail to receive the vote required by the Shareholder Approval;

     (f) by the Buyer, if the Parent shall (i) withdraw, modify or amend in any respect its approval or recommendation of the transactions contemplated by this Agreement that are required to be approved or adopted by the stockholders of the Parent, (ii) failed to included in the Proxy Statement such recommendation (including the recommendation that the stockholders of the Parent vote in favor of the transactions contemplated by this Agreement), (iii) taken any public position inconsistent with such recommendation, or (iv) if the Board of Directors of the Parent shall have resolved to do any of the foregoing; or

     (g) by the Parent, if (i) the Parent shall have received a Fastener Business Acquisition Proposal not solicited in violation of Section 5.11 and
(ii) the Board of Directors of the Parent shall have concluded in good faith, after receiving and considering the advice of its outside legal counsel, that such Fastener Business Acquisition Proposal is more favorable to its stockholders than the transactions contemplated by Article II of this Agreement.



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

     SECTION 9.2 Procedure and Effect of Termination.

     (a) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by either of the parties hereto. If this Agreement is terminated as provided herein:

          (i) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (ii) each party hereto will use its best efforts to prevent disclosure to third Persons of all information received by either party with respect to the business of the other party or its subsidiaries (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any Government entity) except (i) as may be required by Law; and (ii) as is permitted by this Agreement; and

          (iii) neither party hereto shall have any liability or further obligation to the other party to this Agreement pursuant to this Agreement except as stated in this Section 9.2, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement (including, but not limited to, Section 5.4 and Section 5.5) or of the Confidentiality Agreement.

     (b) In addition, in the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Parent or any Seller pursuant to Section 9.1(g), then simultaneously with any such termination, the Parent shall deliver, or shall cause to be delivered, to the Buyer an amount of cash equal to $25,000,000 by wire transfer of immediately available funds to a bank account designated in writing by the Buyer in any bank in the continental United States or by such other means as are agreed in writing by the Parent and the Buyer.



                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS



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

     SECTION 10.1 Delivery of Schedules. The schedules required to be delivered pursuant to this Agreement are being delivered simultaneously with the execution and delivery of this Agreement.

     SECTION 10.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of each of the Sellers and the Buyer at any time prior to the Effective Time with respect to any of the terms contained herein.

     SECTION 10.3 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3.

     SECTION 10.4 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person (other than the parties to this Agreement) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

     SECTION 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, telecopied (and which is confirmed) or sent by reputable courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

     (a) if to the Sellers, to

                           The Fairchild Corporation
                           45025 Aviation Drive, Suite 400
                           Dulles, Virginia  20166-7516
                           Telecopy:        (703) 478-5775
                           Attention:       General Counsel

                           with a copy to



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

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Telecopy:        (212) 269-5420
                           Attention:       James J. Clark, Esq.
                                            Luis R. Penalver, Esq.

     (b) if to the Buyer, to

                           Alcoa Inc.
                           390 Park Avenue
                           New York, New York  10022-4608
                           Telecopy:        (212) 836-2809
                           Attention:       General Counsel

                           with a copy to

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-6522
                           Telecopy:        (212) 735-2000
                           Attention:       J. Michael Schell, Esq.
                                            Margaret L. Wolff, Esq.

     SECTION 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other Person except the parties hereto any rights or remedies hereunder; provided, however, that the Buyer may assign its rights to purchase the Fastener Business Assets to one or more of its wholly owned subsidiaries (including a single member limited liability company of the Buyer), as provided in Section 10.7.

     SECTION 10.7 Designated Subsidiary. Anything in this Agreement to the contrary notwithstanding, the Parent agrees that the Buyer may cause one or more of its direct or indirect, wholly owned subsidiaries (including corporations or single member limited liability companies) designated by the Buyer to carry out all or part of the transactions contemplated by this Agreement; provided, however, that no such designation shall affect or diminish the liability of the Buyer under this Agreement.



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

     SECTION 10.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     SECTION 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 10.11 Entire Agreement. This Agreement, including the exhibits hereto, the Ancillary Agreements, the Confidentiality Agreement, and the Noncompetition and Consulting Agreement and the documents, schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

     SECTION 10.12 Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable Law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable Law.


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

                                   ARTICLE XI

                                 INDEMNIFICATION

     SECTION 11.1 Survival of Representations and Warranties.

     (a) Subject to Section 11.5 hereof, each of the representations and warranties contained in Articles III and IV will survive the Closing and remain in full force and effect until December 31, 2003; provided, however, that the representations and warranties set forth in Sections 3.1, 3.2, 4.1 and 4.2 will survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations, and the representations and warranties set forth in Section 3.27 will survive the Closing and remain in full force and effect until the fifth anniversary of the Closing Date. Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.12 (but only to the extent they relate to the Accu-Lok fastener), 3.22 and 3.24 shall not survive the Closing but the Buyer shall be entitled instead to indemnification pursuant to Section 11.2(a)(iii) and Article VII and Section 11.6, respectively.

     (b) For purposes of this Agreement, (i) "Indemnity Payment" means Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any Person entitled to indemnification under this Agreement,
(iii) "Indemnifying Party" means any Person required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all losses, damages, charges, deficiencies, penalties, claims, demands, actions, suits or proceedings, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith; provided that, Indemnifiable Losses shall not include (A) any consequential, special or punitive damages, except in the case of fraud or to the extent actually awarded by a court or Government entity in connection with a Third Party Claim, (B) any internal fees and expenses of the indemnified party (including, without limitation, in-house counsel's fees and expenses) or (C) any adjustments made pursuant to Section 2.7, to the extent paid in accordance therewith, and (v) "Third Party Claim" means any claim, demand, action, suit or proceeding made or brought by any Person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

     SECTION 11.2 Indemnification.

     (a) Subject to Sections 11.1, 11.3, 11.4 and 11.5, each of the Sellers will jointly and severally indemnify, defend and hold harmless the Buyer, the Transferred Fastener Subsidiaries, the Buyer's other Affiliates and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:



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

          (i) any breach by any of the Sellers of any of the representations, warranties or covenants of any of the Sellers contained in this Agreement and the Ancillary Agreements (other than the Voting Agreement) or any certificate delivered by any of such Persons pursuant to this Agreement;

          (ii) any Third Party Claim to the extent arising from or related to activities of the Fastener Business prior to the Closing (other than the Assumed Fastener Business Liabilities), including, without limitation, any Third Party Claims for (A) asbestos claims other than those set forth on
     Schedule 3.16 and (B) claims of personal injury or property damage arising out of exposure to Hazardous Materials;

          (iii) any claim by Monogram Industries Inc. or any of its Affiliates or any of their successors of infringement of U.S. patent numbers 4,659,271, 4,747,202, 4,772,167, 4,967,463, 5,066,179, and any foreign patents corresponding and/or claiming priority to such U.S. patents, arising from (A) Sellers' or any of their respective subsidiaries' use, manufacture, offering for sale, sale or importing of the Accu-Lok fastener (the different version of which are described in U.S. patent application numbers 09/825,711, 09/849,184 and 09/997,500) and (B) Buyer's or any of
     their respective subsidiaries' use, manufacture, offering for sale, sale or importing of the non-threaded version of the drive nut used in connection with the Accu-Lok fastener in accordance with Sellers' specifications for the Accu-Lok fastener;

          (iv) (A) subject to Section 11.6, the Fastener Environmental Liabilities and (B) all litigation matters arising out of or resulting from the conduct of the Fastener Business prior to the Effective Time, including the litigation matters set forth on Schedule 3.16, in all cases for purposes of both clause (A) and (B) to the extent the amount of Damages thereof exceeds the amount of the reserve for environment, health, safety and litigation on the Closing Date Balance Sheet;

          (v) the ownership, use and possession of the Excluded Assets prior to, on or after the Closing Date;

          (vi) the Excluded Fastener Business Liabilities other than Third Party Claims for which indemnification is provided pursuant to Section 11.2(a)(ii); or

          (vii) any Third Party Claim arising from or related to any current or former business, activities or operations of the Sellers, their respective current and former subsidiaries and any predecessors of such companies, including without limitation, any (A) Discontinued Operations, (B) Pre-Closing Off-Site Disposal Locations, but not



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

     including the business activities and operations of the Fastener Business Assets and the Assumed Fastener Business Liabilities.

     (b) Subject to Section 11.4, each of the Sellers will jointly and severally indemnify, defend and hold harmless the Buyer, the Transferred Fastener Subsidiaries, the Buyer's other subsidiaries and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of any Third Party Claim for product liability or product warranty with respect to any Fastener Business products manufactured by the Sellers or any of their respective subsidiaries prior to the Closing (a "Product Claim"). The indemnification obligations of the Sellers under this Section 11.2(b) shall terminate on the fifth anniversary of the Closing Date, except with respect to any Indemnifiable Losses relating to a Product Claim for which the Buyer has provided written notice to the Parent prior to the fifth anniversary of the Closing Date of the facts underlying such Indemnifiable Losses with reasonable specificity. For purposes of this Section 11.2(b), any Indemnifiable Losses relating to a Product Claim shall include all costs actually incurred by the Indemnitee due to recalls of products including, without limitation, all costs associated with the removal and replacement of installed products manufactured and sold by the Sellers prior to the Effective Time. For purposes of this
Section 11.2(b), a Product Claim shall not include any Damages in respect of customer returns of Fastener Business products manufactured by the Sellers or any of their respective subsidiaries prior to the Closing which returns are made in the ordinary course of the Fastener Business until the customer returns the same such completed product with an aggregate purchase price of $500,000 during the five-year indemnification period following the Closing Date. Once such customer has returned $500,000 of the same such completed product, the Buyer shall be entitled to make a Product Claim in respect of the full amount of all the same such product returns by such customer.

     (c) Subject to Sections 11.1, 11.3, 11.4 and 11.5, the Buyer will indemnify, defend and hold harmless the Parent and its subsidiaries other than the Transferred Fastener Subsidiaries and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (i) any breach by the Buyer of any of the representations, warranties or covenants of the Buyer contained in this Agreement or the Ancillary Agreements (other than the Voting Agreement) or in any certificate delivered by the Buyer pursuant to this Agreement, (ii) the Assumed Fastener Business Liabilities or (iii) any changes to or termination of or other action effecting, or any attempt to change or terminate or otherwise effect, any benefit plans assumed by the Buyer hereunder.

     SECTION 11.3 Limitations on Liability.

     (a) Notwithstanding any other provision in this Agreement or of any applicable Law, no Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 11.2(a)(i) or 11.2(c)(i), as applicable, unless (x) such claim is made within the applicable survival period set forth in
Section 11.1(a) and (y) until the aggregate amount of Indemnifiable Losses incurred by the Indemnitee with respect to an event or occurrence and all other events or occurrences caused by the same circumstances exceeds $50,000 (a "Base Claim"), in which event (subject to the following provisions of this Section 11.3) such Indemnitee may assert its right to indemnification hereunder to the full extent of its Indemnifiable Losses in respect thereof.

     (b) No Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 11.2(a)(i) or 11.2(c)(i), as applicable, unless (x) such claim is made within the applicable survival period set forth in Section 11.1(a) and (y) until the aggregate amount of all of its Base Claims which may be asserted for Indemnifiable Losses under Sections 11.2(a)(i) or 11.2(c)(i), as applicable, exceeds $5,000,000, in which event (subject to the following provisions of Section 11.3), such Indemnitee may assert its right to indemnification hereunder to the full extent of all such Indemnifiable Losses.

     (c) Notwithstanding any other provision of this Agreement, the indemnification obligations of the Sellers, under Section 11.2(a)(i), on the one hand, and of the Buyer, under Section 11.2(b)(i), on the other hand, will not exceed $250,000,000.

     (d) Notwithstanding any other provision of this Agreement or of any applicable Law, the Buyer will be entitled to make a claim against any of the Sellers under Section 11.2(a)(ii), (iii) or (iv) until the fifth anniversary of the Closing Date.

     (e) Notwithstanding any other provision of this Agreement, the amount of any Indemnifiable Loss for which indemnification is provided under this Article XI shall be net of (i) any amount actually received by the Indemnitee or paid to Third Parties on behalf of the Indemnitee under insurance policies of the Indemnifying Party with respect to such Indemnifiable Loss (and the Indemnitee shall be required to submit a claim under such insurance policies with respect to such Indemnifiable Loss) and (ii) any Tax Benefit actually realized as a result of such Indemnifiable Loss.

     (f) The Indemnifying Party shall be subrogated to the rights of the Indemnified Party in respect of any insurance relating to the Indemnifiable Losses to the extent of any indemnification payments made hereunder.

     SECTION 11.4 Defense of Claims.

     (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice by the Indemnitee will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim (other than Product Claims which only the Sellers shall have the right to participate
in) at such Indemnifying Party' s own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

     (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 11.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim (other than Product Claims) as provided in the last sentence of Section 11.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer.

     (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after the Indemnitee becomes aware of such Direct Claim. Such notice by the Indemnitee will describe the Direct Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Agreement.

     (d) A failure to give timely notice or to include any specified information in any notice as provided in Sections 11.4(a), 11.4(b) or 11.4(c) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise prejudiced as a result of such failure.

     SECTION 11.5 Exclusive Remedies. If the Closing occurs, then the remedies provided in this Article XI shall constitute the sole and exclusive remedies with respect to all Indemnifiable Losses contemplated by Section 11.2 and all claims for breach of any representation or warranty or covenant or agreement to be performed on or prior to the Closing Date contained in this Agreement, except for fraud or other willful dishonesty. Notwithstanding the foregoing, with respect to any matter, liability or obligation as to which the Buyer has neither expressly assumed liability pursuant to this Agreement nor has agreed to provide indemnification to the Sellers (or, where the Buyer has assumed liability or agreed to provide indemnification, any matters, liabilities or obligations that fall outside of the scope of such assumed or indemnified liabilities), the Buyer expressly retains all rights it may possess under any applicable Law. Furthermore, the provisions of this Article XI shall not affect the rights of any party hereto against any third party (including a third party whose claim against a party hereto is the basis of a claim for indemnification hereunder) and shall not inure to the benefit of any third party. Notwithstanding anything in Article XI, Article VIII will be the exclusive agreement among the parties with respect to indemnification, procedures and remedies with respect to Tax matters.

     SECTION 11.6 Seller Environmental Indemnity.

     (a) Subject to the provisions of Sections 11.5 and 11.6, from and after the Closing Date, each of the Sellers will jointly and severally indemnify, defend and hold harmless the Buyer, the Transferred Fastener Subsidiaries, the Buyer's other subsidiaries and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) (collectively, the "Buyer Indemnified Parties") from and against any and all Fastener Environmental Liabilities in excess of the amount of the reserve for environmental, health, safety and litigation on the Closing Date Balance Sheet, provided, that any claims for indemnification related to Discontinued Operations or Pre-Closing Off-Site Disposal Locations shall not be subject to any deductible for the amounts in the reserve for environmental, health, safety and litigation.

     (b) The indemnification obligations of the Sellers under this Section 11.6 shall terminate on the fifth anniversary of the Closing Date, except with respect to (i) any Fastener Environmental Liability for which the Buyer has provided written notice to any of the Sellers prior to the fifth anniversary of the Closing Date of the facts underlying such Fastener Environmental Liability with reasonable specificity, (ii) any claim related to a Pre-Closing Off-Site Disposal Location and (iii) any claim related to Discontinued Operations.

     (c) Prior to the Closing, the Sellers and the Buyer will each designate a representative (each, a "Representative") to receive information and consult with the other with respect to Fastener Environmental Liabilities (in accordance with the terms of Section 5.3). From and after the Closing, the Buyer will conduct and control all Remedial Action and negotiations with any Government entity in respect of all Fastener Environmental Conditions that are subject to indemnification pursuant to Section 11.6. Such Remedial Actions shall be performed in a commercially reasonable manner consistent with the use of the Fastener Business Assets as of the Closing Date, including, to the extent allowed or authorized by applicable Environmental Law or the Government agency with jurisdiction over a Remedial Action, the use of Remediation Standards that are applicable to such properties based on the use and location of such properties as of the Closing Date. The Buyer will make its environmental personnel and consultants reasonably available to the Sellers and the Sellers' Representative to discuss Fastener Environmental Conditions. The Buyer will provide the Sellers' Representative and the Sellers' environmental consultants with reasonable access to the properties of the Fastener Business and copies of all non-privileged information with respect to the Remedial Actions to be taken in respect of such Environmental Actions. The Buyer will select consultants and contractors to implement such Remedial Actions (who shall be reasonably acceptable to Parent) and will also provide the Sellers' Representative and its environmental consultants with copies of all reports, analytical data, correspondence, directives, orders and documents submitted to or received by the Buyer from any Government entity in connection with the Remedial Action and other non-privileged documents created or received by or on behalf of the Buyer in connection with the Remedial Action. The Buyer shall afford the Sellers a reasonable opportunity to comment on the Buyer's proposed response to a Fastener Environmental Condition, and the Buyer shall not unreasonably refuse to incorporate the Sellers' comments.

     (d) The Buyer shall inform any of the Sellers promptly in writing of any Fastener Environmental Condition or Environmental Action in respect of which the Sellers may have an indemnification obligation under this Section 11.6, provided, that the failure of the Buyer to so promptly inform any of the Sellers shall not affect the rights of the Buyer except to the extent that such failure to give prompt notice adversely affects the rights and obligations of any of the Sellers under this Section 11.6.

     (e) For purposes of this Agreement, the following terms will have the following meanings:

          (i) "Environmental Action" means any notice of any violation of any Environmental Law or any claim, citation, summons or any investigation, action, lawsuit or proceeding by any Person which seeks to impose liability (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) pursuant to any Environmental Law.

          (ii) "Environmental Contamination" means the presence, whether known or unknown, of any Hazardous Materials in soils, surface water, groundwater, sediments or other environmental media, including the movement or migration of said Hazardous Materials in such media.

          (iii) "Fastener Environmental Condition" means any (A) Environmental Contamination or threatened Environmental Contamination arising out of any Release or threatened Release of Hazardous Materials arising out of the Fastener Business (which includes the Fastener Business Real Properties listed on Schedule 3.9), on-site (owned or leased) or at off-site, non-owned or non-leased locations that occurred on or prior to the Effective Time including, without limitation, at Pre-Closing Off-Site Disposal Locations; (B) Environmental Contamination at or migrating from the Fastener Business Assets prior to the Closing Date, whether or not such Environmental Contamination came into existence as a result of the Fastener Business or any other Person (including a predecessor owner or operator of the Fastener Business Assets); (C) any violation or alleged violation of, or noncompliance or alleged noncompliance with, applicable Environmental Law with respect to the Fastener Business that commenced prior to the Effective Time; or (D) any other circumstance or condition that occurred on or prior to the Effective Time that forms the basis for any Environmental Action against the Fastener Business or any Transferred Fastener Subsidiary (or any of their respective predecessors or successors).

          (iv) "Fastener Environmental Liability" means all losses, damages, charges, liabilities, costs, expenses, deficiencies, fines, penalties, claims, demands, actions, suits or proceedings, including reasonable attorneys' and consultants' fees and expenses in connection therewith, and expenses of investigation incurred by a Buyer Indemnified Party after the Effective Time based on any applicable Environmental Laws existing on the Closing Date in respect of any Fastener Environmental Condition; provided that with respect to Environmental Contamination at a Fastener Business Asset, applicable Environmental Law shall include the Remediation Standards in each relevant jurisdiction that would be applicable or acceptable to properties such as the Fastener

     Business Real Properties or the properties leased pursuant to the Fastener Business Leases, based on the use and location of such properties as of the Closing Date, such that the performance of Remedial Action on such properties if Environmental Contamination is discovered above such standards shall be subject to indemnification under this Section 11.6 (subject to any other limitations in this Agreement). Fastener Environmental Liability shall not include (i) any consequential, special or punitive damages, except in the case of fraud or to the extent actually awarded to a third party by a court in connection with a Third Party Claim, or (ii) any internal fees and expenses (including, without limitation, in-house counsel's fees and expenses). In addition, to the extent that the Buyer contributes to or exacerbates a Fastener Environmental Condition as a result of its actions or omissions, including, without limitation, its unreasonable failure to mitigate any violation or noncompliance with applicable Environmental Law, any material increase in losses, damages, charges, liabilities, costs or expenses resulting from said exacerbation or failure to mitigate shall not be a Fastener Environmental Liability. For purposes of this Agreement, Third Party Claims to the extent arising from or related to activities of the Fastener Business prior to the Closing Date for asbestos-related illnesses, injuries or other harm or personal injury or property damage arising from exposure to Hazardous Materials, are not deemed to be within the scope of the term "Fastener Environmental Liability." Such claims are subject to indemnification pursuant to Section 11.2(a)(ii) of this Agreement.

          (v) "Release" means any releasing, spilling, seeping, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Materials into the environment (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing Hazardous Materials).

          (vi) "Remedial Action" means (a) 'remedial action' as such term is defined in CERCLA and its analogous state Laws, and (b) all other actions required by any Government entity: (i) to clean up, remove, treat, abate or in any other way address any Hazardous Materials in the environment; (ii) to prevent the Release or threat of Release or minimize the further Release of any Hazardous Materials so that it does not migrate or endanger or threaten to endanger public health, welfare or the environment, and (iii) to perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

          (vii) "Remediation Standards" means numerical or narrative standards ((A) resulting from an enacted statute, promulgated rule or regulation issued by a Government regulatory agency, in each case existing on the Closing Date, or (B) developed on a case-by-case basis through a risk assessment or other methodology (and taking into account any relevant guidance issued by a Government regulatory agency), which are commercially reasonable for companies in the fastener industry and which are commercially reasonable for the use and given the location of the properties as of the Closing Date) that define the concentrations of Hazardous Materials that are acceptable for any environmental media, including, without limitation, standards that are based on the use and location of a particular property.

     (f) Except for certain Fastener Environmental Liabilities assumed pursuant to Section 1.10(b), the Buyer expressly retains all rights it may possess under any applicable Law with respect to Fastener Environmental Liabilities. Notwithstanding the foregoing, the provisions of this Section 11.6 shall not affect the rights of any party hereto against any third party (including a third party whose claim against a party hereto is the basis for indemnification hereunder) and shall not inure to the benefit of any third party.

     SECTION 11.7 Resolution of Indemnification Disputes. If a dispute arises in connection with determining the validity or amount of a claim for indemnification for an Indemnifiable Loss under this Agreement ("Dispute"), and if the Dispute cannot be settled through direct discussions between representatives of the Parent and representatives of the Buyer within thirty days following receipt of notice of a Dispute, the parties agree first to endeavor to settle the dispute in an amicable manner by mediation administered under the CPR Mediation Procedure established by the CPR Institute for Dispute Resolution ("CPR") before resorting to arbitration. If a Dispute cannot be resolved through such mediation process within thirty days following the appointment of the mediator, the Dispute will be settled finally by arbitration under the CPR Rules for Non-Administered Arbitration (the "Rules"), then in effect, by a sole arbitrator, chosen by agreement of the parties within twenty days of the receipt by the respondent of a copy of the Notice of arbitration. Any arbitrator appointed by CPR shall be a retired judge or a practicing attorney with no less than fifteen years of experience with large commercial cases and an experienced arbitrator. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. The hearing on the merits shall be held no later than six months after the appointment of the arbitrator unless the parties otherwise agree or the arbitrator extends such time period for good cause shown. The award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. The award of the arbitrator shall be final and binding on the parties and judgment upon the award may be entered and enforced in any court having jurisdiction. Unless the parties otherwise agree in writing, the mediation and arbitration will be held in New York, New York. Each party shall bear its own costs and expenses (including fees and disbursements of counsel) and the Buyer and the Parent shall each bear one-half of the costs and expenses payable to the mediator and arbitrator.

     SECTION 11.8 Indemnity Tax Credit Amount. The Sellers' indemnification obligations under Section 8.5 and this Article XI shall be credited by the net cumulative amount of (i) any Tax Benefits recognized by the Buyer (or its Affiliates) resulting from the actual utilization in any Tax period beginning after the Closing Date by the Buyer (or its Affiliates) of any French or German net operating loss of a Transferred Fastener Subsidiary organized in France or Germany (as the case may be) that the Buyer or its Affiliates carry forward from a Tax period ending on or before the Closing Date and that may no longer be subject to possible disallowance by any French or German Taxing authority minus
(ii) any such Tax Benefit amounts that have previously been used to reduce any of the Sellers' indemnification obligations.

     IN WITNESS WHEREOF, the Buyer and each of the Sellers have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                           ALCOA INC.


                           By:   /s/ Barbara Jeremiah
                                 -----------------------------------------------
                                  Name: Barbara Jeremiah
                                  Title: Executive Vice President


                           THE FAIRCHILD CORPORATION


                           By:    /s/ Jeffrey Steiner
                                  ----------------------------------------------
                                  Name: Jeffrey Steiner
                                  Title: Chief Executive Officer


                           FAIRCHILD HOLDING CORP.


                           By:    /s/ Eric Steiner
                                  ----------------------------------------------
                                  Name: Eric Steiner
                                  Title: President


                           SHEEPDOG, INC.


                           By:    /s/ Donald E. Miller
                                  ----------------------------------------------
                                  Name: Donald E. Miller
                                  Title: Vice President

                           FAIRCHILD DATA CORP.


                           By:  /s/ John Flynn
                                ------------------------------------------------
                                  Name: John Flynn
                                  Title: Vice President

                           FAIRCHILD TRADING CORP.


                           By:    /s/ John Flynn
                                  ----------------------------------------------
                                  Name: John Flynn
                                  Title: Vice President

                           MARSON CREATIVE FASTENER, INC.


                           By:    /s/ John Flynn
                                  ----------------------------------------------
                                  Name: John Flynn
                                  Title: Vice President

                           RHI HOLDINGS, INC.


                           By:    /s/ Donald E. Miller
                                  ----------------------------------------------
                                  Name: Donald E. Miller
                                  Title: Vice President

                           SUCHOMIMOUS TERENSIS, INC.


                           By:    /s/ John Flynn
                                  ----------------------------------------------
                                  Name: John Flynn
                                  Title: Vice President

                           FAIRCHILD FINANCE COMPANY


                           By:    /s/ John Flynn
                                  ----------------------------------------------
                                  Name: John Flynn
                                  Title:  Director

                           FAIRCHILD FASTENERS GROUP LTD.


                           By:    /s/ John Flynn
                                  ----------------------------------------------
                                  Name: John Flynn
                                  Title: Director

                                                                       Exhibit A



                CONVEYANCE, ASSIGNMENT, TRANSFER AND BILL OF SALE
                      RELATING TO CERTAIN PERSONAL PROPERTY
               AND CAPITAL STOCK AND MEMBERSHIP INTERESTS OWNED BY
               THE FAIRCHILD CORPORATION, FAIRCHILD HOLDING CORP.
                               AND SHEEPDOG, INC.


     KNOW ALL PERSONS BY THESE PRESENT that The Fairchild Corporation, a Delaware corporation (the "Parent"), Fairchild Holding Corp., a Delaware corporation and an indirect, wholly owned subsidiary of the Parent ("Fairchild Holding"), Sheepdog, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent ("SDI", and the subsidiaries of the Parent set forth on Schedule 1.125 of the Agreement (such subsidiaries, collectively with the Parent, Fairchild Holding and SDI, the "Sellers"), for good and valuable consideration (receipt of which is hereby acknowledged), pursuant to and in accordance with the terms of the Acquisition Agreement, dated as of July 16, 2002 (the "Agreement"), between Alcoa Inc., a Pennsylvania corporation (the "Buyer"), the Parent, Fairchild Holding and SDI, do hereby sell, convey, assign, transfer and deliver unto the Buyer and its designated subsidiaries under
Section 10.7 of the Agreement (the "Alcoa Designees"), and their respective successors and assigns, the following:

     All of the right, title and interest of the Sellers as of the date hereof, in and to the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries as defined in Article I of the Agreement) and the outstanding capital stock and membership interests, as the case may be, of the Transferred Fastener Subsidiaries (as defined in Article I of the Agreement) owned or held by the Sellers, to be sold, conveyed, assigned, transferred and delivered to the Buyer and the Alcoa Designees pursuant to the Agreement.

     TO HAVE AND TO HOLD, unto the Buyer, the Alcoa Designees, and their respective successors and assigns FOREVER.

     This Conveyance, Assignment, Transfer and Bill of Sale is subject to the terms and conditions of the Agreement. To the extent that any provision of this Conveyance, Assignment, Transfer and Bill of Sale is inconsistent with the Agreement, the provisions of the Agreement shall control.

     IN WITNESS, EACH OF THE SELLERS has executed this CONVEYANCE, ASSIGNMENT, TRANSFER AND BILL OF SALE as of the ___ day of [month], 2002.

                            THE FAIRCHILD CORPORATION


                            By:    _______________________________
                                   Name:
                                   Title:


                            FAIRCHILD HOLDING CORP.


                            By:    _______________________________
                                   Name:
                                   Title:


                            SHEEPDOG, INC.


                            By:    _______________________________
                                   Name:
                                   Title:

                            FAIRCHILD DATA CORP.


                            By:    _______________________________
                                   Name:
                                   Title:

                            FAIRCHILD TRADING CORP.


                            By:    _______________________________
                                   Name:
                                   Title:

                            MARSON CREATIVE FASTENER, INC.


                            By:    _______________________________
                                   Name:
                                   Title:

                            RHI HOLDINGS, INC.


                            By:    _______________________________
                                   Name:
                                   Title:

                            SUCHOMIMOUS TERENSIS, INC.


                            By:    _______________________________
                                   Name:
                                   Title:

                            FAIRCHILD FINANCE COMPANY


                            By:    _______________________________
                                   Name:
                                   Title:

                            FAIRCHILD FASTENERS GROUP LTD.


                            By:    _______________________________
                                   Name:
                                   Title:

                            FAIRCHILD FASTENER CORP.


                            By:    _______________________________
                                   Name:
                                   Title:

                                                                       Exhibit B

                       UNDERTAKING AND INDEMNITY AGREEMENT


     UNDERTAKING AND INDEMNITY AGREEMENT, dated as of [month] [day], 2002, among The Fairchild Corporation, a Delaware corporation (the "Parent"), Alcoa Inc., a Pennsylvania corporation (the "Buyer"), Fairchild Holding Corp., a Delaware corporation and an indirect, wholly owned subsidiary of the Parent ("Fairchild Holding"), and Sheepdog, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Parent ("SDI" and together with the Parent, Fairchild Holding and the subsidiaries set forth on Schedule 1.125 of the Acquisition Agreement (the "Acquisition Agreement"), dated as of July 16, 2002, among the Buyer, the Parent, Fairchild Holding and SDI, collectively, the "Sellers").

                               W I T N E S S E T H

     WHEREAS, the Parent has entered into the Acquisition Agreement;

     WHEREAS, the Acquisition Agreement contemplates that the Sellers will sell, convey, assign, transfer and deliver to the Buyer and its designated subsidiaries under Section 10.7 of the Acquisition Agreement (the "Buyer Designees") the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries) and the outstanding capital stock and membership interests, as the case may be, of the Transferred Fastener Subsidiaries in exchange for, among other things, the assumption by the Buyer and the Buyer Designees of the Assumed Fastener Business Liabilities and the indemnification of the Sellers by the Buyer and the Buyer Designees with respect to the Assumed Fastener Business Liabilities;

     WHEREAS, the Acquisition Agreement also contemplates that the Sellers will retain all liabilities of the Fastener Business other than the Assumed Fastener Business Liabilities; and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meaning set forth in the Acquisition Agreement.

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions and covenants contained in the Acquisition Agreement and intending to be legally bound hereby, the Buyer hereby agrees, and will cause the Buyer Designees to agree, that on and after the date hereof:

     (1) The Buyer shall, and shall cause the Buyer Designees, to assume, undertake and pay or otherwise discharge, and indemnify and hold the Sellers harmless against, all Assumed Fastener Business Liabilities to the extent and in accordance with the terms set forth herein and in the Acquisition Agreement.

     (2) In the event the Buyer and the Buyer Designees fail to pay or otherwise discharge directly any Assumed Fastener Business Liability and the Sellers thereafter pay or discharge such Assumed Fastener Business Liability, then the amount of any such Assumed Fastener Business Liability paid or discharged by the Sellers and subject to indemnification hereunder shall be the amount of such Assumed Fastener Business Liability net of (i) any amount actually received by the Sellers or paid to Third Parties on behalf of the Sellers under insurance policies of the Buyer with respect to such Assumed Fastener Business Liability (and the Sellers shall be required to submit a claim under such insurance policies with respect to such Assumed Fastener Business Liability) and (ii) any Tax Benefit actually realized as a result of such Assumed Fastener Business Liability.

     (3) The indemnity provided for the Sellers shall extend to, and the amount of any Assumed Fastener Business Liability incurred or suffered by the Sellers and the indemnification hereunder shall include, any and all Indemnifiable Losses incident to matters indemnified against and to any such Assumed Fastener Business Liability, provided, that Indemnifiable Losses shall not include (A) any consequential, special or punitive damages, except in the case of fraud or to the extent actually awarded by a court or Government entity in connection with a Third Party Claim, (B) any internal fees and expenses of the indemnified party (including, without limitation, in-house counsel's fees and expenses) or
(C) any adjustments made pursuant to Section 2.7 of the Acquisition Agreement, to the extent paid in accordance therewith.

     (4) The Parent shall retain, undertake and pay or otherwise discharge, and will indemnify and hold the Buyer and the Buyer Designees harmless against, all liabilities that are not Assumed Fastener Business Liabilities to the extent and in accordance with the terms set forth herein and in the Acquisition Agreement.

     (5) In the event the Parent fails to pay or otherwise discharge directly any liability that is not an Assumed Fastener Business Liability and the Buyer or the Buyer Designees thereafter pays or discharges such liability that is not an Assumed Fastener Business Liability, then the amount of any such liability paid or discharged by the Buyer or the Buyer Designees and subject to indemnification hereunder shall be the amount of such liability net of (i) any amount actually received by the Buyer or the Buyer Designees or paid to Third Parties on behalf of the Buyer or the Buyer Designees under insurance policies of the Sellers with respect to such liability (and the Buyer or the Buyer Designees shall be required to submit a claim under such insurance policies with respect to such liability) and (ii) any Tax Benefit actually realized as a result of such liability.

     (6) The indemnity provided for the Buyer or the Buyer Designees hereby shall extend to, and the amount of any liability that is not an Assumed Fastener Business Liability incurred or suffered by the Buyer or the Buyer Designees and the indemnification hereunder shall include any Indemnifiable Losses incident to matters indemnified against and to any such liability, provided, that Indemnifiable Losses shall not include (A) any consequential, special or punitive damages, except in the case of fraud or to the extent actually awarded by a court or Government entity in connection with a Third Party Claim, (B) any internal fees and expenses of the indemnified party (including, without limitation, in-house counsel's fees and expenses) or (C) any adjustments made pursuant to Section 2.7 of the Acquisition Agreement, to the extent paid in accordance therewith.

     (7) All Third Party Claims shall be defended in accordance with the terms set forth in Section 11.4 of the Acquisition Agreement.

     (8) This Undertaking and Indemnity Agreement is subject to the terms and conditions of the Acquisition Agreement. To the extent that any provision of this Undertaking and Indemnity Agreement is inconsistent with the Acquisition Agreement, the provisions of the Acquisition Agreement shall control.

     IN WITNESS WHEREOF, this Undertaking and Indemnity Agreement has been signed by the duly authorized officers of the parties hereto as of the date first above written.

                           THE FAIRCHILD CORPORATION


                           By:    _______________________________
                                  Name:
                                  Title:


                           FAIRCHILD HOLDING CORP.


                           By:    _______________________________
                                  Name:
                                  Title:


                           SHEEPDOG, INC.


                           By:    _______________________________
                                  Name:
                                  Title:

                           FAIRCHILD DATA CORP.


                           By:    _______________________________
                                  Name:
                                  Title:

                           FAIRCHILD TRADING CORP.


                           By:    _______________________________
                                  Name:
                                  Title:

                           MARSON CREATIVE FASTENER, INC.


                           By:    _______________________________
                                  Name:
                                  Title:

                           RHI HOLDINGS, INC.


                           By:    _______________________________
                                  Name:
                                  Title:

                           SUCHOMIMOUS TERENSIS, INC.


                           By:    _______________________________
                                  Name:
                                  Title:

                           FAIRCHILD FINANCE COMPANY


                           By:    _______________________________
                                  Name:
                                  Title:

                           FAIRCHILD FASTENERS GROUP LTD.


                           By:    _______________________________
                                  Name:
                                  Title:

                           FAIRCHILD FASTENER CORP.


                           By:    _______________________________
                                  Name:
                                  Title:



                           ALCOA INC.


                           By:  __________________________
                                Name:
                                Title:

                                                                       Exhibit C



                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of [month date], 2002 (the "Escrow Agreement"), among The Fairchild Corporation, a Delaware corporation (the "Parent"), Alcoa Inc., a Pennsylvania corporation (the "Buyer"), and J.P.Morgan Trust Company, National Association, as escrow agent (the "Escrow Agent").

     WHEREAS, pursuant to the Acquisition Agreement, dated as of July 16, 2002 (the "Acquisition Agreement"), among the Buyer, the Parent, Fairchild Holding Corp., a Delaware corporation and an indirect, wholly owned subsidiary of the Parent, and Sheepdog, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Parent, the Buyer wishes to acquire from the Sellers (i) the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries) and (ii) the outstanding capital stock and membership interests, as the case may be, of the Transferred Fastener Subsidiaries;

     WHEREAS, Section 2.4 of the Acquisition Agreement provides for the Buyer to deposit $25,000,000 of the Consideration (the "Initial Escrow Amount") with the Escrow Agent to hold, invest, reinvest and disburse in accordance with the terms hereof;

     WHEREAS, Articles VI, VIII and Article XI of the Acquisition Agreement provide for the indemnification of the Buyer and certain other persons from various specified Indemnifiable Losses;

     WHEREAS, Section 2.8 of the Acquisition Agreement provides for an Earn-Out payment based on the number of Commercial Aircraft actually delivered by Boeing and Airbus in each calendar year during the Earn-Out Period in excess of the applicable Threshold Level set forth in Section 2.8(b) of the Acquisition Agreement; and

     WHEREAS, capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Acquisition Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and of the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Appointment of Escrow Agent

     The Buyer and the Parent hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts its appointment as escrow agent, to hold, invest, reinvest and disburse the Escrow Funds (as defined below) in accordance with the terms hereof.

2.   Delivery of Funds

     Concurrently with the execution and delivery of the Escrow Agreement, the Buyer is delivering to the Escrow Agent the Initial Escrow Amount, to be held by the Escrow Agent in accordance with the terms of this Escrow Agreement. The Escrow Agent hereby acknowledges receipt of the Initial Escrow Amount.

3.   Investment of Funds

     (a) During the term of this Escrow Agreement, all funds held by the Escrow Agent under this Escrow Agreement along with any interest or income earned thereon (collectively, the "Escrow Funds") shall be continuously invested and reinvested by the Escrow Agent in Permitted Investments (as defined below) as the Parent shall from time to time direct in writing, in the sole discretion of the Parent. All investment instructions hereunder shall be provided to the Escrow Agent no later than one business day prior to the date on which the investments directed therein are to be made. During the term of this Escrow Agreement, the Escrow Funds shall be continuously invested and reinvested by the Escrow Agent in any of the following qualified investments (each a "Permitted Investment"): (i) any bonds or obligations which as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit of banks or trust companies, including the Escrow Agent, organized under the laws of the United States of America or any state thereof, with capital and surplus of at least $100,000,000; (iii) commercial paper or finance company paper, including that of any affiliate of the Escrow Agent, which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard and Poor's Corporation or their respective successors; (iv) shares of any so called "money market fund" or mutual fund which has its assets invested primarily in investments of the type described in clauses (i), (ii) and (iii) above, including, without limitation, the JPMorgan Money Market Funds or any other mutual fund for which the Escrow Agent or an affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian; or (v) any other investment as the Buyer, the Parent and the Escrow Agent may mutually agree upon.

     (b) The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity, including investment orders involving U.S. Treasury obligations, commercial paper and other direct investments executed through JPMorgan Fleming Asset Management ("JPMFAM"), of the investment management division of JPMorgan Chase. Subject to principles of best execution, transactions will be effected on behalf of the escrow account through broker dealers selected by JPMFAM. In this regard, JPMFAM shall seek to attain the best overall result for the Escrow Funds, taking into consideration quality of service and reliability. The Escrow Agent shall send an Escrow Statement to each of the Buyer and the Parent on a monthly basis reflecting activity in the escrow account for the preceding month. Each "Escrow Statement" shall set forth with respect to the period covered thereby (A) the balance of the Escrow Funds

(the "Escrow Balance") as of the beginning of such period, (B) the Escrow Balance as of the end of such period, (C) the amount of each release of Escrow Funds to the Buyer under Section 4(b) and to the Parent under Section 4(c), 4(d) or 4(e) during such period (and the identity of the Buyer Certificate or Tax Certificate with respect to which each such release related, if applicable), (D) the aggregate amount of interest and income earned on the Permitted Investments of the Escrow Funds during such period and (E) the aggregate of all Demand Amounts (as defined below) previously submitted to the Escrow Agent with respect to which the Escrow Agent had neither released Escrow Funds to the Buyer in accordance with Section 4(b)(ii) nor received a Determination (as defined below) under Section 4(b)(iii) ("Pending Demand Amounts") as of the end of such period. Although the Buyer and the Parent each recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, within three business days following any securities transaction in the escrow account, and which reflects the amount of the agency fee, the Buyer and the Parent hereby agree that confirmations of Permitted Investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. The Buyer and the Parent acknowledge and agree that the disbursement and release of Escrow Funds on any particular date is subject to the sale and final settlement of Permitted Investments. Proceeds of a sale of Permitted Investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the applicable deadline for same day sale of such Permitted Investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

     (c) The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment of the Escrow Funds made pursuant to the instructions of the parties hereto in accordance with this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Funds or any earnings thereon.

     (d) The Buyer and the Parent recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of the Escrow Funds or the purchase, sale, retention or other disposition of any Permitted Investment.

4. Disbursement of Escrow Funds

     (a) General. Unless the Buyer earlier instructs the Escrow Agent in writing to terminate the escrow and release the Escrow Funds to the Parent, the Escrow Agent will hold the Escrow Funds in its possession, except as provided in this
Section 4.

     (b) Release of Escrow Funds for Indemnification Payments.

          (i) The Buyer shall deliver to the Escrow Agent a copy of each Buyer's notice to the Parent (a "Buyer's Indemnification Notice") delivered pursuant to the Acquisition Agreement seeking indemnification under the Acquisition Agreement together with a certificate (together, a "Buyer Certificate"). To the extent not included in a Buyer's Indemnification Notice, the related Buyer's Certificate shall (i) specify in reasonable detail the nature of the Indemnifiable Loss under the Acquisition Agreement (including the section or sections of the Acquisition Agreement upon which the Buyer is seeking indemnification), (ii) specify the amount, and itemize in reasonable detail each component, of the Indemnifiable Loss, if then reasonably ascertainable by the Buyer (the "Demand Amount"), or that the amount of the Indemnifiable Loss is not reasonably ascertainable at that time, (iii) specify whether such Indemnifiable Loss is a Third Party Claim,
     (iv) demand that the Escrow Agent release an amount from the Escrow Funds equal to the Demand Amount, if specified, by wire transfer of immediately available funds to the bank account specified in the Buyer Certificate, and
     (v) certify that the Buyer has delivered a copy of the Buyer Certificate to the Parent.

          (ii)Unless the Escrow Agent receives from the Parent a written notice of objection to a Buyer Certificate (a copy of which shall be sent contemporaneously to the Buyer by the Parent) within thirty calendar days after receipt of the related Buyer's Indemnification Notice, the Escrow Agent shall release to the Buyer, in satisfaction of the Demand Amount set forth in such Buyer Certificate, Escrow Funds equal to the Demand Amount in accordance with the instructions set forth in the Buyer Certificate. In any written notice of objection to a Buyer Certificate, the Parent may state an objection to all or a portion of the Demand Amount sought in such Buyer Certificate. If the Parent objects to only a portion of such Demand Amount, such notice of objection shall instruct the Escrow Agent to release, and the Escrow Agent shall release, to the Buyer in accordance with this
     Section 4(b)(ii) Escrow Funds equal to that portion of the Demand Amount that is not contested by the Parent.

          (iii) In the event that the Parent delivers to each of the Escrow Agent and the Buyer a written notice of objection to any Buyer Certificate within the time period specified in Section 4(b)(ii), the Escrow Agent shall not release the amount of Escrow Funds relating to the contested portion of the Demand Amount until the Escrow Agent receives a Determination. For purposes of this Agreement, a "Determination" shall mean: (x) a written settlement or other joint instruction from the Buyer and the Parent, or (y) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected), or in the case of Indemnifiable Losses relating to Taxes, a final determination of the appropriate Taxing authority with respect to the Tax amount in dispute. In all cases, the Determination shall indicate the amount of Escrow Funds from the escrow account to be released to the Buyer, or that no Escrow Funds are to be released to the Buyer. In the event Escrow Funds are to be released to the Buyer, the Determination shall be delivered to the Escrow Agent together with wire transfer instructions from the Buyer so that the Escrow Agent may wire transfer immediately available funds in the amount specified in the Determination to the bank account specified in the wire transfer instructions by the Buyer.

          (iv)If the Escrow Funds are insufficient to pay all Demand Amounts, the Parent agrees, subject to the terms and conditions set forth in the Acquisition Agreement, (i) to honor the indemnity of the Buyer with respect to the Demand Amount and (ii) to pay the amount of such insufficiency.

     (c) Release of Escrow Funds For Certain Foreign Taxes.

          (i) Upon the earlier of (a) a final determination of the appropriate French taxing authorities of any Taxes due and owing with respect to Fairchild Fasteners Europe - Simmond S.A.R.L. and its subsidiaries (the "French Entities") for all taxable periods or portions thereof ending on or before the Closing Date or (b) the expiration of all applicable statutes of limitations for such periods, the Buyer shall deliver to the Escrow Agent (with a copy to the Parent) a certificate (the "French Tax Certificate"). The French Tax Certificate shall direct the Escrow Agent to release Escrow Funds to the Parent in an amount equal to the Releasable Amount within five business days following receipt by the Escrow Agent of written wire transfer instructions from the Parent.

          (ii)Upon the earlier of (a) a final determination of the appropriate German taxing authorities of any Taxes due and owing with respect to Fairchild Fasteners Aichach GmbH and its subsidiaries (the "German Entities") for all taxable periods or portions thereof ending on or before the Closing Date or (b) the expiration of all applicable statutes of limitations for such periods, the Buyer shall deliver to the Escrow Agent (with a copy to the Parent) a certificate (the "German Tax Certificate" and, together with the French Tax Certificate, the "Tax Certificates"). The German Tax Certificate shall direct the Escrow Agent to release Escrow Funds to the Parent in an amount equal to the Releasable Amount within five business days following receipt by the Escrow Agent of written wire transfer instructions from the Parent.

          (iii) "Releasable Amount" means: (A) in the case of the first Tax Certificate delivered to the Escrow Agent under this Section 4(c), (i) $5,000,000, if the Escrow Balance is $25,000,000 as of the date of the first Tax Certificate, (ii) zero, if the Escrow Balance is less than or equal to $20,000,000 as of the date of the first Tax Certificate and (iii) if the Escrow Balance as of the date of the first Tax Certificate is between $20,000,000 and $25,000,000, the difference between (x) such Escrow Balance minus (y) $20,000,000; and (B) in the case of the second Tax Certificate delivered to the Escrow Agent under this Section 4(c), (i) $5,000,000, if the Escrow Balance is at least $20,000,000 as of the date of the second Tax Certificate, (ii) zero, if the Escrow Balance is less than or equal to $15,000,000 as of the date of the second Tax Certificate and
     (iii) if the Escrow Balance as of the second Tax Certificate is between $15,000,000 and $20,000,000, the difference between (x) such Escrow Balance minus (y) $15,000,000. (d) Release of Escrow Funds for Earnings on Permitted Investments.

          Within five business days of the end of each calendar quarter prior to the termination of this Escrow Agreement, (i) the Escrow Agent shall deliver to each of the Buyer and the Parent an Escrow Statement with respect to such period and (ii) the Escrow Agent shall deliver to the Parent the aggregate amount of interest and income earned on the Permitted Investments of the Escrow Funds during such period, as set forth on such Escrow Statement.

     (e) Release of Escrow Funds on Escrow Termination Date.

          As soon as practicable following the fifth anniversary of the Closing Date (the "Escrow Termination Date"), the Escrow Agent shall deliver to each of the Buyer and the Parent an Escrow Statement with respect to the period beginning on the date of the last Escrow Statement and ending on the Escrow Termination Date. The Escrow Agent shall promptly release to the Parent all remaining Escrow Funds it then holds less an amount equal to the aggregate of all Pending Demand Amounts, as set forth on such Escrow Statement, which Pending Demand Amounts shall be retained by the Escrow Agent until released in accordance with Section 4(b)(i), 4(b)(ii) or 4(b)(iii), as applicable. When any Pending Demand Amount is satisfied or otherwise resolved for an amount less than the amount retained by the Escrow Agent in respect thereof under Section 4(b), the Escrow Agent shall promptly release to the Parent Escrow Funds equal to the difference between the amount retained by the Escrow Agent in respect of such Pending Demand Amount and the amount paid to the Buyer in satisfaction thereof.

5. Escrow Account Shortfall

          Within five business days following December 31, of each calendar year prior to the Escrow Termination Date, the Escrow Agent shall deliver to each of the Buyer and the Parent an Escrow Statement with respect to such calendar year. In the event that (i) the Escrow Balance as of December 31 of such calendar year, as set forth on such Escrow Statement, is less than
     (ii) the then applicable Maximum Escrow Amount (such shortfall being referred to as an "Escrow Shortfall"), then the Buyer shall deliver to the Escrow Agent an amount in cash equal to the amount of the Escrow Shortfall from the Earn-Out payment, if any, payable by the Buyer to the Parent with respect to such calendar year pursuant to Section 2.8 of the Acquisition Agreement. In the event the Earn-Out payment in such calendar year is less than the Escrow Shortfall, the Buyer shall deliver the entire Earn-Out payment, if any, to the Escrow Agent to be included in the Escrow Funds. In the event the Earn-Out payment in such calendar year is greater than the Escrow Shortfall, the Buyer shall deliver to the Escrow Agent a portion of the Earn-Out payment equal to the amount of the Escrow Shortfall to be included in the Escrow Funds and the remaining portion of the Earn-Out payment shall be paid to the Parent in accordance with the terms of Section
     2.8 of the Acquisition Agreement. In no event shall the Buyer be required to fund any Escrow Shortfall with respect to any calendar year except from the Earn-Out payment, if any, payable by the Buyer to the Parent with respect to such calendar year pursuant to Section 2.8 of the Acquisition Agreement.

     "Maximum Escrow Amount" shall mean:

          (i) $25,000,000, until the date of the first Tax Certificate delivered to the Escrow Agent pursuant to Section 4(c);

          (ii)$20,000,000, after the date of the first Tax Certificate but before the date of the second Tax Certificate delivered to the Escrow Agent pursuant to Section 4(c); and

          (iii) $15,000,000, from and after the date of the second Tax Certificate delivered to the Escrow Agent pursuant to Section 4(c).

6. Rights of the Escrow Agent

     (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein and no other or further duties or responsibilities shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.

     (b) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

     (c) No person, firm or corporation will be recognized by the Escrow Agent as a successor or assignee of the Buyer or the Parent until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

     (d) The Buyer and the Parent shall each execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit A hereto for the purpose of establishing the identity of the persons authorized to give instructions, certificates and notices hereunder and otherwise to act on behalf of such party, which certificates shall contain specimens of such persons' signatures. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the appropriate party. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Escrow Agent.

     (e) The Escrow Agent shall not be liable for any act it may do or omit to do except to the extent that a court of competent jurisdiction determines that the Escrow Agent's negligence, bad faith or gross or willful misconduct was the primary cause of any loss to the Buyer or the Parent. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in its reasonable good faith judgment in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

     (f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by each of the other parties hereto or by a final order or judgment of a court of competent jurisdiction; and shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute without making the Escrow Agent a party to it.

     (g) The compensation of the Escrow Agent shall be as set forth in Schedule
I. The Buyer and the Parent shall each be responsible for one-half of said compensation. The Buyer and the Parent shall jointly pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement (with the Buyer and the Parent each being responsible for one-half), except as a result of the Escrow Agent's own negligence, bad faith or gross or willful misconduct. The Escrow Agent shall not be entitled to set off or deduct any unpaid fees and/or non-reimbursed expenses from the Escrow Funds.

     (h) The Buyer and the Parent shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its employees, directors, representatives, officers and agents from all loss, liability or expense (including the fees and expenses of in-house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of the Escrow Agreement, to the extent that such loss, liability or expense is not due to the negligence, bad faith or gross or willful misconduct of the Escrow Agent, or (ii) its following any instructions or other directions from the Buyer or the Parent, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The Buyer and the Parent agree to reimburse each other for one-half of any payments made by them pursuant to this Section 7(h) with respect to liabilities for which the parties are jointly liable pursuant to this Section 7(h).

     (i) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Buyer and the Parent specifying a date (not less than thirty days after the giving of such notice) when such resignation shall take effect and upon delivery of the Escrow Funds to the successor escrow agent designated by the Buyer and the Parent; provided, however, that the Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Promptly after such notice, a successor escrow agent shall be appointed by the mutual agreement of the Buyer and the Parent, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If the Buyer and the Parent are unable to agree upon a successor escrow agent within thirty days after such notice, the Escrow Agent shall be entitled to appoint its successor. The Escrow Agent shall continue to serve until its successor has received the Escrow Funds and has accepted by written notice to the Buyer and the Parent the terms and conditions of this Escrow Agreement. The Buyer and the Parent may agree at any time to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Escrow Funds as set forth in this Section 6(i), the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Escrow Agreement.

7. Taxation

     (a) On or prior to the date of this Escrow Agreement, the Buyer and the Parent, for purposes of United States backup withholding tax and information reporting requirements, will provide the Escrow Agent with an executed copy of Internal Revenue Service form W-9 (for United States persons) or form W-8 (for non-United States persons) or any successor forms (as may be required by the Escrow Agent). The Buyer and the Parent agree to provide replacement forms if originals of any form previously provided become obsolete or incomplete. Each of the Buyer and the Parent represent that the Taxpayer Identification Number ("TIN") assigned to it by the Internal Revenue Service and provided to the Escrow Agent is correct. Each of the Buyer and the Parent agrees that all interest or other income earned under the Escrow Agreement shall be allocated to the Parent and so reported to the Internal Revenue Service and any other applicable taxing authority, except to the extent that any law or regulation should otherwise require.

     (b) The Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, all income earned from the investment of any sum held in the Escrow Account for the Parent whether or not said income has been distributed during such year, as and to the extent required by law.

     (c) Any tax returns required to be prepared and filed will be prepared and filed by the Parent with the Internal Revenue Service in all years income is earned by the escrow account, whether or not income is received or distributed in any particular tax year, and the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to any income earned by the Escrow Account.

     (d) The Parent shall pay all taxes payable on income earned from the investment of any sums held in the Escrow Account whether or not the Escrow Agent distributed the income during any particular year.

8. Miscellaneous Provisions

     (a) As of the date that the Escrow Agent has delivered either to the Parent and/or the Buyer in accordance with the provisions hereof the entire amount of the Escrow Funds, this Escrow Agreement shall terminate, except that the provisions of Section 6(e) through Section 6(i) and Section 7 shall survive such termination.

     (b) In the event funds transfer instructions are given (other than at the time of execution of this Escrow Agreement), whether in writing, by email, telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule II attached hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Buyer or the Parent to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

     (c) The Buyer and the Parent shall attempt in good faith to resolve promptly any dispute arising hereunder.

     (d) The section headings contained in this Escrow Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

     (e) This Escrow Agreement and the Acquisition Agreement embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by the Escrow Agreement. There are no restrictions, promises, representations, warranties or undertakings, other than those expressly set forth or referred to herein or therein. This Escrow Agreement supercedes all prior agreements and understandings between the parties with respect to such transactions.

     (f) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, telecopied (and which is confirmed) or sent by any reputable courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

     (i) if to the Sellers, to:

                           The Fairchild Corporation
                           45025 Aviation Drive, Suite 400
                           Dulles, Virginia  20166-7516
                           Telecopy:        (703) 478-5775
                           Attention:       General Counsel

                           with a copy to:

                           Cahill Gordon and Reindel
                           80 Pine Street
                           New York, New York  10005
                           Telecopy:        (212) 269-5420
                           Attention:       James J. Clark, Esq.
                                            Luis R. Penalver, Esq.

         (ii)     if to the Buyer, to:

                           Alcoa Inc.
                           390 Park Avenue
                           New York, New York  10022-4608
                           Telecopy:        (212) 836-2809
                           Attention:       General Counsel

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036-6522
                           Telecopy:  (212) 735-2000
                           Attention:       J. Michael Schell, Esq.
                                            Margaret L. Wolff, Esq.

         (iii)    if to the Escrow Agent, to:

                           J.P. Morgan Trust Company, N.A.
                           One Oxford Centre
                           301 Grant Street, Suite 1100
                           Pittsburgh, PA 15219
                           Telecopy:  412-291-2070
                           Attention:  Jo Anne Osborn

     (g) This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h) This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto without the prior written consent of the other parties, nor is this Escrow Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

     (i) This Escrow Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     (j) Except as otherwise provided in this Escrow Agreement, any failure of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Escrow Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8(j).

     (k) This Escrow Agreement is not intended to and shall not be construed to give any person (other than the parties to this Escrow Agreement) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

     (l) Subject to applicable Law, this Escrow Agreement may be amended, modified or supplemented only by written agreement of Parent, the Buyer and the Escrow Agent.

     (m) If for any reason any term or provision of this Escrow Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Escrow Agreement shall be deemed severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable Law, any court of competent jurisdiction shall construe and interpret or reform this Escrow Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable Law.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                   THE FAIRCHILD CORPORATION


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   ALCOA INC.


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   J.P.Morgan Trust Company, National
                                   Association, as Escrow Agent


                                   By:
                                      --------------------------------
                                      Name: Jo Anne Osborn
                                      Title: Assistant Vice President

                                    EXHIBIT A

                            CERTIFICATE OF INCUMBENCY

     The undersigned, ____________________, of ______________, hereby certifies that the following named agents are duly appointed, qualified and acting in the capacity set forth opposite his/her name, and the following signature is the true and genuine signature of said officer.

     Name                          Title                          Signature







     IN WITNESS WHEREOF, ____________________ has caused this Certificate of Incumbency to be executed by its agents duly authorized this _____ day of _______, 200__.

                                  [Name of Party]


                                  By:
                                       Name:
                                       Title:




                                    Exh. A-1

                                   SCHEDULE I

                            Escrow Agent Fee Schedule

Acceptance Fee...................................................... .......$500

     Including acceptance of contractual responsibility and establishment of administrative records and procedures to comply with the escrow documents.

Annual Administration Fee.................................................$3,000

     Including performance of specified duties and responsibilities under the escrow documents.

Other Activity Fees..........................................................$/$

Investment Fees (Processing Individual Security Transactions)..................$

Mutual Fund transactions will be assessed an investment charge of 25 basis points against the average principal par value. Direct securities purchased or sold will be assessed a $50 per transaction charge. In the event we are asked to hold an investment contract/agreement, the applicable fee, and counsel fee, if any, will be negotiated at the time.

Investments in the Money Market Funds......................................$0.00

Amendments to the Escrow Agreement.............................................$

Sub-Accounts...................................................................$

Tax Reporting............................................$ As billed by provider

Out-of-pocket Expenses:

     Expenses of 6% will be added to cover ordinary items such as postage, checks, stationery, printing, messenger deliveries, and telephone. Expenses for extraordinary services, such as, but not limited to, travel, legal and securities will be billed additionally. Legal fees of counsel representing the Escrow Agent are included in the Acceptance Fee.

Additional Terms and Conditions:

     Acceptance of the appointment is subject to terms of the Escrow Agreement being satisfactory to the Escrow Agent.


                                    Sch. I-1

                                   SCHEDULE II

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions

If to the Buyer:

                Name                                     Telephone Number

1.                  William Plummer                      212-836-2666
        -----------------------------------------        ----------------------

2.                   James Wright                        412-836-2667
        -----------------------------------------        ----------------------

3.                  Judith Schrecker                     412-553-4241
        -----------------------------------------        ----------------------

If to the Parent:

                Name                                     Telephone Number

1.               John L. Flynn                           703-478-5830
        -----------------------------------------        ----------------------

2.               Brad Lough                              703-478-5740
        -----------------------------------------        ----------------------

3.               Donald Miller                           703-478-5945
        -----------------------------------------        ----------------------

Telephone call-backs shall be made to the Buyer and the Parent if joint instructions are required pursuant to this Escrow Agreement.



                                   Sch. II-1